UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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WSI Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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October 1, 2018

To the WSI Industries shareholders:

WSI Industries, Inc. has entered into an agreement to be acquired by way of a merger. If the proposed merger is completed, WSI Industries, Inc. will become a wholly-owned subsidiary of Polaris Industries Inc. and each share of our common stock will be converted into the right to receive $7.00 in cash, without interest and less any applicable withholding taxes.

Our board of directors unanimously approved the merger agreement and has called a special meeting of our shareholders at which shareholders will have the opportunity to consider and vote upon a proposal to approve the merger agreement. Shareholder approval is a condition to the proposed merger. Our board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered at the special meeting, including approval of the merger agreement. The attached notice of special meeting includes further details about the special meeting, which will be held at the offices of Ballard Spahr LLP at 2000 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402, at 10:00 a.m. Central Time on Wednesday, November 7, 2018.

You’re invited to attend the special meeting in person but, whether or not you plan to attend, please vote your shares as promptly as possible. Depending on how you hold your shares, you’ll find voting instructions on page 20 of the enclosed proxy statement and on the enclosed proxy or voting instruction card. No matter how many shares you own, your vote is important. The merger cannot be completed unless approved by the holders of a majority of the outstanding shares of our common stock. A failure to vote your shares of our common stock on the proposal to approve the merger agreement will have the same effect as a vote against the proposal.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Appendix A. I encourage you to read the proxy statement, including its appendices and the documents incorporated by reference, carefully and in its entirety.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Morrow Sodali LLC, by telephone at (800) 662-5200 or by email at WSCI@morrowsodali.com.

Thank you for your continued support.

Sincerely,

Michael J. Pudil

Chairman, Chief Executive Officer and President

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

WSI INDUSTRIES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
to be held

NOVEMBER 7, 2018

TO THE SHAREHOLDERS OF WSI INDUSTRIES, INC.:

You are cordially invited to attend a special meeting of shareholders, to be held at the offices of Ballard Spahr LLP at 2000 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402, at 10:00 a.m. Central Time on Wednesday, November 7, 2018. The purpose of the special meeting is to consider and vote upon the following proposals:

1.	Merger Proposal. To approve the Agreement and Plan of Merger, dated as of September 5, 2018 (which, as it may be amended from time to time, we refer to as the “merger agreement”), by and among WSI Industries, Inc., Polaris Industries Inc., and Iceman Merger Sub, Inc., pursuant to which WSI Industries, Inc. would be acquired by way of a merger and become a wholly-owned subsidiary of Polaris Industries Inc., which we refer to as the “merger.”

2.	Merger-Related Compensation Proposal. To approve, in a non-binding advisory vote, certain compensation that may be paid or become payable to our named executive officers in connection with the merger.

3.	Adjournment Proposal. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting.

Our board of directors unanimously recommends our shareholders vote “FOR” each of these proposals.

Whether or not you plan to attend the special meeting, please vote your shares by proxy via phone, mail or internet as soon as possible. Shareholders who attend the special meeting may revoke their proxies and vote in person if they so desire.

The board of directors has fixed the close of business on September 28, 2018 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

By Order of the Board of Directors,

Michael J. Pudil, Chairman of the Board of Directors

October 1, 2018

Minneapolis, Minnesota

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Preface

About This Proxy Statement

This proxy statement is being sent by WSI Industries, Inc., a Minnesota corporation, which we refer to as “we,” “us,” “our,” “WSI Industries,” or the “company,” and our board of directors to solicit proxies from our shareholders to vote their shares of our common stock at the special meeting of our shareholders to be held on Wednesday, November 7, 2018. At the special meeting, our shareholders will be asked, among other things, to approve the Agreement and Plan of Merger, which, as it may be amended from time to time, we refer to as the “merger agreement,” entered into on September 5, 2018, by and among WSI Industries, Polaris Industries Inc., which we refer to as “Polaris Industries,” and Iceman Merger Sub, Inc., which we refer to as “Merger Sub.” Pursuant to the terms of the merger agreement, Merger Sub will merge with and into WSI Industries, with WSI Industries continuing as the surviving corporation and becoming a wholly-owned subsidiary of Polaris Industries, which we refer to as the “merger.”

Additional Information

We have elected to “incorporate by reference” certain information into this proxy statement, which means that we are disclosing important information to you by referring you to certain other documents that we have filed separately with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” and certain other documents that we may file with the SEC after the date of this proxy statement but prior to the special meeting. Because these documents contain important information and may subsequently amend this proxy statement, you should monitor and review our SEC filings until the special meeting is completed. References to this proxy statement are meant to include not only the main body of this proxy statement, but also the accompanying notice of special meeting and proxy card, each of the appendices, and all of the information incorporated by reference. See “Where You Can Find More Information” on page 95.

We have not authorized anyone to provide any information other than what is contained in or incorporated by reference in this proxy statement, and take no responsibility for any information others may give you. See “Miscellaneous—Legal and Cautionary Disclosures—Other Information Not Authorized by WSI Industries” on page 93.

Forward-Looking Statements

This proxy statement contains forward-looking statements, including statements related to our financial projections, the consequences of the outcome of the proposals to be considered and voted upon at the special meeting, the completion of the merger, or the consequences thereof. Forward-looking statements can usually be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “possible,” “potential,” “project,” “should” and other expressions which indicate future events or trends.

These forward-looking statements are based upon certain expectations and assumptions and are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including:

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(1)	Risks related to the consummation of the merger, including the risks that:

a.	The merger may not be consummated within the anticipated time period, or at all.

b.	We may fail to obtain shareholder approval of the merger agreement.

c.	Other conditions to the consummation of the merger under the merger agreement may not be satisfied.

(2)	The effects that any termination of the merger agreement may have on us and our business, including the risks that:

a.	Our stock price may decline significantly if the merger is not completed.

b.	The merger agreement may be terminated in circumstances requiring us to pay Polaris Industries a termination fee of $810,000.

c.	The circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger.

(3)	The effects that the announcement or pendency of the merger may have on us and our business, including the risks that:

a.	Our business, operating results or stock price may suffer.

b.	Our current plans and operations may be disrupted.

c.	Our ability to retain or recruit employees may be adversely affected.

d.	Our business relationships with customers (particularly customers other than Polaris) and suppliers may be adversely affected.

e.	Our management’s and other employees’ attention may be diverted from our ongoing operations due to the proposed merger.

(4)	The effect of limitations that the merger agreement places on our ability to operate our business or engage in strategic transactions as an alternative to the proposed merger.

(5)	The nature, cost and outcome of any future litigation and other legal proceeding, including any proceeding related to the merger.

(6)	The risks described from time to time in our reports filed with the SEC under the heading “Risk Factors,” including Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended August 27, 2017, subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC.

All forward-looking statements are qualified by, and should be considered together with, these cautionary statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made.

Except as required by applicable law, we undertake no obligation to update forward-looking statements (whether as a result of new information, future events or otherwise). However, we do advise you to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

Date of Mailing

This proxy statement, the related form of proxy, and notice of special meeting was first mailed to shareholders on or about October 2, 2018.

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Proxy Statement Summary

This summary highlights selected information contained in this proxy statement, including with respect to the merger agreement and the merger. We encourage you to, and you should, read carefully this entire proxy statement, its appendices and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section entitled “Where You Can Find Additional Information” on page 95.

The Special Meeting

Time:	10:00 a.m. Central Time

Date:	Wednesday, November 7, 2018

Place:	At the offices of Ballard Spahr LLP at 2000 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402

Record Date:	September 28, 2018

Voting Eligibility:	Shareholders as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting. Each share of our common stock is entitled to one vote on all matters to be voted on. As of the close of business on the record date, there were 2,971,303 shares of our common stock outstanding.

Admission:	Only shareholders and authorized guests may attend the meeting and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). If you hold your shares in street name (i.e., through a bank, broker or other nominee), you must also provide proof of share ownership, such as a letter from your bank, broker or other nominee or a recent brokerage statement.

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Proposals Under Consideration

The following table summarizes each of the proposals to be considered and voted upon at the special meeting, including for each the vote required for approval, the voting recommendation of our board of directors, and the page number in this proxy statement where you can begin to find more information.

No.	Proposal	Voting Requirement	Voting Recommendation	See Page

1.	Merger Proposal. To approve the Agreement and Plan of Merger, dated as of September 5, 2018, by and among WSI Industries, Inc., Polaris Industries Inc., and Iceman Merger Sub, Inc., pursuant to which WSI Industries would be acquired by way of a merger and become a wholly-owned subsidiary of Polaris Industries, which we refer to as the “merger proposal.”	At least 1,485,652 shares (which represents a majority of all shares of our common stock outstanding as of the record date)	FOR	87

2.	Merger-Related Compensation Proposal. To approve, in a non-binding advisory vote, certain compensation that may be paid or become payable to our named executive officers in connection with the merger, which we refer to as the “merger-related compensation proposal.”	The greater of (a) 742,827 shares (which represents a majority of the minimum number of shares entitled to vote that would constitute a quorum) or (b) a majority of all shares of our common stock represented at the special meeting, in person or by proxy, and entitled to vote on this proposal.	FOR	88

3.	Adjournment Proposal. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting, which we refer to as the “adjournment proposal.”	The affirmative vote of holders of a majority of the shares of common stock present at the special meeting, in person or by proxy, and entitled to vote on this proposal.	FOR	89

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The Parties

WSI Industries, Inc. (referred to in this proxy statement as “we,” “us,” “our,” “WSI Industries,” or the “company”) is a Minnesota corporation. We are a contract manufacturing company headquartered in Monticello, Minnesota. Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WSCI.”

Polaris Industries Inc. (referred to in this proxy statement as “Polaris Industries”) is a Delaware corporation and a wholly-owned subsidiary of Polaris Industries Inc., a Minnesota corporation (NYSE: PII), which we refer to as “Polaris.” Polaris designs, engineers and manufactures powersports vehicles; motorcycles; commercial off-road vehicles, quadricycles, and electric vehicles; and related parts, garments and accessories, as well as aftermarket accessories and apparel.

Iceman Merger Sub, Inc. (referred to in this proxy statement as “Merger Sub”) is a wholly-owned subsidiary of Polaris Industries formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.

For more information about these parties, see “The Parties” on page 22.

The merger agreement permits Polaris Industries and Merger Sub to assign the merger agreement to an affiliate, as described under “The Merger Agreement—Assignment” on page 84. References in this proxy statement to a party to the merger agreement are also to its permitted successors and assigns.

The Merger

We are asking you to approve a proposal to approve the merger agreement and thereby adopt the merger agreement as a plan of merger.

A copy of the merger agreement is attached as Appendix A. For a discussion of certain terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” on page 61. References in this proxy statement to the merger agreement include the merger agreement as it may be amended from time to time.

The merger agreement provides, among other things, that at the effective time of the merger, Merger Sub will be merged with and into WSI Industries. WSI Industries will continue as the surviving corporation in the merger. As a result of the merger, WSI Industries’ common stock will be delisted from Nasdaq and will be deregistered under the Securities Exchange Act of 1934, which we refer to as the “Exchange Act”. As a result of the merger, WSI Industries will thereby become a wholly-owned subsidiary of Polaris Industries, our common stock will no longer be publicly traded and our existing shareholders will cease to have any ownership interest in WSI Industries. See “The Merger—The Merger and Its Effects” on page 24 and “The Merger Agreement—Structure and Corporate Effects of the Merger” on page 61.

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Merger Consideration

As a result of the merger, each share of our common stock that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $7.00 in cash, without interest, which we refer to as the “merger consideration,” and less any applicable withholding taxes, except for (1) any shares that are directly or indirectly owned by Polaris Industries, any of its subsidiaries, or any of our subsidiaries, which, collectively, we refer to as the “cancelled shares,” and (2) any dissenting shares (as described under “The Merger Agreement—Effect of the Merger on Our Common Stock” on page 62).

At the effective time of the merger, our common stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder thereof will cease to have any rights with respect to our common stock, except the right to receive the merger consideration. See “The Merger—The Merger and Its Effects” on page 24 and “The Merger Agreement—Effect of the Merger on Our Common Stock” on page 62.

Treatment of Company Equity Award

At the effective time of the merger, each then-outstanding unexercised option to acquire shares of our common stock will be cancelled in exchange for an amount in cash equal to the excess, if any, of $7.00 over the per share exercise price of such option multiplied by the number of shares of common stock subject to such option. So-called “underwater” or out-of-the-money options, where the per share exercise price is more than or equal to $7.00, will be cancelled without consideration. All payments in respect of stock options will be without interest and subject to any applicable withholding taxes. See “The Merger Agreement—Treatment of WSI Industries Equity Awards” on page 63.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of our common stock for cash pursuant to the merger will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences” on page 56.

Timing of The Merger and Related Contingencies

Timing of the Merger

The closing of the merger will take place on a date and at a time selected by Polaris Industries that is within three business days after the satisfaction or waiver of the conditions set forth in the merger agreement. We currently expect to complete the merger in the fourth quarter of 2018. However, we cannot predict the exact timing of completion of the merger. In any event, WSI Industries and Polaris Industries may mutually agree on another date or time for the closing to take place. The date on which the closing occurs is sometimes referred to as the “closing date.” See “The Merger Agreement—Timing of the Merger” on page 61.

On the closing date, we will file articles of merger with the Minnesota Secretary of State and the merger will be effective on the date and at the time the articles of merger are filed or such later date and time as Polaris Industries and WSI Industries specify in the articles of merger. The date and time on which the merger becomes effective is referred to as the “effective time”.

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Conditions to Completion of the Merger

The respective obligations of WSI Industries, Polaris Industries and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the merger agreement by our shareholders, the absence of any legal prohibitions to the consummation of the merger, the accuracy of the representations and warranties of the parties, a lack of a material adverse effect on the company and compliance by the parties with their respective obligations under the merger agreement. For a description of these conditions, see “The Merger Agreement—Conditions to Completion of the Merger” on page 77.

Financing of the Merger

We anticipate that the total amount of funds necessary for Polaris Industries to consummate the merger and the related transactions will be funded by Polaris Industries through its cash on hand and other available financial resources. The merger is not conditioned upon receipt of financing by Polaris Industries. See “The Merger—Financing of the Merger” on page 51.

Regulatory Approvals

The consummation of the merger is not conditioned on any antitrust or competition law regulatory filings in the United States or in any other jurisdiction. See “The Merger Agreement—Conditions to Completion of the Merger” on page 77.

Our Board’s Recommendation and Related Considerations

Board Recommendation

After careful consideration, our board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. Our board of directors unanimously recommends that you vote “FOR” approval of the merger proposal, which we refer to as the “board recommendation.” For a summary of the reasons for our board of directors’ recommendation in favor of the merger, see “The Merger—Reasons for Our Board’s Recommendation in Favor of the Merger” on page 31.

Additional information about the process leading to our board of directors’ approval of the merger and the execution of the merger agreement can be found under “The Merger—Background to the Merger” on page 25.

Opinion of Our Financial Advisor

Lake Street Capital Markets, LLC, which we refer to as “Lake Street,” delivered its opinion to our board of directors that, as of September 5, 2018 and based upon and subject to the factors and assumptions set forth therein, the $7.00 per share in cash to be paid pursuant to the merger agreement was fair, from a financial point of view, to the holders of our common stock.

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The full text of the written opinion of Lake Street, dated September 5, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C. Lake Street provided its opinion for the use of our board of directors. The Lake Street opinion is not a recommendation as to how any WSI Industries shareholder should vote with respect to the merger proposal or any other matter. See “The Merger—Opinion of Our Financial Advisor” on page 37.

Change in Board Recommendation

The merger agreement provides that our board of directors may not (1) withhold, withdraw or rescind (or modify in a manner adverse to Polaris Industries), or publicly propose to withhold, withdraw or rescind (or modify in a manner adverse to Polaris Industries), the board recommendation; (2) approve or recommend the adoption of, or publicly propose to approve, declare the advisability of or recommend the adoption of, any takeover proposal (as defined in the merger agreement); (3) cause or permit us or our subsidiaries to execute or enter into, any acquisition agreement or other agreement related to any takeover proposal, other than confidentiality agreements under specified circumstances; or (4) publicly propose or announce an intention to take any of the foregoing actions.

Notwithstanding the foregoing, but subject to certain conditions (including the match right provisions of the merger agreement), at any time prior to the time the requisite approval of our shareholders is obtained, our board of directors may:

●	make an adverse recommendation change if our board of directors determines that a takeover proposal constitutes a superior proposal (as defined in the merger agreement) or in response to an intervening event (as defined in the merger agreement); or

●	terminate the merger agreement in order to accept a superior proposal that did not result from a breach of the no-shop provisions.

See “The Merger Agreement—Change in Board Recommendation” on page 73 and “The Merger Agreement—No Solicitation; Alternative Proposals” on page 70.

Interests of our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors that you vote for the merger proposal, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. These interests are summarized under “The Merger—Interests of Our Directors and Executive Officers in the Merger” on page 52. Our board of directors was aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be approved and adopted by the shareholders of the company.

The compensation that may become payable to our named executive officers in connection with the merger is subject to a non-binding advisory vote of the company’s shareholders, as described below in “The Merger-Related Compensation Proposal (Proposal #2)” on page 88.

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Voting Agreement with Directors and Executive Officers

Our directors and executive officers, which collectively beneficially owned approximately 4.2% of our outstanding shares as of September 5, 2018, have entered into a voting agreement to vote the shares beneficially owned by them as of the record date in favor of approval of the merger proposal, subject to the terms and conditions of the voting agreement. See “Voting Agreement” on page 85.

Certain Other Terms of the Merger Agreement

“No-Shop” Restrictions

The merger agreement provides that we may not, directly or indirectly, (1) solicit, initiate, knowingly facilitate or knowingly encourage the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to any takeover proposal, (2) provide any non-public information concerning us or our subsidiaries related to, or to any person or group who would reasonably be expected to make, any takeover proposal, (3) participate in discussions or negotiations regarding any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a takeover proposal, (4) approve, endorse or recommend any takeover proposal or acquisition agreement, (5) otherwise knowingly cooperate with or facilitate any such efforts or (6) resolve or agree to do any of the foregoing.

Notwithstanding these restrictions, if at any time prior to obtaining shareholder approval of the merger agreement, we receive a bona fide written takeover proposal that did not result from a breach of the no-shop provisions and our board of directors has determined in good faith, after consultation with our financial advisor and outside legal counsel, that such takeover proposal is or is reasonably likely to result in a superior proposal and failure to take any of the following actions would be inconsistent with our board of directors’ fiduciary duties under applicable law, we may enter into a confidentiality agreement with the person making the takeover proposal and furnish information to such person, and participate in discussions or negotiations with such person regarding the takeover proposal.

For more information on these no-shop provisions, see “The Merger Agreement—No Solicitation; Alternative Proposals” on page 70.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the merger proposal by our shareholders by the mutual written consent of us and Polaris Industries. Subject to certain conditions and exceptions, the merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger as follows:

●	by either us or Polaris Industries, if:

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○	the merger is not completed by 5:00 p.m., Minnesota time, on December 31, 2018 (which we refer to as the “outside date”);
○
a final and nonappealable order, injunction, judgment or law is in effect enjoining or otherwise prohibiting the merger; or

○	our shareholders do not approve the merger agreement when a final vote is taken on the merger proposal at the special meeting.

●	by us:

○	if there is a breach or inaccuracy in Polaris Industries’ or Merger Sub’s representations and warranties, or if Polaris Industries or Merger Sub has failed to perform any of its covenants or agreements in the merger agreement, which breach, inaccuracy or failure (1) would give rise to the failure of certain closing conditions, and (2) is not capable of being cured prior to the outside date or is not cured within the earlier of 30 days of written notice to Polaris Industries of such breach or the outside date;

○	prior to shareholder approval having been obtained, in order to accept a superior proposal that did not result from a breach of the no-shop provisions, subject to conditions including that we pay a termination fee to Polaris Industries; or

○	if (1) all of the specified mutual conditions precedent to the merger and the conditions to Polaris Industries’ and Merger Sub’s obligations to effect the merger have been satisfied, (2) we have confirmed to Polaris Industries in writing that the conditions to our obligations to effect the merger have been satisfied or waived, and that we stand ready, willing and able to consummate the merger at such time, (3) Polaris Industries and Merger Sub fail to consummate the merger by the time the closing should have occurred in accordance with the merger agreement, (4) we have given Polaris Industries written notice at least 10 days prior to such termination stating our intention to terminate the merger agreement and the basis for such termination, and (5) the closing has not been consummated by the end of such 10-day period.

●	by Polaris Industries, if

○	there is a breach or inaccuracy in our representations and warranties, or if we have failed to perform any of our covenants or agreements in the merger agreement, which breach, inaccuracy or failure (1) would give rise to the failure of certain closing conditions, and (2) is not capable of being cured prior to the outside date or is not cured within the earlier of 30 days of written notice to us of such breach or the outside date; or

○	(1) all of the specified mutual conditions precedent to the merger and the conditions to our obligations to effect the merger have been satisfied, (2) Polaris Industries has confirmed to us in writing that the conditions to the obligations of Polaris Industries and Merger Sub to effect the merger have been satisfied or waived, and that it stands ready, willing and able to consummate the merger at such time, (3) we fail to consummate the merger by the time the closing should have occurred in accordance with the merger agreement, (4) Polaris Industries has given us written notice at least 10 days prior to such termination stating its intention to terminate the merger agreement and the basis for such termination, and (5) the closing has not been consummated by the end of such 10-day period.

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●	by Polaris Industries, prior to shareholder approval having been obtained, if:

○	our board of directors makes an adverse recommendation change or we fail to include the board recommendation in this proxy statement;

○	a tender or exchange offer relating to our securities is commenced (other than by Polaris Industries or its affiliates) and we do not announce, within ten business days after such commencement, a statement recommending rejection of such tender or exchange offer, or any other takeover proposal is publicly disclosed or announced and our board of directors fails to publicly reaffirm the board recommendation within ten business days after a request by Polaris Industries that we do so; or

○	we or any of our representatives fail to comply in all material respects with the no-shop provisions

For more information on the circumstances in which the merger agreement may be terminated, and the effects of any such termination, see “The Merger Agreement—Termination” on page 79.

Termination Fees and Expenses

We have agreed to pay Polaris Industries a termination fee of $810,000, if the merger agreement is terminated in certain circumstances, including if:

●	Polaris Industries terminates the merger agreement due to (1) our board of directors making an adverse recommendation change; (2) our failure to include the board recommendation in this proxy statement; (3) following the public disclosure or announcement of a takeover proposal (other than a tender or exchange offer described below), our board of directors fails to reaffirm publicly its recommendation within ten business days of Polaris Industries requesting such public affirmation; (4) a tender or exchange offer relating to our securities is commenced (other than by Polaris Industries or its affiliates) and we do not announce, within ten business days after such commencement, a statement disclosing that we recommend rejection of such tender or exchange offer; or (5) our failure or the failure of any of our representatives to comply in all material respects with the no-shop provisions;

●	we terminate the merger agreement in order to accept a superior proposal that did not result from a breach of the no-shop provisions; or

●	(1) after the execution of the merger agreement but before its termination, a takeover proposal is made to our board of directors or becomes publicly known, (2) the merger agreement is terminated by us or Polaris Industries for the failure to close before the outside date or for the failure to obtain shareholder approval, or the merger agreement is terminated by Polaris Industries for our material, uncured breach of the merger agreement, and (3) within 12 months after the termination, we enter into a definitive agreement providing for any transaction contemplated by any takeover proposal (regardless of when made) or consummate any takeover proposal (regardless of when made).

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Polaris Industries has agreed to pay us a termination fee of $1,620,000, if the merger agreement is terminated in certain circumstances following Polaris Industries failure to consummate the merger when required to do so.

In no event will either WSI Industries or Polaris Industries be required to pay any termination amount on more than one occasion.

In general, if a party is required to pay a termination fee, it is also required to pay the expenses of the other party up to a maximum of $300,000. In addition, if the merger agreement is terminated due to the failure of our shareholders to approve the merger agreement when a final vote is taken on the merger proposal at the special meeting, we will be obligated to pay Polaris Industries’ expenses up to a maximum of $300,000. See “The Merger Agreement—Termination Fees and Expenses” on page 82.

Limitation on Remedies

The termination fees are deemed to be liquidated damages for any and all losses or damages suffered or incurred by the receiving party in connection with the merger, merger agreement and related transactions. If a party receives a termination fee then that payment is the sole and exclusive remedy of the receiving party and the party paying such termination fee will not have any further liability, whether pursuant to a claim in contract or tort, at law or in equity or otherwise.

For more information on the limitations on remedies in connection with the merger, see “The Merger Agreement—Limitations on Remedies” on page 83.

Specific Performance

Polaris Industries, Merger Sub and WSI Industries are entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the performance of terms and provisions of the merger agreement. However, we are not entitled to enforce or seek enforcement of Polaris Industries obligations to consummate the merger unless certain circumstances are satisfied as described in the section entitled “The Merger Agreement—Specific Enforcement” on page 83.

Dissenters’ Rights

If the merger agreement is approved by our shareholders at the special meeting and the merger is consummated, a shareholder who does not vote in favor of the merger proposal and who otherwise complies with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act will be entitled to demand payment of the “fair value” of such shareholder’s shares of our common stock. The rights of dissenting shareholders under the Minnesota Business Corporation Act are discussed under “Dissenters’ Rights” on page 58.

Any exercise of dissenters’ rights must comply with the procedures set forth in Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, which sections are attached as Appendix D to this proxy statement.

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Questions and Answers

Below are brief answers to some of the key questions that we anticipate you might have. These questions do not address all of the material topics covered by this proxy statement, nor do the answers include all of the material information provided by this proxy statement. Please refer to the complete proxy statement for additional information and before you vote.

Q:	Why am I receiving this document?

A:	On September 5, 2018, WSI Industries entered into an agreement providing for WSI Industries to be acquired by way of a merger and become a wholly-owned subsidiary of Polaris Industries. You are receiving this document in connection with the solicitation of proxies by our board of directors in favor of the proposal to approve the merger agreement, which we refer to as the merger proposal, and related proposals to be voted on at the special meeting. In addition, this document is our formal notice to you of your dissenters’ rights under Minnesota law.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “form of proxy” or “proxy card.” Our board of directors has designated each of Michael J. Pudil and Paul D. Sheely, and each of them with full power of substitution, as proxies for the special meeting.

Q:	When and where is the special meeting?

A:	The special meeting will be held at the offices of Ballard Spahr LLP at 2000 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402, on Wednesday, November 7, 2018, at 10:00 a.m. Central Time.

In certain circumstances, the special meeting could be adjourned to another time, date or place. All references in our proxy materials to the special meeting include any adjournment or postponement of the special meeting.

Q:	Who can vote at the special meeting?

A:	Only holders of record of our common stock as of the close of business on September 28, 2018, the record date for the special meeting, are entitled to notice of the special meeting and to vote their shares at the special meeting. As of the close of business on the record date, there were 2,971,303 shares of our common stock outstanding and entitled to vote at the special meeting, held by approximately 271 holders of record. Each share of our common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

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Q:	What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

A:	If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services (formerly known as Wells Fargo Shareowner Services), you are considered, with respect to those shares, to be the “shareholder of record.” In this case, we have sent this proxy statement and your proxy card to you directly.

If your shares are held through a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of our common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid legal proxy from your broker, bank or other nominee.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

●	to approve the merger agreement (which we describe in greater detail on page 91);

●	to approve, in a non-binding advisory vote, certain compensation that may be paid or become payable to our named executive officers in connection with the merger (which we describe in greater detail on page 92); and

●	to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting (which we describe in greater detail on page 94).

Q:	What is the proposed merger and what effects will it have on WSI Industries?

A:	The proposed merger is the acquisition of WSI Industries by Polaris Industries pursuant to the merger agreement. If the merger proposal is approved by the holders of our common stock and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into WSI Industries, with WSI Industries continuing as the surviving corporation. As a result of the merger, WSI Industries will become a wholly-owned subsidiary of Polaris Industries. We would delist our common stock from Nasdaq and deregister our common stock under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and at such time, we will no longer be a publicly traded company and will no longer file periodic reports with the SEC. If the merger is consummated, you will not own any shares of the surviving corporation or have any other ownership interest in WSI Industries.

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Q:	What happens if the merger is not completed?

A:	If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, our shareholders will not receive any payment for their shares of common stock in connection with the merger. Instead, we will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may receive payment from or be required to pay to Polaris Industries a termination fee and expenses upon the termination of the merger agreement, as described under “The Merger Agreement—Termination Fees and Expenses” on page 82.

Q:	What will I receive if the merger is completed?

A:	Upon completion of the merger, you will be entitled to receive the merger consideration of $7.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $700.00 in cash in exchange for your shares of our common stock, less any applicable withholding taxes.

Q:	How does the merger consideration compare to the market price of WSI Industries common stock prior to the public announcement of the merger agreement?

A:	The merger consideration represents a premium of approximately 35.9% to our closing stock price on September 5, 2018, the last trading day before the public announcement of the merger agreement.

Q:	What will the holders of WSI Industries equity awards, such as stock options, receive in the merger?

A:	We currently do not have and do not expect to have outstanding any equity awards other than stock options (with related stock appreciation rights).

Until the effective time of the merger, stock option awards will continue to be subject to vesting, exercise or forfeiture in accordance with their terms. At the effective time of the merger, each then-outstanding unexercised option to acquire shares of our common stock will be cancelled in exchange for an amount in cash equal to the excess, if any, of $7.00 over the per share exercise price of such option multiplied by the number of shares of common stock subject to such option. So-called “underwater” or out-of-the-money options, where the per share exercise price is more than or equal to $7.00, will be cancelled without consideration. Any payments in respect of stock options are subject to any applicable withholding tax. See “The Merger Agreement—Treatment of WSI Industries Equity Awards” on page 63.

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Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as soon as possible after the date of the special meeting, and currently expect to consummate the merger during the fourth quarter of 2018. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to conditions, including approval of the merger agreement by our shareholders. See “The Merger Agreement—Timing of the Merger” on page 61 and “The Merger Agreement—Conditions to Completion of the Merger” on page 77.

Q:	Am I entitled to appraisal or dissenters’ rights under Minnesota law?

A:	Yes. As a holder of our common stock, you are entitled to exercise dissenters’ rights under the Minnesota Business Corporation Act in connection with the merger if you take certain actions and meet certain conditions. See “The Merger—Dissenters’ Rights” on page 58.

Q:	Will I be subject to U.S. federal income tax upon the exchange of WSI Industries common stock for cash pursuant to the merger?

A:	Generally, yes, if you are a U.S. holder. The exchange of our common stock for cash pursuant to the merger generally will require a U.S. holder to recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received by such U.S. holder pursuant to the merger plus the amount used to satisfy any applicable withholding taxes and (2) such U.S. holder’s adjusted tax basis in the shares of our common stock surrendered pursuant to the merger. Backup withholding may apply to the cash payment made pursuant to the merger unless the U.S. holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed and executed IRS Form W-9) or otherwise establishes an exemption from backup withholding. A more complete description of the U.S. federal income tax consequences of the merger is provided under “The Merger—Material U.S. Federal Income Tax Consequences” on page 56.

This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under any state, local or non-U.S. tax laws or tax treaties.

Q:	How do I attend the special meeting?

A:	To attend the meeting, you will need to present valid photo identification, such as a driver’s license or passport, and proof of ownership of our common stock. If you hold your shares in street name (i.e. through a bank, broker or other nominee), you must also provide proof of share ownership as of the record date, such as a letter from your bank, broker or other nominee or a recent brokerage statement, in order to attend the meeting. If you are not a holder of record as of the record date, you will be permitted to vote at the meeting only if you have a valid legal proxy from a holder of record as of the record date.

You may not bring weapons, cameras, recording equipment, electronic devices, large bags, briefcases or packages to the special meeting. You and your belongings may be subject to search prior to your admittance to the meeting. We may implement additional security procedures. If you do not comply with these procedures, you may not be admitted to the special meeting.

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Q:	What vote of WSI Industries shareholders is required to approve the merger agreement?

A:	Approval of the merger agreement requires that holders of our common stock holding a majority of the shares outstanding at the close of business on the record date vote “FOR” the merger proposal. A failure to vote your shares of our common stock or an abstention from voting will have the same effect as a vote “AGAINST” the merger proposal. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct such broker, bank or other nominee how to vote your shares, such failure to instruct your broker, bank or other nominee will have the same effect as a vote “AGAINST” the merger proposal.

Q:	How does WSI Industries’ board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that our shareholders vote “FOR” each of the proposals.

For a discussion of the factors that our board of directors considered in determining to recommend the approval of the merger agreement, please see the section entitled “The Merger—Reasons for Our Board’s Recommendation in Favor of the Merger” on page 31. In addition, in considering the recommendations of our board of directors, you should be aware that some of our directors and executive officers have potential interests that may be different from, or in addition to, the interests of our shareholders generally. For a discussion of these interests, please see the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” on page 52.

Q:	How will WSI Industries’ directors and executive officers vote?

A:	Our directors and executive officers, which collectively beneficially owned approximately 4.2% of our outstanding shares as of September 5, 2018, have entered into a voting agreement to vote the shares beneficially owned by them as of the record date in favor of the merger proposal, subject to the terms and conditions of the voting agreement. See “Voting Agreement” on page 85.

Q:	What do I need to do now? How do I vote my shares of WSI Industries common stock?

A:	We urge you to read this entire document carefully, including its appendices and the documents incorporated by reference, and to consider how the merger affects you. Your vote is important, regardless of the number of shares of our common stock you own. You’ll find voting instructions on page 20 of this proxy statement or on the enclosed proxy card. You can vote your shares by proxy over the internet, by telephone or by mail.

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Q:	Can I revoke my proxy?

A:	Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. To revoke your proxy, you must (1) submit a new proxy by internet or telephone no later than 11:59 p.m. Central Time on November 6, 2018; (2) complete, sign, date and return a new proxy card to us, which must be received by us before the time of the meeting; or (3) if you are a record shareholder (or a beneficial owner with a legal proxy from the record shareholder), attend the meeting in person and deliver a proper written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy. Unless you decide to vote your shares in person, please revoke your prior proxy in the same way you initially submitted it—that is, by internet, telephone or mail.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:	If your shares of our common stock are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the internet, if available to you) to ensure that all of your shares of our common stock are voted.

Q:	What happens if I sell my shares of WSI Industries common stock before completion of the merger?

A:	In order to receive the merger consideration, you must hold your shares of our common stock through completion of the merger. Consequently, if you transfer your shares of our common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger.
.	The record date for shareholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of our common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting but not the right to receive the merger consideration. If you are a shareholder on the record date, we urge you to vote even if you have subsequently transferred your shares

Q:	Should I send in my stock certificates or other evidence of ownership now?

No. If the merger is completed, the paying agent will send information to our shareholders of record explaining how to exchange shares of our common stock for the merger consideration. You should not send in your WSI Industries stock certificates before you receive these transmittal materials. If your shares of our common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to receive the merger consideration. Do not send in your certificates now.

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Q:	Where can I find the voting results of the special meeting?

A:	We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” on page 95.

Q:	Where can I find more information about WSI Industries?

A:	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information” on page 95.

Q:	Who can help answer my other questions?

A:	If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor, Morrow Sodali LLC, by telephone at (800) 662-5200 or by email at WSCI@morrowsodali.com.

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The Special Meeting

The Special Meeting

Date, Time, Place

We will hold a special meeting of shareholders, at the offices of Ballard Spahr LLP at 2000 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55042, at 10:00 a.m. Central Time on November 7, 2018.

Purpose

The purpose of the special meeting is to consider and vote upon the following proposals:

1.	Merger Proposal. To approve the Agreement and Plan of Merger, dated as of September 5, 2018 (as it may be amended from time to time), by and among WSI Industries, Polaris Industries and Merger Sub, pursuant to which WSI Industries would be acquired by way of a merger and become a wholly-owned subsidiary of Polaris Industries. For more information on this proposal, see “The Merger Proposal (Proposal #1)” on page 87.

2.	Merger-Related Compensation Proposal. To approve, in a non-binding advisory vote, certain compensation that may be paid or become payable to our named executive officers in connection with the merger. For more information on this proposal, see “The Merger-Related Compensation Proposal (Proposal #2)” on page 88.

3.	Adjournment Proposal. To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting. For more information on this proposal, see “The Adjournment Proposal (Proposal #3)” on page 89.

Our board of directors unanimously recommends our shareholders vote “FOR” each of these proposals.

Other Business

Our management knows of no other matters to be presented at the special meeting. Applicable Minnesota law and our bylaws prohibit the transaction at the special meeting of any business that is not stated in the notice of special meeting.

Admission

Only shareholders and authorized guests may attend the meeting and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification).

If you hold your shares in street name (i.e. through a bank, broker or other nominee), you must also provide proof of share ownership as of the record date, such as a letter from your bank, broker or other nominee or a recent brokerage statement, in order to attend the meeting.

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Security Procedures

You may not bring weapons, cameras, recording equipment, electronic devices, large bags, briefcases or packages to the special meeting. You and your belongings may be subject to search prior to your admittance to the meeting. We may implement additional security procedures. If you do not comply with these procedures, you may not be admitted to the special meeting.

Adjournment

Although it is not currently expected, we may adjourn the special meeting one or more times, including if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting. The meeting may be adjourned pursuant to a vote of our shareholders on the adjournment proposal.

All references in our proxy materials to the special meeting include any adjournment or postponement of the special meeting.

Record Date – Who Can Vote – Shares Outstanding

Our board of directors has fixed September 28, 2018 as the record date for the special meeting. Shareholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the special meeting. Persons who were not shareholders on the record date will not be eligible to vote.

At the close of business on the record date, there were 2,971,303 shares of our common stock issued and outstanding. Our common stock is our only outstanding class of capital stock.

How To Cast Your Vote

Your vote is important! Please cast your vote as soon as possible by following the instructions on the enclosed proxy card.

The WSI Industries board of directors unanimously recommends that you vote “FOR” each of the proposals.

Instructions for voting your shares depend on how you hold them and whether you wish to vote in-person or by proxy. If you are voting by proxy:

●	Shareholders of record, who hold shares registered in their own name, can vote by signing, dating and returning the enclosed proxy card in the postage-paid return envelope, or by telephone or via the internet, following the easy instructions shown on the enclosed proxy card.

●	Beneficial owners, who own shares through a bank, broker or other nominee, can vote by returning the voting instruction form or by following the instructions for voting via telephone or the internet, as provided by the bank, broker or other nominee. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

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If you are a shareholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the special meeting. Even if you plan to attend the special meeting in person, please cast your vote as soon as possible by using the proxy card.

If you have any questions or need assistance voting, please contact Morrow Sodali LLC, our proxy solicitor assisting us in connection with the special meeting, toll-free at (800) 662-5200 or by email at WSCI@morrowsodali.com.

Proxies will be voted as directed therein. If you sign and return the enclosed proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.

Revoking Your Proxy

Any shareholder giving a proxy may revoke it any time prior to its use at the special meeting (1) by giving written notice of such revocation to the Secretary of WSI Industries, (2) by submitting a timely, later dated written proxy (or voting instruction form if you hold shares through a broker, bank or other nominee), or (3) providing timely subsequent telephone or internet voting instructions.

Personal attendance at the special meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a later dated proxy is delivered to our Secretary before the revoked or superseded proxy is used at the special meeting.

Voting Agreement with Our Directors and Executive Officers

Our directors and executive officers, which collectively beneficially owned approximately 4.2% of our outstanding shares as of September 5, 2018, have entered into an agreement to vote the shares beneficially owned by them as of the record date in favor of approval of the merger agreement, subject to the terms and conditions of such agreement. See “Voting Agreement” on page 89.

Voting Procedures and Technicalities

One Vote Per Share

Each share of our common stock is entitled to one vote on each matter to be voted upon at the special meeting. Holders of our common stock are not entitled to cumulative voting rights on any proposal to be presented at this special meeting.

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Quorum

The holders of a majority of the shares of our common stock outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. The holders of least 1,485,652 shares of our common stock will be a quorum for a vote to be taken on the merger proposal and the merger-related compensation proposal.

If a quorum is present when the special meeting is convened, the shareholders present may continue to transact business until adjournment, even if the withdrawal of shareholders originally present leaves less than a quorum.

Abstentions

If a shareholder indicates on their proxy that they wish to abstain from voting, including banks, brokers or other nominees holding their customers’ shares who cause abstentions to be recorded, these shares are considered present and entitled to vote at the special meeting and those shares will count toward determining whether or not a quorum is present at the meeting. An abstention will have the same effect as a vote against the merger proposal, the adjournment proposal, and the merger-related compensation proposal.

Broker Non-Votes

If you hold your shares in “street name” (i.e., you own your shares beneficially in the name of a stock brokerage account or by a bank, trust or other nominee), we request that you provide your broker, bank or other nominee with instructions on how you would like them to vote your shares using the voting instruction form they provided to you. If you are a street name holder and do not provide timely voting instructions, your broker, bank or other nominee will not have the authority to vote on your behalf on any of the proposals presented at the special meeting. If you are a street name holder and do not provide timely voting instructions as to a particular proposal, your broker, bank or other nominee will not have the authority to vote on your behalf on that proposal. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not receive instructions from the beneficial owner with respect to the merger proposal, the merger-related compensation proposal, or the adjournment proposal, counted separately.

Shares that are subject to broker non-votes are considered not entitled to vote, and therefore will not count toward determining whether or not a quorum is present at the meeting and will be ignored for purposes of determining the outcome of any vote on the merger-related compensation proposal or the adjournment proposal.

Because of the vote required to approve the merger proposal, if a street name holder does not provide voting instructions on the merger proposal and consequently that street name holder’s shares are not voted or are counted as a broker non-vote on the merger proposal, it will have the same effect as a vote against the merger proposal. The failure to vote or a broker non-vote will not have any effect on the outcome of the merger-related compensation proposal or the adjournment proposal.

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Solicitation of Proxies

Our board of directors is soliciting your proxy, and we will bear the cost of this solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock.

We have retained Morrow Sodali LLC, a proxy solicitation firm, which we refer to as “Morrow Sodali,” to assist our board of directors in the solicitation of proxies for the special meeting, and we expect to pay Morrow Sodali $9,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the internet by Morrow Sodali or, without additional compensation, by certain of our directors, officers and employees.

The Parties

WSI Industries

WSI Industries, Inc. (referred to in this proxy statement as “we,” “us,” “our,” “WSI Industries,” or the “company”) is a Minnesota corporation. We are a contract manufacturing company headquartered in Monticello, Minnesota. We manufacture metal components in medium to high volumes requiring tolerances as close as one ten-thousandth (.0001) of an inch for customers in the aerospace/avionics/defense industries, recreational powersports vehicles (ATV and motorcycle) markets, energy industry, automotive industry and bioscience industry. These components are manufactured in accordance with customer specifications using materials both purchased by us as well as being supplied by our customers.

Polaris is our major customer and accounted for an estimated 80% of our net sales in fiscal year 2018 and 86%, 90%, 86%, and 80% of our net sales in fiscal years 2017 to 2014, respectively.

Our common stock is currently listed on Nasdaq under the ticker symbol “WSCI.” For more information about our common stock, see “Market Prices and Dividend Data” on page 97.

The members of our board of directors are:

●	Michael J. Pudil, Chairman

●	James D. Hartman

●	Burton F. Myers II

●	Jack R. Veach

Our current executive officers are:

●	Michael J. Pudil, President and Chief Executive Officer

●	Paul D. Sheely, Chief Financial Officer

Our principal executive offices are located at 213 Chelsea Road, Monticello, Minnesota 55362, and our telephone number is (763) 295-9202. Our investor website is www.wsiindustries.com. The information contained on, or accessible through, our website is not incorporated into this proxy statement. More information about WSI Industries, our board of directors, and our executive officers is available as described under “Where You Can Find More Information” on page 102.

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Polaris Industries

Polaris Industries Inc. (referred to in this proxy statement as “Polaris Industries”) is a Delaware corporation and a wholly-owned subsidiary of Polaris Industries Inc., a Minnesota corporation (NYSE: PII), which we refer to as “Polaris.”

Polaris is a global powersports leader with a product line-up that includes the RANGER®, RZR® and Polaris GENERAL™ side-by-side off-road vehicles; the Sportsman® and Polaris ACE® all-terrain off-road vehicles; Indian Motorcycle® midsize and heavyweight motorcycles; Slingshot® moto-roadsters; snowmobiles; and pontoon, deck and cruiser boats. Polaris also sells parts, garments and accessories, along with a growing aftermarket portfolio, including Transamerican Auto Parts. Polaris’ presence in adjacent markets globally include military and commercial off-road vehicles, quadricycles, and electric vehicles.

Polaris Industries’ principal executive offices are located at 2100 Highway 55, Medina, Minnesota 55340, and its telephone number is (763) 542-0500. Polaris’ website is www.polarisindustries.com. The information contained on, or accessible through, the Polaris website is not incorporated into this proxy statement.

Merger Sub

Iceman Merger Sub, Inc. (referred to in this proxy statement as “Merger Sub”) is a Minnesota corporation and a wholly-owned subsidiary of Polaris Industries. Merger Sub was formed on August 31, 2018 solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and it currently has no other business or operations. Upon completion of the merger, Merger Sub will cease to exist and WSI Industries will continue as the surviving corporation.

Merger Sub’s principal executive offices are located at 2100 Highway 55, Medina, Minnesota 55340, and its telephone number is (763) 542-0500.

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The Merger

The Merger and Its Effects

If the merger agreement is approved by our shareholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into WSI Industries, and the separate corporate existence of Merger Sub will cease. WSI Industries will be the surviving corporation in the merger and will continue its corporate existence as a Minnesota corporation and a wholly-owned subsidiary of Polaris Industries.

Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, each share of our common stock issued and outstanding immediately before the effective time of the merger (other than cancelled shares, dissenting shares and shares subject to restricted stock awards) will be converted into the right to receive $7.00 in cash, without interest and less any applicable withholding taxes. At the effective time of the merger, our current shareholders will cease to have ownership interests in the company or rights as its shareholders. Therefore, our current shareholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value.

Our common stock is currently registered under the Exchange Act and is quoted on Nasdaq under the symbol “WSCI.” As a result of the merger, WSI Industries will cease to be a publicly traded company and will be a wholly-owned subsidiary of Polaris Industries. Following the consummation of the merger, our common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and WSI Industries will no longer be required to file periodic reports with the SEC with respect to our common stock, in each case in accordance with applicable law, rules and regulations.

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

WSI Industries Without the Merger

If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, our shareholders will not receive any payment for their shares of our common stock. Instead, we will remain a public company, our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

In addition, if the merger is not completed, we expect that in the short-term our management will operate our business in a manner similar to the way in which it is being operated today.

If the merger is not completed, our board of directors will evaluate our management, business, prospects and strategy to ensure that they address the risks and challenges we would expect to face as an independent public company. The board of directors may make changes in our management, business or strategy as it deems appropriate to respond to these risks and challenges, including changes to our management such as hiring a new chief executive officer and changes to quickly diversify our customer base, meaningfully grow our non-Polaris business, and manage through the pricing pressure and/or competition we expect we would face as a consequence of Polaris’ planned rebidding, resourcing, vertical integration and general supply chain strategy.

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While our shareholders will continue to be subject in the short-term to the same risks and opportunities as currently exist, we expect that shareholders will face different and enhanced risks associated with changes in our business or strategy if the merger is not completed.

If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the merger will be completed.

If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, there can be no assurance that any other strategic transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.

If the merger agreement is terminated, under specified circumstances, we may receive from or be required to pay Polaris Industries a termination fee or expenses, as described under “The Merger Agreement—Termination Fees and Expenses” on page 82.

Background to the Merger

The following chronology summarizes certain key events and contacts between WSI Industries, Polaris and Polaris Industries and their respective representatives that led to the signing of the merger agreement.

Our board of directors has, on an ongoing basis, considered the long-term strategy of WSI Industries and strategic opportunities that might be available to WSI Industries to enhance shareholder value, including opportunities to diversify the company’s customer base, additional investments in new growth opportunities, potential acquisitions and the possible sale or merger of WSI Industries.

On February 20, 2018, we received a letter dated February 16, 2018 from the Chief Executive Officer of DPW Holdings, Inc., which we refer to as “DPW Holdings.” DPW Holdings, which had begun acquiring shares of our common stock on December 6, 2017 and at that time reported ownership of 8.8% of our shares, indicated an intention to make a tender offer to acquire a majority of our common stock at a purchase price of $6.00 per share. DPW Holdings’ letter to us was publicly disclosed on February 21, 2018. In connection with its proposed tender offer, DPW Holdings demanded that we waive certain provisions of Minnesota statutes designed to protect our shareholders against coercive takeover proposals. From February 20, 2018 to March 19, 2018, our board of directors and a special committee formed under Minnesota statutes undertook a thorough review of the demands by DPW Holdings. During this time, DPW Holdings and WSI Industries publicly exchanged correspondence with one another relating to the proposed tender offer, the demands of DPW Holdings and DPW Holdings’ ability to finance the tender offer. We also issued press releases about this matter, with the first occurring on February 26, 2018 with our first open letter to DPW Holdings and the last occurring on March 19, 2018 with our last open letter to DPW Holdings.

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On March 8, 2018, Bob Mack, Sr. Vice President, Corporate Development & Strategy and President, Global Adjacent Markets of Polaris, contacted our President and Chief Executive Officer, Michael J. Pudil, to discuss Mr. Mack’s concerns about potential disruption in our ability to supply Polaris in light of the public demands being made by DPW Holdings. Mr. Pudil reassured Mr. Mack of our machining capabilities. Mr. Mack and Mr. Pudil agreed to meet at the upcoming Polaris strategic supply conference, which Mr. Pudil was scheduled to attend on our behalf. The conversation did not include any discussion of a potential transaction.

On March 13 and 14, 2018, Mr. Pudil attended the Polaris strategic supply conference. During that strategic supply conference, representatives of Polaris presented elements of its supply chain strategy to its suppliers. Part of that supply chain strategy involved requoting and resourcing of all of Polaris’ major components, which Mr. Pudil recognized included the cast and machine components that WSI Industries machines for Polaris. At the supply chain conference, Mr. Pudil and Mr. Mack met and again discussed the impact of DPW Holdings, as well as the supply conference topics generally. The conversation did not include any discussion of a potential transaction.

On March 19, 2018, we published our final response letter to DPW Holdings rejecting its demands in full after our board of directors and the special committee of our board of directors determined that, because DPW Holdings did not have adequate capital to finance the proposed tender offer, DPW Holdings had not made a good faith proposal or bona fide written offer to acquire shares of our common stock.

On March 31, 2018, Mr. Mack contacted Mr. Pudil to discuss our March 19 response to DPW Holdings. During that call, Mr. Mack requested a meeting with Mr. Pudil to discuss the future relationship between Polaris and WSI Industries and suggested a meeting on April 5, 2018. Just prior to the meeting, Polaris and WSI Industries entered into a mutual confidential disclosure agreement dated April 5, 2018 as requested by Polaris.

On April 5, 2018, Mr. Mack, along with his colleagues Alex Lisak (Manager, M&A and Corporate Development) and Dalton Pierce (Director of Strategic Operations, International, Mergers and Acquisitions), met with Mr. Pudil at our headquarters in Monticello, Minnesota. Mr. Pudil provided these representatives of Polaris with a tour of our facilities and discussed the relationship between the two companies. During this meeting, Mr. Mack indicated that Polaris was interested in acquiring WSI Industries in order to vertically integrate its manufacturing and machining, which was another part of Polaris’ supply chain strategy. Mr. Mack indicated that Polaris intended to prepare a formal offer over the next several weeks.

Mr. Pudil informed our board of directors of these developments on April 7, 2018.

On May 2, 2018, Mr. Mack delivered a non-binding indication of interest to Mr. Pudil for the acquisition by Polaris of 100% of the stock of WSI Industries at a proposed price of $6.00 per share in cash, subject to due diligence and certain assumptions. The indication of interest also contained an exclusivity provision. On May 2, 2018, our closing stock price was $4.68 per share.

On May 3, 2018, our board of directors convened a special meeting for the purpose of considering the indication of interest. Present at the meeting were our directors, Michael J. Pudil, James D. Hartman, Burton F. Myers II and Jack R. Veach, and representatives of Ballard Spahr LLP (“Ballard”), our legal counsel. During this meeting, Ballard made a presentation to our directors regarding their fiduciary duties under Minnesota law in considering an unsolicited offer. Also during the meeting, our board of directors determined to form a special committee consisting of James D. Hartman, Burton F. Myers II and Jack R. Veach, and appointed Mr. Myers the chair of the special committee. The special committee was granted the full authority of our board of directors in respect of any strategic transaction with Polaris. The special committee determined to further consider the indication of interest and meet again on May 8, 2018 in order to determine an appropriate response. On May 3, 2018, Mr. Pudil informed Paul D. Sheely, our Chief Financial Officer, of Polaris’ indication of interest.

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On May 8, 2018, the special committee convened a meeting with all members, Mr. Pudil and representatives of Ballard present. During this meeting, the special committee determined not to accept the indication of interest, primarily due to concerns relating to the inadequacy of the price, and the exclusivity requested, which the special committee did not believe was justified by the price or the due diligence conditions and assumptions relating to price. The special committee discussed positive trends in our financial results for our fiscal third quarter ending May 27, 2018 and the framework for negotiating price with Polaris. The special committee reviewed in detail valuation metrics relating to the company, valuation methodologies, and premiums to our stock price relating to valuation metrics. The special committee authorized Mr. Pudil and Mr. Myers to advise Polaris that the indication of interest would not be accepted and to provide information relating to our fiscal third quarter results in an effort to induce Polaris to increase its proposed price per share. During this meeting, the special committee also discussed the process for considering an offer by Polaris, comparing a potential transaction with Polaris to other alternatives, and delivering to our shareholders the highest price reasonably obtainable.

On May 10, 2018, Messrs. Pudil and Myers met with Messrs. Mack and Lisak at Polaris’ headquarters in order to inform them that the indication of interest would not be accepted. The representatives also discussed information relating to our fiscal 2018 third quarter financial performance. Later in the day on May 10, 2018, Polaris made a request for certain due diligence information relating to WSI Industries and its operations.

After evaluating Polaris’ due diligence request and the April 5 confidential disclosure agreement, Mr. Myers contacted Mr. Lisak on May 15, 2018 to discuss the diligence process and the information requested. At their request, representatives of Ballard connected with representatives of Faegre Baker Daniels LLP (“FaegreBD”), outside legal counsel to Polaris and Polaris Industries, to discuss the April 5 confidential disclosure agreement.

On May 16, 2018, Messrs. Pudil, Myers and Sheely met with Messrs. Lisak and his business development colleague, John Melsen, to present certain due diligence information.

On May 23, 2018, Ballard circulated to the special committee a draft non-binding letter of intent, which the special committee had requested be prepared as a possible means for WSI Industries to respond to the May 2 indication of interest from Polaris.

On May 24, 2018, Polaris and WSI Industries agreed to a new confidential disclosure agreement to replace the April 5 agreement. The May 24 agreement contained a standstill provision and further restrictions on disclosure designed to segregate deal related information from personnel primarily involved in the customer-supplier relationship.

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On May 24, 2018, Mr. Mack and Mr. Pudil discussed the next steps in the process, which they agreed would involve some formal response from WSI Industries to the May 2 indication of interest. During this call, Mr. Mack reiterated the $6.00 per share price offered by Polaris. The closing price of our stock on May 24, 2018 was $4.55 per share.

On May 29, 2018, the special committee held a meeting at which Mr. Pudil and representatives of Ballard were present. The special committee discussed the negotiating strategy and timing of negotiations in relationship to our stock price performance and our financial results. The special committee reviewed in detail the draft non-binding letter of intent prepared and circulated in advance by Ballard. The special committee also discussed the potential relative merits of and risks associated with actively soliciting offers from other potential bidders. Due to the strategic fit between WSI Industries and Polaris and Polaris’ financial capacity, the special committee believed that Polaris would be able to offer a better combination of value and closing certainty to our shareholders than any other potential bidder. The special committee also believed that, based upon their knowledge of the industry, the challenges that our concentrated customer base would present to other potential bidders, and the failure of any other bidder to emerge following the publicity generated by DPW Holdings’ proposed tender offer and related demands, that the potential benefits of actively soliciting offers from other potential bidders at that time was outweighed by the costs and risks of doing so. However, the special committee determined that it would require agreement in principal on key terms before engaging fully with Polaris to ensure that any definitive agreement would not preclude any competing offer submitted by another bidder after a transaction was announced. To that end, the special committee reviewed and discussed the draft letter of intent’s no-shop provisions and exceptions, fiduciary out provisions, shareholder approval terms, termination fees and reverse termination fee provisions. During the meeting, the special committee determined that Messrs. Myers and Pudil would engage in substantive negotiations with Polaris relating to price following our earnings announcement scheduled for June 12, 2018. The special committee determined to further consider presentation of the letter of intent to Polaris at a special committee meeting to be held on June 12, 2018 in connection with the regularly scheduled meeting of our board of directors.

On May 30, 2018, representatives of Polaris delivered a further request for due diligence information to us and we began to provide information in response to this request.

During the June 12, 2018 regular meeting of our board of directors to review among other things, our financial results for the third quarter of fiscal 2018, the special committee convened a separate meeting with Mr. Pudil. A representative of Ballard was also present. The special committee reviewed the revised draft non-binding letter of intent reflecting comments from the May 29 meeting and discussed presentation of the letter of intent as a counteroffer to the May 2 indication of interest. The special committee again reviewed valuation metrics relating to the company and premiums to our stock price relating to these metrics. The special committee authorized Mr. Myers and Mr. Pudil to present the letter of intent with a counteroffer price reflecting a premium of approximately 30% over the high sale price on June 13, 2018, believing this would reflect the impact of the announcement of our fiscal third quarter financial results. On June 12, 2018, the closing sale price of our stock was $5.30 per share and the high sale price was $5.55 per share.

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After the close of market on June 12, 2018, we announced our financial results for the third quarter of fiscal 2018. On June 13, 2018, the closing sale price of our stock was $5.00 per share and the high sale price was $5.75 per share. Based upon this information, Messrs. Myers and Mr. Pudil settled on a counteroffer price of $7.50, which represented a premium of approximately 30% over the high sale price on June 13, 2018.

On June 14, 2018, Messrs. Myers and Pudil met with Messrs. Mack and Lisak to present the non-binding letter of intent for a transaction by which Polaris would acquire WSI Industries for a price of $7.50 per share in cash. The representatives discussed the key terms of the letter of intent, including exclusivity and certain proposed terms of a definitive agreement.

On June 28, 2018, Polaris delivered to us a revised non-binding letter of intent, which included a price of $7.00 per share in cash and changes to certain other terms of our June 14 letter of intent. On June 28, 2018, the closing sale price of our stock was $5.00.

On July 2, 2018, the special committee held a meeting, attended by Mr. Pudil and representatives of Ballard, to consider the revised letter of intent from Polaris. The special committee discussed at length the offer price of $7.00 per share in cash, our historic stock price performance, and the attractiveness of this price to our shareholders. The special committee also reviewed the changes to key deal terms, including no-shop provisions and exceptions, fiduciary out and shareholder approval terms, termination fees and reverse termination fee provisions. After discussion, the special committee determined to accept the proposed $7.00 per share price provided that Polaris agreed to certain other changes in the letter of intent relating to the deal terms. The closing price of our common stock on July 2, 2018 was $5.35 per share. During the July 2 meeting, the special committee also discussed the engagement of a financial advisor to render a fairness opinion. The special committee authorized Mr. Myers to contact specifically identified financial advisors to determine their interest in the engagement.

From July 2 to July 5, 2018, we and Polaris, with our respective counsels, worked towards finalizing a letter of intent. On July 5, 2018, we entered into a letter of intent with Polaris pursuant to which 100% of the stock of WSI Industries would be acquired by Polaris (or its affiliate) for $7.00 per share in cash to our shareholders. The letter of intent included a binding exclusivity provision, which was in effect from July 5 to August 17, 2018 subject to an automatic 10 business day extension unless we reasonably determined that Polaris was not continuing to negotiate in good faith toward the execution of a definitive agreement.

On July 9, 2018, WSI Industries opened an electronic data room containing materials in response to Polaris’ due diligence requests, granting access to Polaris and FaegreBD.

On July 11, 2018, the special committee, along with Mr. Pudil and representatives of Ballard, held a meeting to receive presentations by three financial advisory firms, including Lake Street, relating to their respective background and their experience, expertise and services. For each financial advisory firm, the special committee inquired as to various factors bearing on their independence in the potential engagement. After these presentations, interviews and further discussions, the special committee selected Lake Street based upon its substantial experience in financial analyses of transactions similar to the merger. The special committee authorized Mr. Myers to enter into an engagement letter on our behalf on terms discussed at the meeting. On July 16, 2018, we entered into an engagement letter with Lake Street regarding a fairness opinion in connection with a transaction with Polaris.

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On July 25, 2018, FaegreBD delivered a draft merger agreement to Ballard. On August 2, 2018, FaegreBD delivered a draft of the voting agreement to Ballard. From July 25 through September 5, 2018, WSI Industries, Polaris and their respective legal advisors discussed and negotiated the terms of the merger agreement and other transaction documents, and Polaris and FaegreBD continued their due diligence review of WSI Industries. In these discussions, the parties negotiated certain transaction terms, including aspects of the no-shop and adverse recommendation change provisions, shareholder vote requirements, termination provisions, the limitations on the conduct of our business during the pre-closing period, and the scope of representations, warranties, covenants and other terms of the merger agreement as described in the section entitled “The Merger Agreement.” From the signing of the July 5 letter of intent to the signing of the merger agreement, neither Polaris nor WSI Industries proposed changes in the $7.00 per share in cash merger consideration.

On August 3, 2018, the special committee held a meeting at which Mr. Pudil and representatives of Ballard were present. The directors reviewed and discussed in detail certain provisions of the merger agreement including the shareholder vote requirements, no-shop provisions, response to takeover proposals, change of board recommendation, termination, termination fees and expense reimbursement provisions, as well as a summary of certain terms of the merger agreement provided by Ballard. The directors also discussed a memorandum circulated in advance by Ballard relating to the fiduciary duty of directors under Minnesota law in considering the merger.

On August 14, 2018, the special committee held a meeting at which Mr. Pudil, a representative of Ballard, and representatives of Lake Street were present. At this meeting, Lake Street provided a preliminary analysis of the fairness, from a financial point of view, of the merger consideration to our shareholders.

On August 31, 2018, the special committee held a meeting at which Mr. Pudil, Mr. Sheely and representatives of Ballard were present. Prior to the meeting, the members of our board of directors were provided with materials relating to the proposed merger, including, among other things, the draft merger agreement, draft voting agreement, draft bylaw amendment, and a summary of the material terms of the merger agreement prepared by Ballard. Our directors also received and discussed with our management preliminary results for the fourth quarter 2018 and fiscal year 2018 and our projections, which are set forth in “The Merger – Certain Projected Financial Information” on page 48. Representatives of Ballard also again reviewed with the directors their fiduciary duties under Minnesota law in connection with their consideration of the merger. After extensive discussions, including as to the matters described in the section entitled “The Merger — Reasons for Our Board of Directors’ Recommendation in Favor of the Merger” on page 32, our board of directors expressed continuing support for the merger with Polaris and authorized our management and Ballard to seek to resolve remaining open issues and finalize the merger agreement with a view to receiving Lake Street’s final presentation and opinion and to obtaining final board approval on September 5 and publicly announcing the transaction on September 6.

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During the evening of September 5, 2018, our board of directors held a meeting which was attended by Mr. Sheely, representatives of Lake Street and representatives of Ballard. Prior to the meeting, the members of our board of directors were provided the finalized merger agreement and other agreements, documents and summary materials relating to the proposed merger updated and finalized since the August 31 meeting. At the September 5 meeting, representatives of Lake Street reviewed with our board of directors its updated analysis of the merger consideration. After discussion among our board of directors and its advisors, representatives of Lake Street delivered an oral opinion, confirmed by delivery of a written opinion dated September 5, 2018, to the board of directors of WSI Industries to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, factors considered and limitations and qualifications on the review undertaken described in such written opinion, the $7.00 per share merger consideration to be received in the merger by the holders of our common stock was fair, from a financial point of view, to such holders.

Following Lake Street’s presentation and delivery of its oral opinion, the directors discussed the proposed transaction and again reviewed the matters described in the section entitled “The Merger — Reasons for Our Board of Directors’ Recommendation in Favor of the Merger” on page 32. Thereafter, the special committee recommended and our board of directors unanimously (1) approved the merger agreement, the merger, and the other transactions contemplated by the merger agreement (including the amendment to our bylaws); (2) declared the merger agreement, the merger, and the other transactions contemplated by the merger agreement to be fair, advisable, and in the best interests of the company and its shareholders; (3) directed that the approval of the merger agreement be submitted to a vote at a meeting of our shareholders; and (4) recommended to our shareholders that they approve the merger agreement. The compensation committee of the board also unanimously approved the acceleration and cash-out of the company’s stock option awards, as contemplated by the merger agreement.

The parties executed the merger agreement in the evening of September 5, 2018, and Polaris Industries and WSI Industries issued a joint press release in the morning of September 6, 2018 announcing the parties’ entry into the merger agreement. The closing price of our common stock on September 5, 2018, the last trading day before the public announcement of the merger agreement, was $5.15 per share.

Reasons for Our Board’s Recommendation in Favor of the Merger

Our board of directors, with the assistance of its financial and legal advisors, evaluated the merger agreement, the merger and the other transactions contemplated by the merger agreement, unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of WSI Industries and its shareholders, and unanimously approved the merger agreement and the merger. Accordingly, our board of directors unanimously recommends that the shareholders of WSI Industries vote “FOR” the merger proposal.

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In recommending that our shareholders vote in favor of the merger proposal, our board of directors considered a number of factors weighing in favor of the merger, including the following, each of which the board believed supported its decision:

●	Attractive Value. Our board of directors believed that the $7.00 per share price to be paid by Polaris Industries would provide shareholders with attractive value for their shares of WSI Industries common stock. The board considered the relationship of the merger consideration to the historic trading ranges of our common stock and the potential trading ranges for our common stock in the future and the likelihood that it could take a considerable period of time before our common stock would trade at a price in excess of the merger consideration, if it ever would, as well as the fact that that the merger consideration constitutes:

○	a premium of approximately 35.9% over the closing price of our common stock on September 5, 2018, the last trading day prior to the announcement;

○	a premium of approximately 32.1% over the closing price of our common stock on August 6, 2018, the trading date one month prior to the announcement; and

○	a premium of 133.3% over the closing price of our common stock on September 5, 2017, the trading date one year prior to the announcement.

●	Best Price Reasonably Attainable. Our board of directors believed that the merger consideration was the best price reasonably attainable for our shareholders after considering:

○	the absence of any prior, bona fide expression of interest in acquiring WSI Industries on terms competitive with the proposal made by Polaris Industries, despite publicity regarding a potential takeover of WSI Industries by DPW Holdings;

○	the improvement in the merger consideration proposed by Polaris Industries from $6.00 per share at the time of its initial indication of interest on May 2, 2018 to $7.00 per share when it delivered its final letter of intent on July 5, 2018;

○	our board of directors’ belief, based on the nature of the negotiations, that the $7.00 per share price to be paid by Polaris Industries is the highest price per share that Polaris Industries was willing to pay and that the terms and conditions of the merger agreement were, in our board of directors’ view, the most favorable to us and our shareholders to which Polaris Industries was willing to agree; and

○	the fact that the merger agreement permits us to declare a dividend of $0.04 per share, consistent with our past practices, and that shareholders may obtain additional value through the dividend.

●	Best Alternative for Maximizing Shareholder Value. After a review of our current and historical financial condition, results of operations, prospects, business strategy, management team, competitive position, and our industry and the industries in which our customers operate, our board of directors believed that the value offered to our shareholders under the merger agreement is more favorable to our shareholders than the potential value that might have resulted from the possible alternatives to the merger, including continuing as an independent public company.

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Our board of directors also considered the challenges and risks that we have faced, and would likely continue to face, if we remained an independent company, including:

○	our continued dependence upon Polaris as our major customer and the relative lack of success of our efforts over the years to decrease our dependence on Polaris with net sales to Polaris accounting for an estimated 80% of our net sales for fiscal year 2018 and 86%, 90%, 86%, and 80% of our net sales in fiscal years 2017 to 2014, respectively;

○	the impact to us of Polaris’ supply chain strategy, which we believe would result in Polaris acquiring or internally developing machining capabilities that would compete with the machining services we have historically provided to Polaris and, as a result of this competition, we believe we would experience significantly declining net sales to Polaris over the next two to three years as Polaris expanded its own capabilities;

○	our need to develop and execute on a new strategic plan that would address the impact on us of Polaris’ supply chain strategy and vendor programs, and the risks, challenges and uncertainties that would be associated with any such effort;

○	the challenges we have historically experienced in expanding sales from new or existing diversified group customers given the sales cycles and competition, time for qualification and ramp up in programs, and the industry-driven cyclicality of the sales from these customers (particularly customers in the energy industry);

○	the lack of attractive, strategic manufacturing businesses that we have identified for acquisition to diversify our customer base and the expense and risk associated with any acquisition strategy;

○	the challenges we have faced as a smaller company in competing for new business against other contract machining companies and against the internal machining capabilities of some of our other customers, particularly during economic downturns;

○	our need to timely identify and hire a qualified replacement for Michael J. Pudil, who resumed his role as our chief executive officer in May 2017 after having retired from that position after serving from 1993 to the end of 2011;

○	our need to change or expand our management team to develop and execute on a strategic plan that would address our future challenges and risks, particularly those presented by Polaris’ supply chain strategy;

○	our struggle to identify, hire and retain qualified production employees and the competing need to control labor costs to win new business;

○	the additional costs and burdens involved with being a public company;

○	the volatility in our financial performance and stock price resulting from various factors, including the factors described above; and

○	the other risks and uncertainties inherent in business as described in the section entitled “Risk Factors” set forth in our Form 10-K for the fiscal year ended August 27, 2017.

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●	Fairness Opinion of Lake Street Capital Markets. Our board of directors considered the oral opinion, provided to our board at its meeting on September 5, 2018 by representatives of Lake Street Capital Markets and subsequently confirmed in writing, that, as of that date, the $7.00 in cash per share of our common stock to be paid to our shareholders pursuant to the merger agreement was fair from a financial point of view to such shareholders, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of such opinion. The opinion of Lake Street Capital Markets is more fully described below under “Opinion of Our Financial Advisor” on page 38, and the full text of their written opinion is attached hereto as Appendix C.

●	Certainty of Value. Our board of directors considered that the merger consideration was payable in cash and the merger was not subject to any financing contingency, which would provide certainty of value and liquidity to our shareholders.

●	High Probability of Completion. Our board of directors believed that there was a high likelihood that the merger would be completed based on, among other things:

○	the lack of antitrust or other regulatory impediments to closing;

○	the agreement of Polaris Industries to use reasonable best efforts to take all actions necessary, proper or advisable to consummate the merger as promptly as reasonably practicable, subject to certain exceptions;

○	our board of directors’ belief that the December 31, 2018 outside date of the merger agreement would allow for sufficient time to complete the merger;

○	the fact that the conditions to the closing of the merger are specific and limited in scope and that the definition of “material adverse effect” in the merger agreement contains certain carve-outs that make it less likely that adverse changes in our business between announcement and closing of the merger will provide a basis for Polaris Industries to refuse to consummate the merger;

○	our board of directors’ perception that Polaris Industries is willing to devote the resources necessary to complete the merger in an expeditious manner based upon, among other things, the business reputation and capabilities of Polaris Industries and the provisions of the merger agreement requiring Polaris Industries to pay us a termination fee of $1,620,000 if the merger agreement is terminated in certain circumstances following Polaris Industries’ failure to consummate the merger when required to do so;

○	the fact that the merger agreement contains no financing condition to the completion of the merger; and

○	the representation of Polaris Industries that it has access to sufficient funds necessary for the payment of the aggregate merger consideration.

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●	Opportunity to Receive Alternative Proposals and to Terminate the Merger Agreement in Order to Accept a Superior Proposal. Our board of directors considered the terms of the merger agreement permitting WSI Industries to respond to unsolicited takeover proposals, and believed that the terms of the merger agreement would not preclude or unreasonably restrict a superior offer from another party, considering:

○	the length of time available to another party to prepare and submit a takeover proposal given that the transaction is structured as a merger instead of a tender offer;

○	our board of directors’ right under the merger agreement to respond to third parties submitting unsolicited takeover proposals by providing non-public information subject to an acceptable confidentiality agreement, and to engage in discussions or negotiations with any such person, if our board of directors, prior to taking any such actions, determines in good faith (after consultation with its financial advisor and legal counsel) that (i) the takeover proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal and (ii) the failure to take such action would be inconsistent with our board of directors’ fiduciary duties under applicable law and;

○	our ability to terminate the merger agreement to enter into an alternative acquisition agreement that our board of directors determines to be a superior proposal, subject to certain conditions, including Polaris Industries’ matching right and payment of a termination fee to Polaris Industries;

○	our board of directors’ belief that the termination fee of $810,000, or approximately 3.4% of the enterprise value of our company, is reasonable in light of, among other things, the benefits of the merger to our shareholders, the typical size of such fees in similar transactions and the likelihood that a fee of such size would not be preclusive or unreasonably restrictive of other offers; and

○	the fact that the voting agreement in favor of Polaris Industries will terminate if, without the consent of the shareholder parties, the merger consideration is reduced or becomes payable other than in cash, or if our board of directors withholds, withdraws, rescinds or adversely modifies its recommendation that our shareholders approve the merger agreement.

●	Shareholder Approval and Dissenters’ Rights. Our board of directors also considered the fact that the merger is subject to approval by our shareholders, and our board of directors have the right, under certain circumstances, to withhold, withdraw, rescind or adversely modify its recommendation that our shareholders approve the merger agreement. Further, the board of directors considered that shareholders may dissent from the merger proposal and, if they comply with specified procedures under Minnesota law, obtain fair value for their shares.

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In recommending that our shareholders vote in favor of the merger proposal, our board of directors also considered the risks and potentially negative factors relating to the merger agreement and the merger, including the following:

●	The fact that the merger would preclude our shareholders from the ongoing equity participation in WSI Industries and that our shareholders will therefore not participate in WSI Industries’ future earnings or growth, if any, or benefit from the appreciation, if any, in the value of our common stock;

●	The fact that receipt of the all-cash merger consideration would be taxable to those of our shareholders that are treated as U.S. holders for U.S. federal income tax purposes;

●	The fact that, under specified circumstances, we may be required to pay fees and expenses in the event the merger agreement is terminated and the effect this could have on us, including:

○	the possibility that the $810,000 termination fee payable by us to Polaris Industries upon the termination of the merger agreement under certain circumstances could discourage other potential acquirors from making a competing proposal, although our board of directors believed that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in acquiring us;

○	if the merger is not consummated, we will generally be required to pay our own expenses associated with the merger agreement and the transactions contemplated thereby; and

○	if the merger agreement is terminated under certain circumstances, we will be required to pay Polaris Industries’ expenses associated with the merger agreement and the transactions contemplated thereby, but subject to a cap of $300,000 that the board of directors believes is typical in similar transactions and that would not be preclusive or unreasonably restrictive of other offers.

●	The restrictions in the merger agreement on our ability to actively solicit competing bids to acquire WSI Industries;

●	The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger, which could disrupt our business operations;

●	The potential harm that the announcement and pendency of the merger, or the failure to complete the merger, may cause to our relationships with our customers (particularly our customers other than Polaris), suppliers and employees, including making it more difficult to attract and retain personnel and the possible loss of personnel;

●	The restrictions on our conduct of business prior to completion of the merger, which could delay or prevent us from taking certain actions with respect to our operations during the pendency of the merger, whether or not the merger is completed;

●	The fact that, although we expect the merger to be consummated if the merger proposal is approved by our shareholders, there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied; and

●	The fact that certain of our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of our shareholders.

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After taking into account all of the factors set forth above, as well as others, our board of directors concluded that the potential benefits of the merger to our shareholders outweighed the potentially negative factors associated with the merger.

The foregoing discussion of the information and factors considered by our board of directors includes the material factors but not all of the factors considered by our board of directors. In light of the complexity and variety of factors considered, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Moreover, individual directors may have given different weight to different factors. Our board of directors unanimously recommended that our shareholders vote in favor of the merger proposal based upon the totality of information it considered.

Opinion of Our Financial Advisor

Lake Street rendered its opinion to our board of directors that, as of September 5, 2018 and based upon and subject to the factors and assumptions set forth therein, the $7.00 per share in cash to be paid pursuant to the merger agreement was fair, from a financial point of view, to the holders of our common stock.

The full text of the written opinion of Lake Street, dated September 5, 2018, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C. Lake Street provided its opinion to our board of directors for its use in connection with its consideration of the merger. The Lake Street opinion is not a recommendation as to how any holder of shares of our common stock should vote with respect to the merger proposal or any other matter.

In connection with its review of the merger, and in arriving at its opinion, Lake Street undertook the following steps, among others:

●	reviewed the merger agreement;

●	reviewed the letter of intent between us and Polaris Industries dated July 5, 2018;

●	reviewed certain publicly available business and financial information relating to WSI Industries that it deemed to be relevant, including our Annual Report on Form 10-K for each of the fiscal years ended August 28, 2016 and August 27, 2017, and our Quarterly Reports on Form 10-Q for each of the quarterly periods ended November 26, 2017, February 25, 2018, and May 27, 2018, as well as certain business, financial and other information and data with respect to WSI Industries we made available to Lake Street from our internal records;

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●	reviewed financial projections for the company for its fiscal years ended August 26, 2018 through August 28, 2022 on a stand-alone basis prepared and furnished to Lake Street by our management (which are referred to as “our projections” and are described below under “Certain Projected Financial Information” on page 48);

●	toured our manufacturing facility in Monticello, Minnesota on July 30, 2018;

●	reviewed the memoranda of understanding between WSI Industries and Polaris dated March 2, 2017, February 14, 2018 and March 9, 2018, respectively, and the amendments thereto, all relating to the terms of our manufacture and supply of products to Polaris;

●	reviewed existing and historical market prices of our common stock;

●	performed a discounted cash flow analysis based on our projections;

●	analyzed public information with respect to certain other companies in lines of business that Lake Street believed to be comparable to ours, in whole or in part, which included an examination of current public market prices and resulting valuation statistics;

●	reviewed the financial terms, to the extent publicly available, of certain other transactions involving the acquisition of companies Lake Street believes to be comparable to us, in whole or in part;

●	reviewed the premiums paid, to the extent publicly available, of selected merger and acquisition transactions; and

●	performed other research and analysis and considered such other factors as Lake Street deemed appropriate.

Lake Street held discussions with our executive officers regarding our projections and their assessment of the past and current business operations, financial condition and future prospects of the company.

Lake Street relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Lake Street or discussed with or reviewed by or for Lake Street. In particular, Lake Street assumed that our projections were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of our management as to the expected future results of operations and financial condition of the company. Lake Street expresses no opinion as to our projections or the assumptions on which they were based.

Lake Street also assumed that the merger will be consummated pursuant to the terms of the merger agreement without amendment of any term or condition thereof the effect of which would be in any way meaningful to its analysis, and all conditions to the consummation of the merger will be satisfied without waiver by any party of any conditions or obligations thereunder the effect of which would be in any way meaningful to its analysis. Lake Street also assumed that all the necessary regulatory approvals and consents required for the merger will be obtained in a manner that will not adversely affect us or the contemplated benefits of the merger.

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Lake Street’s opinion addressed only the fairness, from a financial point of view, to the holders of the company’s common stock of the merger consideration of $7.00 per share in cash. Lake Street was not requested to opine as to, and its opinion does not in any manner address the relative merits of the merger or any alternatives to the merger, our underlying decision to proceed with or effect the merger, or any other aspect of the merger. Other than with respect to the holders of our common stock, this opinion does not address the fairness of the merger to the holders of any class of securities, creditors or other constituencies of the company. Lake Street also did not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of our officers, directors or employees, whether or not relative to the merger. In addition, Lake Street was not retained to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspect of the merger, or alternatives available to the merger.

In arriving at its opinion, Lake Street did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of WSI Industries, and was not furnished or provided with any such appraisals or valuations. The analyses performed by Lake Street in connection with its opinion were going concern analyses.

The following is a summary of the material financial analyses delivered by Lake Street to our board of directors in connection with rendering the opinion described above.

The summary of Lake Street’s analyses is not a complete description of the analyses underlying Lake Street’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. Lake Street arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Lake Street’s overall conclusion with respect to fairness, Lake Street did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Lake Street believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create an inaccurate or incomplete view of the processes underlying Lake Street’s analyses and opinion.

The implied reference range values indicated by Lake Street’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. Much of the information used in, and accordingly the results of, Lake Street’s analyses are inherently subject to substantial uncertainty.

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Premiums Analysis

In conducting its review, Lake Street analyzed the proposed merger consideration of $7.00 per share as compared to the September 5, 2018 closing stock price and as compared to the closing stock prices at 30-, 60-, 90-, 180-, and 365-day intervals prior to that date (i.e. at August 6, 2018, July 7, 2018, June 7, 2018, March 9, 2018, and September 5, 2017). In addition, Lake Street also compared the proposed merger consideration of $7.00 per share to WSI Industries’ market close at December 5, 2017, representing one day prior to when DPW Holdings began purchasing shares, which was 274 days prior to announcement of the merger transaction between WSI Industries and Polaris Industries.

Between December 6, 2017 and January 16, 2018, DPW Holdings acquired 247,890 shares, or approximately 8.4% of our shares outstanding. On February 16, 2018, DPW Holdings sent a letter to our board of directors requesting approval to acquire a majority of the outstanding shares of WSI Industries at $6.00 per share through a tender offer. Our board of directors engaged in discussions with DPW Holdings and determined that DPW Holdings did not have sufficient capital to complete a tender offer for the company’s shares and on March 19, 2018, rejected DPW Holdings’ requests in full.

Lake Street observed that the merger consideration of $7.00 per share in cash offered by Polaris Industries represented the following premiums to WSI’s stock price at the following points in time:

Implied Transaction Multiples
	WSI Price	Implied Premium
1-Day Premium (at 9/5/2018)	$5.15	35.9%
1-Month Premium (at 8/6/2018)	$5.30	32.1%
2-Month Premium (at 7/7/2018)	$5.23	34.0%
3-Month Premium (at 6/7/2018)	$5.05	38.6%
6-Month Premium (at 3/9/2018)	$5.45	28.4%
1 Year Premium (at 9/5/2017)	$3.00	133.3%
Stock price at 12/5/2017, one day prior to DPW Holdings starting to acquire shares	$3.55	97.2%

Additionally, Lake Street performed a premiums analysis in which the proposed transaction offer price is compared to publicly available information for selected mergers and acquisitions transactions of publicly traded companies to determine the premiums (or discounts) paid over recent trading prices prior to announcement of the transaction. Included in this analysis are select transactions completed between January 1, 2014 and September 5, 2018, in which the target business operates in the industrial, auto and components, or energy equipment and services sectors, have implied enterprise values between $15 million and $1 billion and in which 100% of the target business was acquired, which Lake Street determined were relevant based upon its professional judgment and experience. From this initial screen, Lake Street applied additional criteria based on industry focus, end-markets and company profiles to identify seventeen transactions for analysis.

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The seventeen transactions selected and reviewed and the announcement dates for each respective transaction, as well as details regarding the purchase price for the transactions and premiums at various intervals prior to the announcement date, are as follows:

			1-Day Prior		Purchase	Premiums % (days)
Announce Date	Target	Buyer	Market Cap	Price	Price Per Share	1	30	60	90	180	Spec. Date (1)	365
6/5/2018	Central Steel and Wire Company	Joseph T. Ryerson & Son, Inc.	$111.83	$455.00	$616.32	35%	31%	47%	30%	54%	45%	30%
2/14/2018	Layne Christensen Company	Granite Construction Incorporated	$250.91	$12.62	$16.22	29%	22%	32%	27%	68%	109%	60%
1/25/2018	Key Technology, Inc.	Duravant LLC	$115.07	$17.76	$26.75	51%	43%	52%	49%	106%	105%	128%
8/14/2017	Tesco Corporation	Nabors Industries Ltd.	$182.34	$3.90	$4.62	19%	-3%	11%	-8%	-47%	-38%	-37%
8/8/2017	Supreme Industries, Inc.	Wabash National Corporation	$265.13	$15.45	$21.00	36%	23%	23%	12%	14%	69%	32%
8/8/2017	Cyalume Technologies Holdings, Inc.	Arsenal Capital Partners	$3.35	$0.15	$0.21	43%	38%	19%	19%	-11%	289%	241%
2/17/2017	LMI Aerospace, Inc.	Sonaca SA	$123.60	$9.19	$14.00	52%	56%	67%	78%	92%	57%	52%
6/21/2016	American Science & Engineering Inc.	OSI Systems, Inc.	$228.26	$32.34	$37.00	14%	23%	26%	36%	-12%	-1%	-19%
2/29/2016	API Technologies Corp.	J.F. Lehman & Company, Inc.	$55.98	$1.01	$2.00	98%	64%	45%	5%	-15%	-7%	3%
9/16/2015	Adept Technology, Inc.	Omron Management Center of America, Inc.	$116.15	$7.98	$13.00	63%	76%	81%	87%	103%	63%	77%
7/27/2015	Magnetek Inc.	Columbus McKinnon Corporation	$114.97	$32.25	$50.00	55%	53%	47%	31%	27%	62%	93%
6/18/2015	SL Industries Inc.	Handy & Harman Ltd.	$147.56	$37.51	$40.00	7%	3%	-5%	3%	-4%	-18%	31%
6/16/2015	Metalico Inc.	Total Merchant Limited	$27.64	$0.38	$0.60	60%	75%	58%	6%	67%	-49%	-47%
5/4/2015	PMFG, Inc.	CECO Environmental Corp.	$98.42	$4.62	$7.27	57%	52%	59%	52%	40%	43%	28%
9/3/2014	Teledyne Bolt, Inc.	Teledyne Technologies Incorporated	$142.38	$16.41	$22.00	34%	27%	21%	24%	8%	9%	25%
12/20/2013	Coleman Cable, Inc.	Southwire Company, LLC	$448.14	$24.47	$26.25	7%	17%	24%	30%	42%	86%	175%
9/25/2013	Flow International Corporation	American Industrial Partners	$182.54	$3.73	$4.05	9%	12%	4%	9%	4%	20%	9%

		Average	$153.78	$39.69	$53.02	39%	36%	36%	29%	32%	50%	52%
		Median	$123.60	$12.62	$16.22	36%	31%	32%	27%	27%	45%	31%
		25th Percentile	$111.83	$3.90	$4.62	19%	22%	21%	9%	-4%	-1%	9%
		75th Percentile	$182.54	$24.47	$26.75	55%	53%	52%	36%	67%	69%	77%

(1)       For transactions announced prior to December 5, 2017, represents premium of the per share price to the closing price on December 5, 2017. For transactions announced after December 5, 2017, represents premium of the per share price to the closing price on a date that is 274 days prior to announcement of the transaction.

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For each of the above listed transactions, Lake Street examined the $7.00 per share merger consideration compared to the closing stock price at 1-, 30-, 60-, 90-, 180-, and 365-day intervals prior to announcement. Lake Street also examined the $7.00 per share merger consideration compared to the closing stock price at December 5, 2017, representing when DPW Holdings began purchasing shares.

For the seventeen transactions above, the premiums analysis indicated the following equity value per share range:

		Premiums Paid Analysis
		1-Day	30-Day	60-Day	90-Day	180-Day	12/5/2017	365-Day
Market	75th Percentile	55.0%	52.9%	52.2%	36.4%	66.7%	69.5%	77.4%
Premiums	Median	35.9%	31.4%	32.0%	26.5%	26.9%	44.7%	31.1%
	25th Percentile	18.6%	21.6%	20.6%	9.2%	-3.6%	-0.9%	8.9%

	Implied Offer Price Premium	35.9%	32.1%	34.0%	38.6%	28.4%	97.2%	133.3%
	WSI Share Price	$5.15	$5.30	$5.23	$5.05	$5.45	$3.55	$3.00

Implied	75th Percentile	$7.98	$8.10	$7.95	$6.89	$9.08	$6.02	$5.32
Valuation	Median	$7.00	$6.96	$6.90	$6.39	$6.92	$5.14	$3.93
	25th Percentile	$6.11	$6.44	$6.30	$5.51	$5.25	$3.52	$3.27

Comparable Public Company Analysis

Lake Street analyzed the public market statistics of certain companies it deemed comparable to the company and examined various operating performance, trading statistics and information relating to those companies. Included in the analysis are companies Lake Street determined, based upon its professional judgment and experience, to be reasonably comparable to WSI Industries, Inc. based on company profile, industry focus and operating metrics, using its professional judgment and experience. From this initial comparability analysis, Lake Street determined to include those public companies that had EBITDA (earnings before interest, taxes, depreciation and amortization) margins of 12% or less or had significant customer concentration, which Lake Street believe to be, based upon its judgment and experience, comparable metrics to the company. After applying these criteria, the analysis resulted in the following 11 companies:

●	Dana Incorporated (DAN)	●	Jason Industries, Inc. (JASN)

●	Meritor, Inc. (MTOR)	●	Hurco Companies, Inc. (HURC)

●	Triumph Group, Inc. (TGI)	●	The Eastern Company (EML)

●	Park-Ohio Holdings Corp. (PKOH)	●	Core Molding Technologies, Inc. (CMT)

●	Myers Industries, Inc. (MYE)	●	Pro-Dex, Inc. (PDEX)

●	Ducommun Incorporated (DCO)

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For these 11 companies, Lake Street analyzed the following selected comparable company data:

(Dollars in millions, except per share data)

				LTM Financials		3-Yr. Rev	LTM Margins		Enterprise Value / Revenue						Enterprise Value / EBITDA
Company	Price on 9/5/2018	Market Cap	Enterprise Value	Revenue	EBITDA	CAGR %	Gross	EBITDA	LTM		CY 18E		CY 10E		LTM		CY 18E		Cy 19E
Dana Incorporated	$19.27	$2,795	$4,646	$7,860.0	$815.0	7%	14%	10%	0.6	x	0.6	x	0.6	x	5.7	x	4.8	x	4.6	x
Meritor, Inc. *	$21.47	$1,888	$2,623	$4,020.0	$423.0	4%	16%	11%	0.7	x	0.6	x	0.6	x	6.2	x	5.5	x	5.4	x
Triumph Group, Inc. *	$20.40	$1,016	$2,503	$3,250.2	$276.0	-6%	18%	8%	0.8	x	0.7	x	0.7	x	9.1	x	10.6	x	8.8	x
Park-Ohio Holdings Corp.	$20.00	$537	$1,068	$1,556.1	$128.2	2%	17%	8%	0.7	x	0.6	x	0.6	x	8.3	x	7.6	x	7.0	x
Myers Industries, Inc.	$22.55	$802	$842	$568.3	$63.3	-4%	30%	11%	1.5	x	1.5	x	1.4	x	13.3	x	11.9	x	11.0	x
Ducommun Incorporated *	$40.75	$473	$701	$578.7	$59.8	-7%	20%	10%	1.2	x	1.1	x	1.1	x	11.7	x	10.6	x	9.5	x
Jason Industries, Inc. *	$2.81	$78	$468	$636.6	$68.1	-3%	21%	11%	0.7	x	0.8	x	0.8	x	6.9	x	6.8	x	6.4	x
Hurco Companies, Inc.	$42.80	$289	$215	$275.6	$30.3	8%	29%	11%	0.8	x	NA		NA		7.1	x	NA		NA
The Eastern Company	$29.20	$184	$201	$230.5	$20.7	17%	24%	9%	0.9	x	NA		NA		9.7	x	NA		NA
Core Molding Technologies Inc.	$9.20	$74	$116	$209.2	$12.5	3%	13%	6%	0.6	x	NA		NA		9.3	x	NA		NA
Pro-Dex, Inc.	$9.80	$43	$38	$22.5	$4.0	19%	35%	18%	1.7	x	1.6	x	NA		9.6	x	12.3	x	NA

Median	$473	$701	$578.7	$63.3	3%	20%	10%	0.8	x	0.8	x	0.7	x	9.1	x	9.1	x	7.0	x
Average	$744	$1,220	$1,746.1	$172.8	4%	22%	10%	0.9	x	0.9	x	0.8	x	8.8	x	8.8	x	7.5	x
25th Percentile	$131	$208	$253.0	$25.5	-3%	16%	9%	0.7	x	0.6	x	0.6	x	7.0	x	6.5	x	5.9	x
75th Percentile	$909	$1,786	$2,403.1	$202.1	7%	27%	11%	1.0	x	1.2	x	0.9	x	9.6	x	11.0	x	9.1	x
Low	$43	$38	$22.5	$4.0	-7%	13%	6%	0.6	x	0.6	x	0.6	x	5.7	x	4.8	x	4.6	x
High	$2,795	$4,646	$7,860.0	$815.0	19%	35%	18%	1.7	x	1.6	x	1.4	x	13.3	x	12.3	x	11.0	x

*LTM EBITDA calculations above exclude restructuring charges

Lake Street analyzed the following statistics for the comparative analysis:

●	The ratio of fully-diluted enterprise value to last twelve months (“LTM”) revenue;

●	The ratio of fully-diluted enterprise value to calendar year 2018 and calendar 2019 consensus revenue estimates;

●	The ratio of fully-diluted enterprise value to LTM EBITDA; and

●	The ratio of fully-diluted enterprise value to calendar year 2018 and calendar year 2019 consensus EBITDA estimates.

In evaluating the comparable companies, Lake Street made judgments and assumptions with regard to company profile, industry focus and operating metrics. However, no company utilized in the comparable public company analysis was identical to WSI Industries. Accordingly, Lake Street believes the analysis of publicly traded companies is not simply mathematical (such as determining the mean and median). Rather, it involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

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The comparable public company analysis indicated the following equity value per share range:

(Dollars in millions, except per share data)

		Implied Equity Value Per Share
Metric	WSCI Statistic	Low	25th	Median	75th	High
EBITDA
LTM	$2.7	$3.87	$4.93	$6.66	$7.12	$10.16
CY2018E	$2.9	$3.38	$4.85	$7.17	$8.81	$9.96
CY2019E	$4.0	$4.60	$6.20	$7.54	$10.08	$12.34
Revenue
LTM	$34.3	$4.90	$6.09	$7.13	$9.93	$16.70
CY2018E	$34.6	$5.16	$5.82	$7.03	$11.92	$15.92
CY2019E	$36.6	$5.37	$5.90	$7.20	$9.40	$14.83

Precedent Transaction Analysis

In conducting its review, Lake Street performed a valuation analysis based on precedent mergers and acquisitions transactions. In connection with the analysis, Lake Street compared publicly available statistics for select industrial machinery, auto parts and equipment, aerospace and defense, electrical components and equipment, and manufacturing company transactions between January 1, 2014 to September 5, 2018. Lake Street excluded from its analysis, based upon its professional judgment and experience, transactions with Enterprise Value/Revenue multiples greater than two times revenue unless there was a publicly reported Enterprise Value/EBITDA multiple. From the application of these criteria, Lake Street identified 31 precedent transactions for analysis.

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The 31 transactions selected and reviewed and the closing dates for each respective transaction are as follows:

(Dollars in millions)

Closed			Implied Enterprise	Implied Enterprise Value /
Date	Target	Buyer	Value	Revenue		EBITDA
6/15/2018	Central Conveyor Company, Inc.	U.S. Tsubaki Holdings, Inc.	$141	0.6	x	NA
6/4/2018	Precision, Inc.	TT Electronics plc	$28	1.3	x	NA
5/25/2018	Hardinge Inc.	Privet Fund Management, LLC; Privet Fund LP	$198	0.6	x	8.7	x
4/11/2018	OCV Control Valves, LLC	MAT Holding S.L.	$12	1.0	x	NA
2/20/2018	Business and Certain Assets of Metal Moulding Corp.	Patrick Industries, Inc.	$22	1.2	x	NA
11/2/2017	Fischer Tech Ltd	Ying Shing Enterprises Limited	$103	0.8	x	6.2	x
8/31/2017	L&T Cutting Tools Limited	IMC International Metalworking Companies B.V.	$27	1.0	x	NA
8/17/2017	NN, Inc., Global Precision Bearing Components Business	Tsubaki Nakashima Co., Ltd.	$388	1.6	x	11.1	x
8/14/2017	UNAFLEX, LLC	Kadant Inc.	$31	1.8	x	NA
8/11/2017	Dynamic Technologies SpA	Ardian	$146	NA		5.2	x
7/11/2017	Innovative Laser Technologies Inc.	IPG Photonics Corporation	$40	1.8	x	NA
7/6/2017	Flowserve Corporation, Vogt Valves Division	OMB Valves S.p.A.	$28	1.6	x	NA
6/27/2017	LMI Aerospace, Inc.	Sonaca SA	$430	1.2	x	12.5	x
4/30/2017	Leisure Product Enterprises, LLC	Patrick Industries, Inc.	$74	1.0	x	NA
4/6/2017	Metaldyne Performance Group Inc.	American Axle & Manufacturing Holdings, Inc.	$3,267	1.1	x	6.9	x
4/3/2017	Velvac Inc.	The Eastern Company	$40	0.7	x	NA
3/7/2017	Innovalues Limited	TPG Capital, L.P.; Northstar Group; Northstar Equity Partners IV	$218	2.6	x	9.9	x
3/1/2017	Newcor, Inc.	CIE Automotive, S.A.	$106	0.7	x	NA
11/18/2016	Accuride Corporation	Crestview Partners, L.P.; Crestview Partners III, L.P.	$433	0.7	x	6.3	x
11/10/2016	TAP Automotive Holdings, LLC	Polaris Industries Inc.	$665	0.9	x	9.0	x
9/9/2016	Wescon Controls, LLC	Suprajit USA Inc.	$44	1.2	x	6.3	x
7/22/2016	Kreisler Manufacturing Corp.	US Hose Corporation	$28	0.8	x	7.6	x
7/8/2016	Lovejoy, Inc.	The Timken Company	$66	1.2	x	NA
6/20/2016	Mishawaka Sheet Metal, LLC	Patrick Industries, Inc.	$14	0.5	x	NA
4/12/2016	Blount International Inc.	American Securities LLC; P2 Capital Partners, LLC; P2 Capital Master Fund I, LP	$857	1.0	x	8.2	x
12/4/2015	Linear Mold & Engineering Inc. (nka:Linear AMS Inc.)	Moog Inc.	$31	1.5	x	NA
12/1/2015	CanGen Holdings, Inc.	Milacron Holdings Corp.	$22	1.1	x	NA
10/28/2015	Argotec, LLC	Schweitzer-Mauduit International, Inc.	$280	NA		10.0	x
6/30/2014	Jason Incorporated	Jason Partners Holdings Inc. (nka:Jason Industries, Inc.)	$539	0.8	x	6.8	x
6/2/2014	Grede Holdings LLC	American Securities LLC	$825	0.8	x	NA
4/7/2014	Advance Tooling Concepts LLC	ARC Group Worldwide, Inc.	$24	1.4	x	5.4	x

		Median	$74	1.0	x	7.6	x
		Average	$294	1.1	x	8.0	x
		25th Percentile	$28	0.8	x	6.3	x
		75th Percentile	$334	1.3	x	9.4	x
		Low	$12	0.5	x	5.2	x
		High	$3,267	2.6	x	12.5	x

For each of the above listed transactions, Lake Street examined the ratio of implied enterprise value to the target company’s LTM revenue and LTM EBITDA.

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The precedent transaction analysis indicated the following implied equity value per share range:

(Dollars in millions, except per share data)

	WSCI	Implied Equity Value Per Share
Metric	Statistic	Low	25th	Median	75th	High
LTM EBITDA	$2.7	$3.46	$4.40	$5.48	$6.97	$9.52
LTM Revenue	$34.3	$4.33	$7.34	$9.79	$12.71	$26.29

Discounted Cash Flow Analysis

Lake Street performed a discounted cash flow analysis for WSI Industries. Utilizing estimates prepared by our management and our projections, Lake Street calculated the discounted cash flow values as the sum of the net present value of (i) the estimated unleveraged free cash flows that WSI Industries will generate for the fiscal years ending August of 2018 through 2022, plus (ii) the terminal value at the end of such period. The terminal values were calculated based on the terminal multiple method. The implied terminal value was calculated, using Lake Street’s professional judgment and experience, based on an enterprise value to EBITDA multiple of 6.5x. Lake Street noted that the selected terminal EV/EBITDA multiple of 6.5x, represented a slight premium to the 25th percentile of the precedent transaction EV/EBITDA multiples value of 6.3x. Lake Street also noted that, in its professional opinion, this terminal multiple reflected the risk of the company’s successful execution of its proposed business plan as reflected in our projections relied upon by Lake Street for its analysis (including the fact that the cyclical, higher margin non-Polaris revenue was projected to double over the five fiscal year period of our projections) and the revenue concentration risk of Polaris. Based on discussions with management, Lake Street further assumed an estimated effective tax rate of 20% and estimated working capital and capital expenditures as a percent of annual sales to be 16% and 4% respectively, consistent with the company’s historical rates. Lake Street applied discount rates ranging from 15.1% to 19.1% based on its analysis of the weighted average cost of capital and terminal enterprise value to EBITDA multiples of 5.5x to 7.5x. Lake Street utilized such discount rates based on its judgment of WSI Industries’ weighted average cost of capital and the appropriate terminal EV/EBITDA multiples for WSI Industries’ business. In addition, based on the company’s Form 10-Q for the fiscal third quarter ended May 27, 2018, Lake Street subtracted debt of $7.7 million and added $4.9 million of cash to the enterprise value to calculate the implied equity value. The discounted cash flow analysis indicated an implied enterprise value range for WSI Industries between $22.4 million and $30.7 million. To determine a range of implied equity values per share using the discounted cash flow method, Lake Street completed a sensitivity analysis by calculating a terminal value EV/EBITDA range of 5.5x to 7.5x and a discount rate range of 15.1% to 19.1%. The resulting implied equity value per share range is below:

Implied Equity Value Per Share	$5.93 - $8.44

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Lake Street’s opinion was based upon the information available to Lake Street and facts and circumstances as they exist as of the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions Lake Street used in preparing it. Lake Street has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of the opinion and Lake Street does not have any obligation to update, revise or reaffirm its opinion.

In the ordinary course of its business, Lake Street and its affiliates may actively trade securities of the company or affiliates of Polaris Industries for its own account or the account of its customers and, accordingly, Lake Street may at any time hold a long or short position in such securities. In the future, Lake Street may provide other financial advisory and investment banking services to us or Polaris Industries and their respective affiliates for which Lake Street would expect to receive compensation. In the ordinary course of its business, Lake Street currently provides research with respect to Polaris, but does not receive any compensation from Polaris or Polaris Industries for such coverage.

Our board of directors selected Lake Street as our financial advisor because it is an investment banking firm that has substantial experience in financial analyses of transactions similar to the merger. Lake Street has not performed financial advisory or investment banking services for us in the past. Lake Street did not act as a financial advisor to any party in the merger, but was solely engaged by us pursuant to a letter agreement dated July 16, 2018 to render an opinion, from a financial point of view, of the fairness of the consideration to be received by our shareholders pursuant to the merger. Pursuant to the letter agreement between us and Lake Street, we paid Lake Street a fee of $175,000 upon delivery of its opinion. The fee was not conditioned upon the conclusions reached in the opinion and is not conditioned upon the completion of the merger. In addition, we have agreed to reimburse Lake Street for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Lake Street and related persons against various liabilities, including certain liabilities under the federal securities laws.

As described above, Lake Street’s opinion to our board of directors was one of many factors taken into consideration by our board of directors in making its determination to approve the merger agreement. For a summary of the reasons for our board of directors’ recommendation in favor of the merger, see “The Merger—Reasons for Our Board’s Recommendation in Favor of the Merger” on page 32.

Certain Projected Financial Information

We do not, as a matter of course, develop or publicly disclose forecasts or projections of our future financial performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with our board of directors’ evaluation of the merger, our board of directors considered certain non-public unaudited projected financial information provided by our management relating to WSI Industries for the fiscal years ending 2018 through 2022, which we refer to as our “projections.” Our projections were also provided to Lake Street for its use and reliance in connection with its financial analyses and opinion summarized under “Opinion of Our Financial Advisor” on page 38.

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Limitations on Our Projections

Our projections were not prepared with a view to public disclosure, but are included in this proxy statement because our projections were made available to our board of directors and Lake Street.

Our projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States (which we refer to as “GAAP”), the published guidelines of the SEC regarding projections and forward-looking statements, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, our independent auditors have not examined, reviewed, compiled or otherwise applied procedures to our projections and, accordingly, assume no responsibility for, and express no opinion on, them.

Our projections are forward-looking statements. Important factors that may affect actual results and cause our projections not to be achieved include general economic conditions, industry trends, accuracy of certain accounting assumptions, competitive pressures, changes in tax laws, and the other factors described under “Preface—Forward-Looking Statements” on page iv.

The process by which management created our projections reflect numerous qualitative estimates and assumptions, some of which are described below. Because our projections cover multiple years, such information by its nature becomes less reliable with each successive year. There can be no assurance that our projections will be realized, and actual results may be materially better or worse than those contained in our projections. Our projections are not predictive of actual future results and should not be construed as financial guidance for any future period.

Our projections do not give effect to the merger, including the impact of the announcement of the merger, the expenses that may be incurred in connection with the merger, the effect on WSI Industries of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, our projections do not take into account the effect on WSI Industries of any possible failure of the merger to occur.

The inclusion of this information should not be regarded as an indication that our board of directors, our financial advisor or any other recipient of this information considered, or now considers, our projections to be material information of the company. The summary of our projections is not included in this proxy statement in order to induce any shareholder to vote in favor of the merger proposal or other proposals to be voted on at the special meeting or to influence any shareholder to make any investment decision with respect to the merger, including whether or not to seek dissenters’ rights with respect to shares of our common stock.

In addition, our projections have not been updated or revised to reflect information or results after the date our projections were prepared, and except as required by applicable securities laws, we do not intend to update or otherwise revise our projections or any information presented in them to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

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For the foregoing reasons, and considering that the special meeting will be held several months after our projections were prepared, as well as the uncertainties inherent in any forecasting, readers of this proxy statement are cautioned not to rely on our projections. No one has made or makes any representation to any shareholder regarding the information included in our projections. We urge all shareholders to review our most recent SEC filings for a description of our reported financial results. See the section entitled “Where You Can Find More Information—Incorporation by Reference” on page 102.

Certain Underlying Assumptions

Our projections reflect numerous assumptions and estimates made by our management using information available to them at the time. Among other things, these assumptions include:

●	Sales to Polaris were forecasted to be mostly flat over the period with margins on sales to Polaris at levels consistent with past experience;

●	Sales to customers other than Polaris (which we refer to as our diversified group) were forecasted to increase $2.0 million in fiscal year 2019, $3.4 million in fiscal year 2020, and $1.2 million per fiscal year thereafter (reflecting an 8% to 9% increase);

●	Selling, general and administrative expense was estimated at 9% to 10% of net sales for each fiscal year of the period, consistent with our past experience;

●	Interest expense was based upon current debt levels and forecasted additional financed equipment purchases to support forecasted increased sales to diversified group customers;

●	Accounts receivable days sales outstanding, inventory turns and accounts payable as a percentage of inventory were forecasted to be consistent with historic levels;

●	Quarterly dividends of $0.04 per share were forecasted to be paid, consistent with our current dividend policy, and the number of shares outstanding over the period was estimated to be consistent with the number of shares outstanding currently; and

●	The U.S. tax laws in effect on the date the projections were prepared would remain in effect throughout the period.

Our Projections

Our projections included the following estimates of our future financial performance:

Projected Income Statement Financial Information

	F2018E	F2019E	F2020E	F2021E	F2022E

Net Sales	$34,216,090	$35,827,201	$39,265,752	$40,465,752	$41,665,752

Gross Margin	4,095,800	5,328,242	6,379,441	6,748,506	7,077,991
Gross Margin Percent	12.0%	14.9%	16.2%	16.7%	17.0%

Total Expenses	3,443,246	3,521,662	4,051,041	4,198,524	4,355,262

Pretax Earnings	652,554	1,806,581	2,328,401	2,549,983	2,722,730

Income Tax Expense	(506,663)	318,415	430,606	448,246	485,387

Net Earnings	$1,159,217	$1,488,166	$1,897,795	$2,101,736	$2,237,343

Earnings Per Share	$0.39	$0.50	$0.63	$0.70	$0.75

EBITDA (1)	$2,674,472	$3,854,283	$4,191,079	$4,419,592	$4,686,710

(1)	Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” below.

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Projected Balance Sheet Financial Information

	F2018E	F2019E	F2020E	F2021E	F2022E
Total Current Assets	$12,662,152	$14,249,637	$16,423,253	$18,267,778	$20,332,862
Property, plant and equipment, net	10,527,118	10,071,350	9,773,606	9,627,929	9,432,883
Other Assets	2,368,452	2,368,452	2,368,452	2,368,452	2,368,452

Total Assets	$25,557,722	$26,689,439	$28,565,310	$30,264,160	$32,134,197

Total Current Liabilities	4,678,704	4,652,822	4,551,816	4,627,933	4,542,723

Long-term debt less current portion	6,415,283	6,344,715	6,623,800	6,335,794	6,235,428

Shareholders’ equity	14,463,735	15,691,901	17,389,696	19,300,432	21,356,045

Total liabilities and shareholders’ equity	$25,557,722	$26,689,438	$28,565,311	$30,264,160	$32,134,197

Projected Cash Flows Financial Information

	F2018E	F2019E	F2020E	F2021E	F2022E

Cash from Operations	$1,209,345	$3,113,083	$3,913,495	$3,501,559	$4,048,509

Cash Paid Toward Investing and Financing	(1,804,819)	(2,415,531)	(2,211,015)	(2,163,856)	(2,240,185)

Net cash for the period	(595,474)	697,552	1,702,480	1,337,703	1,808,324

Beginning Cash	5,846,933	5,251,459	5,949,011	7,651,491	8,989,194

Net Cash End of Period	$5,251,459	$5,949,011	$7,651,491	$8,989,194	$10,797,518

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Reconciliation of Non-GAAP Financial Measures

Our projections include EBITDA, a non-GAAP financial measures. We define EBITDA as net earnings plus interest expense, income tax expense, and depreciation and amortization minus interest and other income.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by us may not be comparable to similarly titled amounts used by other companies. These non-GAAP measures are included in this proxy statement because such information was made available to our board of directors and Lake Street and used in the process leading to the execution of the merger agreement, as described elsewhere in this proxy statement.

A reconciliation of net earnings to EBITDA is provided below. Both net earnings and EBITDA were included in our projections, and are subject to and should be read together with the disclosures above relating to our projections.

	Fiscal Year
(amounts in millions)	2018E	2019E	2020E	2021E	2022E
Net earnings (1)	$1,159,217	$1,488,166	1,897,795	2,101,736	2,237,343
Plus: Interest expense(1)	309,589	318,000	303,000	270,000	325,000
Plus: Income tax expense(1)	(506,663)	318,415	430,606	448,246	485,387
Plus: Depreciation and amortization(1)	1,755,639	1,759,702	1,601,678	1,649,610	1,698,980
Minus: Interest and other income(2)	43,310	30,000	42,000	50,000	60,000
EBITDA (non-GAAP)	$2,674,472	$3,854,283	$4,191,079	$4,419,592	$4,686,710

(1)	As would be shown on our consolidated statement of earnings.
(2)	Interest and other income consists for fiscal year 2018 of income relating to an easement to the City of Monticello and interest income and for fiscal years 2019 consists of interest income.

Financing of the Merger

We anticipate that the total amount of funds necessary for Polaris Industries to consummate the merger and the related transactions (including the funds needed to pay our shareholders the amounts due to them under the merger agreement and make payments in respect of our outstanding equity awards) will be funded by Polaris Industries through its cash on hand and other available financial resources. The merger is not conditioned upon receipt of financing by Polaris Industries.

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Interests of Our Directors and Executive Officers in the Merger

When considering the recommendation of our board of directors that you vote for the merger proposal, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. Our board of directors was aware of these interests in approving the merger agreement and the merger and in recommending that the merger agreement be approved by our shareholders.

Our named executive officers are:

●	Michael J. Pudil, President and Chief Executive Officer

●	Paul D. Sheely, Chief Financial Officer

The compensation that may become payable to our named executive officers in connection with the merger is subject to a non-binding advisory vote of the company’s shareholders, as described below in “The Merger-Related Compensation Proposal (Proposal #2)” on page 92.

Merger Proceeds in Respect of WSI Industries Equity Awards

Under the merger agreement, our outstanding equity awards, including those held by our directors and executive officers, will be treated as described in “The Merger Agreement—Treatment of WSI Industries Equity Awards” on page 66. No stock options or other equity awards have been granted to our directors or executive officers after the date of the merger agreement and prior to the date of this proxy statement, and we do not expect to grant any stock options or other equity awards to the directors or executive officers after the date of this proxy statement and prior to the effective time of the merger.

For an estimate of the amounts that would be payable to each of our named executive officers in respect of their outstanding equity awards, see the “Equity” column in the Golden Parachute Compensation table on page 56. Also based on those same assumptions, the estimated aggregate value of the unvested stock option awards held by our non-employee directors that will become vested at the effective time is $32,600. For more information on equity holdings of our directors and named executive officers, see “Security Ownership of Certain Beneficial Owners and Management” on page 96.

Employment Arrangements with Polaris Industries

No executive officer of the company has entered into an agreement with Polaris Industries or Merger Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Polaris Industries, Merger Sub or the surviving corporation or their respective affiliates. Prior to or following the closing of the merger, however, these executive officers may discuss or enter into such agreements with Polaris Industries, Merger Sub and/or any of their respective affiliates.

As described under “The Merger Agreement—Employee Matters” beginning on page 78, the merger agreement requires the surviving corporation to continue to provide certain compensation and benefits following the effective time to all employees, including our executive officers, who remain employed by the surviving corporation following the effective time.

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Insurance and Indemnification of Directors and Executive Officers

See “The Merger Agreement—Indemnification and Insurance,” on page 79, for a summary of the obligations of Polaris Industries and the surviving corporation with respect to insurance indemnification of directors and executive officers after the effective time of the merger.

Voting Agreements

Our directors and executive officers, which collectively beneficially owned approximately 4.2% of our outstanding shares as of September 5, 2018, have entered into a voting agreement to vote the shares beneficially owned by them as of the record date in favor of the merger agreement, subject to the terms and conditions of the voting agreement. See “Voting Agreement” on page 89.

Arrangements with WSI Industries

Severance Arrangements

We are not party to any agreement with Michael J. Pudil relating to his employment as our President and Chief Executive Officer and his employment with us is “at will”.

We are a party to a severance letter agreement with Paul D. Sheely dated October 7, 2009. On October 18, 2017, we provided Mr. Sheely with notice of termination under his severance letter agreement and in accordance with this notice, the severance letter agreement with Mr. Sheely will terminate effective October 19, 2018.

If Mr. Sheely’s employment is terminated without cause while the severance letter agreement is in effect, we will continue to pay Mr. Sheely his base salary in accordance with our regular payroll practices for a period of twelve months or until he has secured other employment, whichever occurs first, and we will pay a portion of the COBRA premium until the earlier of twelve months or the date COBRA coverage otherwise terminates. If Mr. Sheely’s employment terminates because of his resignation while the severance letter agreement is in effect, if we terminate his employment for cause while the severance letter agreement is in effect or if Mr. Sheely’s employment terminates as a result of his death or disability while the severance letter agreement is in effect, our only obligation to Mr. Sheely is to pay any base salary earned but not yet paid. Payments under the severance letter agreement that constitute nonqualified deferred compensation may be delayed, provided that the amount of the first payment shall be increased for interest earned on the delayed payment based upon interest.

We do not expect the closing date of the merger to occur while Mr. Sheely’s severance letter agreement is in effect.

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Retention Agreements

On September 5, 2018, our compensation committee approved a retention bonus arrangement with Paul D. Sheely, our Chief Financial Officer, by which Mr. Sheely would be paid a cash retention bonus of up to $70,000 if he remains employed with the surviving corporation from the closing date to a specified date following the closing. The retention bonus arrangement will be evidenced by, and is conditioned upon finalization and entry into, an agreement between WSI Industries and Mr. Sheely, in form and substance reasonably satisfactory to Polaris Industries.

2018 Bonus Payments

On October 17, 2017, our compensation committee recommended and our board of directors approved the cash incentive compensation plan for fiscal year 2018 (referred to as the “2018 Incentive Plan”) for Mr. Sheely and other non-executive officer members of management. Our compensation committee also approved the bonuses that may be earned by Mr. Sheely under the 2018 Incentive Plan and the performance goals under the 2018 Incentive Plan as they apply to Mr. Sheely. Mr. Pudil is not a participant in the 2018 Incentive Plan.

Under the 2018 Incentive Plan, Mr. Sheely is eligible for a target bonus equal to 45% of his base salary. Our compensation committee determined that the performance goals under the 2018 Incentive Plan would consist of department objectives and our sales, gross margin and profitability for fiscal year 2018. Our compensation committee delegated to Mr. Pudil the authority to set the department objectives and the minimum, target and maximum amounts of each of the financial performance goals against our budget for fiscal year 2018, as well as the authority to set the weight of the performance goals. Payouts of the cash bonus under the 2018 Incentive Plan will be made following our compensation committee’s determinations to those participants who continue to be employed as of the end of fiscal year 2018.

Our compensation committee expects to approve bonuses under the 2018 Incentive Plan in October 2018. Bonuses under the 2018 Incentive Plan are not conditioned upon, based upon or otherwise related to the merger. Accordingly, no amount to Mr. Sheely in respect of the 2018 Incentive Plan is reflected in the Golden Parachute Compensation table below.

In connection with the merger agreement, our compensation committee agreed to limit any discretionary bonus to Mr. Pudil in respect of our fiscal year 2018 performance to 100% of his annual base salary of $255,000. The discretionary bonus is not conditioned upon, based upon or otherwise related to the merger and will be determined by our compensation committee after review of our financial results for fiscal year 2018 at the same time as our compensation committee makes determinations relating to the 2018 Incentive Plan. Accordingly, no discretionary bonus amount to Mr. Pudil is reflected in the Golden Parachute Compensation table below.

Quantification of Payments and Benefits to Named Executive Officers

The table below shows the estimated amounts of payments and benefits that each named executive officer would receive if his employment is terminated in connection with a hypothetical closing of the merger on November 8, 2018, based on his compensation, outstanding equity awards, and agreements in effect as of the hypothetical closing date. In particular, the hypothetical closing date is assumed to occur after the termination of the severance letter agreement with Mr. Sheely. The amounts reflected in the table were calculated based upon a $7.00 per share price, the merger consideration as specified in the merger agreement.

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The calculations in the tables below do not include amounts the officers were already entitled to receive or that will have vested by November 8, 2018, or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of an officer and that are available generally to all of the salaried employees of the company.

In addition, certain amounts will vary depending on the actual date of closing of the merger, which is presently expected to occur in the fourth quarter of 2018. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth in the following table.

Golden Parachute Compensation

Named Executive Officer	Cash ($)	Equity(1) ($)	Perquisites/ Benefits ($)	Total ($)
Michael J. Pudil	$0	$0	$0	$0
Paul D. Sheely	$0	$38,580	$0	$38,580

(1)	Amounts shown represent aggregate merger consideration that each named executive officer would receive with respect to shares subject to unvested stock options that are subject to accelerated vesting in connection with the merger. Because shareholder approval is a closing condition for the merger, it is not possible for a closing to occur before the date of the meeting to which this proxy statement relates. Depending on when the closing date of the merger actually occurs, stock options that are currently outstanding may vest in accordance with their terms prior to the closing of the merger.

The compensation summarized in the table and footnotes above in respect of the named executive officers is subject to a non-binding advisory vote of our shareholders, as described below in “The Merger-Related Compensation Proposal (Proposal #2)” on page 92.

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Exclusive Forum Bylaw

On September 5, 2018, our board of directors amended our bylaws to add a new exclusive-forum bylaw, which provides that, unless we otherwise consent, the state or federal courts in Hennepin County, Minnesota, will be the sole and exclusive forum for (1) any claim or action that is based upon a violation of a duty under the laws of the State of Minnesota by a current or former director, officer, or shareholder of WSI Industries in such capacity, (b) any derivative action or proceeding brought on behalf of WSI Industries, (c) any action asserting a claim arising under the Minnesota Business Corporation Act or our articles of incorporation or bylaws (as any may be amended from time to time), or (d) any action asserting a claim governed by the “internal affairs” doctrine.

This amendment became effective immediately upon adoption and should apply to any actions of these types that may be brought in connection with the merger.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of our common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “tax code,” applicable U.S. Treasury Regulations promulgated under the tax code, judicial opinions and administrative rulings and published positions of the Internal Revenue Service, which we refer to as the “IRS,” each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of shares of our common stock in light of such holder’s particular circumstances. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. We have not sought, and no ruling will be sought from the IRS with respect to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

●	an estate the income of which is subject to U.S. federal income tax regardless of its source.

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This discussion applies only to U.S. holders of shares of our common stock who hold such shares as a capital asset within the meaning of Section 1221 of the tax code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or non-U.S. currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long term residents of the United States, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations, or other pass-through entities, or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of our common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, a holder required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement, U.S. holders who acquired their shares of our common stock through the exercise of employee stock options, through a tax qualified retirement plan or other compensation arrangements, and dissenters (as defined under “Dissenters’ Rights” below)).

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of our common stock, you should consult your tax advisor.

This summary of U.S. federal income tax consequences is intended only as a general summary of certain material U.S. federal income tax consequences of the merger to U.S. holders and is not tax advice. Holders of our common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including federal estate, gift and other non-income tax consequences, the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, and tax consequences under state, local, non-U.S. or other tax laws, including tax treaties.

Tax Consequences of the Merger

The receipt of cash by U.S. holders in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of our common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received plus the amount used to satisfy any applicable withholding taxes and (2) the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in its shares of common stock is generally the amount paid for such shares of common stock (less the amount of any distribution received by such holder treated as a tax-free return of capital).

Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of our common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of our common stock.

Information Reporting and Backup Withholding

Payments made in exchange for shares of our common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the tax code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

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Dissenters’ Rights

The following is a summary of certain material terms of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act. The summary is not complete and must be read together with the actual statutory provisions, copies of which are attached as Appendix D. We encourage you to read Sections 302A.471 and 302A.473 carefully and in their respective entirety because the rights and obligations of the company and our shareholders are governed by the express terms of these statutory provisions and other applicable law, and not by this summary or any other information contained in this proxy statement.

Applicability

As a Minnesota corporation, WSI Industries is governed by the Minnesota Business Corporation Act. The Minnesota Business Corporation Act provides a shareholder with the right to dissent from the merger and instead obtain payment for the “fair value” of the shareholder’s shares of our common stock. This right is set forth in Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act.

This proxy statement constitutes our notice to our shareholders of the availability of dissenters’ rights in connection with the merger in compliance with the requirements of Section 302.473, subdivision 2.

Exercising Dissenters’ Rights

Any WSI Industries shareholder contemplating an attempt to assert and exercise dissenters’ rights in connection with the merger should review carefully the provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (copies of which are attached as Appendix D), particularly the specific procedural steps required to perfect such rights. Dissenters’ rights are lost if the procedural requirements of Section 302A.473 are not fully and precisely satisfied.

In view of the complexity of these statutory provisions, any shareholders who may wish to pursue dissenters’ rights should consult their legal advisors.

Filing Initial Notice of Dissent before the Special Meeting

Under Section 302A.473, subdivision 3, a shareholder who wishes to exercise dissenters’ rights, which we refer to as a “dissenter,” must file with us, before the vote on the merger proposal, a written notice of intent to demand the “fair value” of shares of our common stock owned by the shareholder.

The written notice of intent should be sent to the attention of Paul D. Sheely, Chief Financial Officer, at WSI Industries, Inc., 213 Chelsea Road, Monticello, Minnesota 55362 and a copy (which copy will not constitute notice) should also be sent to the attention of April Hamlin at Ballard Spahr LLP, 2000 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402.

To be effective, the notice must be filed with us before the vote on the merger proposal. In addition, the shareholder must not vote his or her shares in favor of the merger proposal. A vote against the merger proposal does not in itself constitute a notice of a shareholder’s intent to demand fair value and a failure to vote does not affect the validity of a timely written notice. However, the submission of a properly signed blank proxy will constitute a vote in favor of approving the merger proposal and a waiver of statutory dissenters’ rights.

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Under Section 302A.471, subdivision 2, beneficial owners of shares who desire to exercise statutory dissenters’ rights must obtain and submit the registered owner’s written consent at or before the time the notice of intent to demand fair value is due.

Under Section 302A.471, subdivision 2, a shareholder may not assert dissenters’ rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter will be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

Notice of Procedure from WSI Industries after Shareholder Approval

If the merger is approved by our shareholders, we will send to all dissenters who timely filed the necessary notice of intent to demand the fair value of their shares and who did not vote their shares in favor of the merger proposal a notice, which we refer to as a “notice of procedure,” containing certain information required by Section 302A.473, subdivision 4, including the address to which a dissenter must send a demand for payment and certificates representing shares in order to obtain payment for such shares, any restrictions on transfer on uncertificated shares that will apply, and the date by which they must be received and a form to be used to certify the date on which the dissenter (or the beneficial owner on whose behalf the dissenter dissents) acquired such shares of stock (or an interest in them) and to demand payment.

Demand for Payment and Deposit of Shares

In order to receive the fair value of the shares under Section 302A.473, a dissenter must demand payment and deposit certificates representing shares within 30 days after our notice of procedure is given. Under Minnesota law, notice by mail is given by a corporation when deposited in the United States mail. A shareholder who fails to timely make demand for payment and deposit certificates (or comply with any restrictions on transfer of uncertificated shares) as required by Section 302A.473, subdivision 4, loses the right to receive the fair value of such shareholder’s shares even if such shareholder timely filed a notice of intent to demand payment under Section 302A.473, subdivision 3.

Determination and Payment of “Fair Value”

Except as provided below, if a valid demand for payment by a dissenter is made, then after our receipt of such demand or the effective date of the merger, whichever is later, we must pay the dissenter an amount which we estimate to be the fair value of the dissenter’s shares of our common stock, plus interest. We will include a brief description of the method used to reach our estimate of fair value. For the purpose of a dissenter’s rights under Sections 302A.471 and 302A.473, “fair value” means the value of the shares of stock immediately before the effective date of the merger. It is possible that the fair value of shares of our common stock as determined pursuant to dissenters’ rights procedures may be determined to be less than the value of the merger consideration. Additionally, “interest” means interest commencing five days after the effective date of such merger until the date of payment, calculated at the rate provided in Minnesota Statutes Section 549.09 subdivision 1, paragraph (c), clause (1), which is currently 4.0% simple interest per annum.

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If a dissenter believes this payment is less than the fair value of the shares of our common stock, plus interest, such dissenter must give written notice to us of the dissenter’s own estimate of the fair value of the shares of stock, plus interest, within 30 days after the date we mail the payment, and must demand payment of the difference between the dissenter’s own estimate and our payment. If such dissenter fails to give written notice of such estimate to us, or fails to demand payment of the difference, within the 30 day time period, such dissenter is entitled only to the amount of our payment.

We may withhold such payment with respect to shares of our common stock for which a dissenter demanding payment (or persons on whose behalf such dissenter acts) was not the beneficial owner as of the first public announcement date of the merger agreement, which is September 6, 2018. As to each such dissenter who has validly demanded payment, following the effective date of the merger or the receipt of demand, whichever is later, we must mail our estimate of the fair value of such dissenter’s shares of stock, a statement of the reason for withholding the payment, and offer to pay this amount, plus interest, to the dissenter upon receipt of such dissenter’s agreement to accept this amount in full satisfaction. The dissenter may decline our offer and give written notice to us of such dissenter’s own estimate of the fair value of the shares of stock, plus interest, and demand payment of this amount. This demand must be mailed to us within 30 days after the mailing of our offer. If the dissenter fails to make this demand within the 30-day time period, such dissenter is entitled only to the amount we offered.

If we receive a demand from a dissenter (including a dissenter who held shares of our common stock on September 6, 2018 and a dissenter who purchased shares of our common stock after that date who has complied with the applicable demand requirements) for a supplemental payment, we must, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with us or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition must be filed in the county in which our registered office is located, which is Wright County, Minnesota. Our registered office is subject to change at any time. All dissenters whose demands are not resolved within the applicable 60 day period must be made parties to this proceeding.

The court will then determine whether each dissenter in question has fully complied with the provisions of Sections 302A.471 and 302A.473, and for all dissenters who have fully complied and not forfeited statutory dissenters’ rights, will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers which may have been appointed by the court), computed by any method that the court, in its discretion, sees fit to use, whether or not used by us or a dissenter. The fair value of the shares as determined by the court is binding on all dissenters. However, by statute, dissenters are not liable to us for the amount, if any, by which payments remitted to the dissenters exceed the fair value of such shares determined by a court, plus interest. The costs and expenses of such a court proceeding are assessed against us, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.

Limitation of Other Rights

Under Section 302A.471, subdivision 4, a shareholder has no right at law or in equity to have the merger set aside or rescinded, except if the merger is fraudulent with respect to such shareholder or us.

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The Merger Agreement

The following is a summary of certain material terms of the merger agreement. The summary is not complete and must be read together with the merger agreement, a copy of which is attached as Appendix A. We encourage you to read the merger agreement carefully and in its entirety because the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement. This summary may not contain all the information about the merger agreement that is important to you.

Please note that the representations, warranties, covenants and agreements in the merger agreement were made only for purposes of the merger agreement, and may not represent the actual state of facts. See “Miscellaneous—Legal and Cautionary Disclosures—Context for Assertions Embodied in Agreements” on page 101.

Structure and Corporate Effects of the Merger

At the effective time of the merger, Merger Sub will merge with and into WSI Industries, and the separate corporate existence of Merger Sub will cease. WSI Industries will be the surviving corporation in the merger and will continue its corporate existence as a Minnesota corporation and a wholly-owned subsidiary of Polaris Industries.

At the effective time of the merger, the articles of incorporation of WSI Industries will be amended and restated in their entirety to read the same as the articles of incorporation of Merger Sub and such articles will be the articles of incorporation of the surviving corporation, except that the name and date of incorporation of the surviving corporation will be the name and date of incorporation of the company. Also at the effective time of the merger, the bylaws of WSI Industries will be amended and restated in their entirety to read the same as the bylaws of Merger Sub (except that the name of the surviving corporation shall be the name of the company), and such bylaws will be the bylaws of the surviving corporation. If Merger Sub does not have any bylaws at the effective time of the merger, the surviving corporation will not have bylaws.

At the effective time of the merger, the individuals holding positions as directors of Merger Sub immediately before the effective time of the merger will become the directors of the surviving corporation, and the individuals holding positions as officers of the company immediately before the effective time of the merger will continue as the officers of the surviving corporation, in each case until their resignation or removal or their respective successors are duly elected and qualified.

Timing of the Merger

The closing of the merger will take place on a date and at a time selected by Polaris Industries that is within three business days after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in the merger agreement to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions). These conditions are described under “Conditions to Completion of the Merger” on page 77. In any event, WSI Industries and Polaris Industries may mutually agree on another date or time for the closing to take place. The date on which the closing occurs is sometimes referred to as the closing date.

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At the closing, we will file articles of merger with the Secretary of State of the State of Minnesota. The merger will become effective at the time when the articles of merger are filed or at such later date or time as may be agreed by us and Polaris Industries and specified in the articles of merger. The date and time the merger becomes effective is referred to as the “effective time.”

As of the date of the filing of this proxy statement, we expect to complete the merger in the fourth quarter of 2018, within several business days following the approval of the merger agreement by our shareholders. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, and factors outside of our control or the control of Polaris Industries may delay the completion of the merger, or prevent it from being completed at all. There can be no assurances as to whether or when the merger will be completed.

Effect of the Merger on Our Common Stock

Each share of our common stock that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $7.00 in cash, without interest and less any applicable withholding taxes, except for (1) any shares subject to a restricted stock award, (2) any shares that are directly or indirectly owned by Polaris Industries, any of its subsidiaries, or any of our subsidiaries (which we refer to as cancelled shares), and (3) any dissenting shares. At the effective time of the merger, the shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder thereof will cease to have any rights with respect thereto, except the right to receive the merger consideration.

Any shares subject to a restricted stock award will be treated as described under “Treatment of WSI Industries Equity Awards” on page 66. As of the date of this proxy statement there are no restricted stock awards outstanding and we do not expect any restricted stock awards to become outstanding.

At the effective time of the merger, each cancelled share will be cancelled and cease to exist, and no consideration will be delivered in exchange for such cancellation.

In this proxy statement, we use the term “dissenting shares” to describe shares of our common stock issued and outstanding immediately prior to the effective time of the merger that are held by a holder who (1) has not voted in favor of approval of the merger agreement, (2) has demanded and perfected such holder’s right to dissent from the merger and to be paid the fair value of such shares in accordance with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, and (3) as of the effective time of the merger, has not effectively withdrawn or lost such dissenters’ rights. At the effective time of the merger, any dissenting shares will not be converted into or represent the right to receive the merger consideration, but if such holder complies in all respects with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, such holder will be entitled to the payment of the fair value of such dissenting shares determined in accordance with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (including interest determined in accordance with Section 302A.473 of the Minnesota Business Corporation Act). However, if any such holder fails to perfect or otherwise waives, withdraws or loses the right to dissent under such statutory provisions, then the right of such holder to be paid the fair value of such holder’s dissenting shares will cease and such dissenting shares will be deemed to have been converted as of the effective time of the merger into, and to have become exchangeable solely for the right to receive, the merger consideration, without interest thereon and subject to any applicable withholding taxes. For more information regarding dissenters’ rights, See “The Merger—Dissenters’ Rights” on page 60.

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At the effective time of the merger, each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

Treatment of WSI Industries Equity Awards

Stock Options. At the effective time of the merger, each option to acquire shares of our common stock outstanding immediately prior to the effective time of the merger will be cancelled with the holder becoming entitled to receive a cash payment, without interest, equal to the product of (1) the excess, if any, of $7.00 over the exercise price per share of our common stock subject to such option multiplied by (2) the number of shares of our common stock subject to such option immediately prior to the effective time of the merger (subject to any applicable withholding tax). So-called “underwater” or out-of-the-money options, where the exercise price is greater than or equal to $7.00, will be cancelled without consideration.

Restricted Stock. We currently do not have and do not expect to have any shares of restricted stock outstanding. If any shares of restricted stock were to become outstanding, the merger agreement provides that at the effective time of the merger, each award of restricted stock that is outstanding immediately prior to the effective time of the merger will be cancelled with the holder becoming entitled to receive a cash payment, without interest, equal to the product of (1) $7.00 multiplied by (2) the number of shares of our common stock subject to such company restricted stock award at the effective time of the merger (subject to any applicable withholding tax).

Payment for Common Stock in the Merger

At or prior to the effective time of the merger, Polaris Industries will deposit cash in U.S. dollars in an amount sufficient to pay the aggregate merger consideration with a paying agent it selects, which we refer to as the “paying agent.” These funds may not be used for any purpose other than payment of the merger consideration.

Promptly after the effective time of the merger, Polaris Industries will cause the paying agent to mail to each holder of record of shares of our common stock whose shares were converted into the right to receive the merger consideration (1) a letter of transmittal and (2) instructions for effecting the surrender of certificates or book-entry shares formerly representing shares of our common stock in exchange for the merger consideration. Upon surrender of certificates (or effective affidavits of loss in lieu of certificates and, if required, the posting of a bond) or book-entry shares, as applicable, to the paying agent together with the letter of transmittal, completed and executed in accordance with the instructions to the letter of transmittal, and such other documents as may customarily be required by the paying agent, the holder of such certificates (or effective affidavits of loss in lieu of certificates) or book-entry shares will be entitled to receive the merger consideration for all such shares, and any certificates surrendered in this manner will be cancelled.

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Representations and Warranties; Material Adverse Effect

In the merger agreement, we make representations and warranties to Polaris Industries and Merger Sub, subject to certain exceptions in the merger agreement, in the confidential disclosure letter delivered to Polaris Industries in connection with the merger agreement and in certain of our public filings, as to, among other things:

●	organization, good standing and qualification to do business with respect to us and our subsidiaries in each of their jurisdictions of organization;

●	capitalization and ownership of our subsidiaries;

●	capital structure, including shares issued and outstanding and obligations pursuant to equity awards;

●	absence of preemptive or similar rights or debt securities that give their holders the right to vote with our shareholders;

●	corporate authority to enter into the merger agreement, the due authorization of the merger agreement and the transactions contemplated thereby by us (subject to shareholder approval of the merger), and the enforceability of the merger agreement against us;

●	the adoption by our board of directors of resolutions declaring the merger agreement, the merger, and the transactions contemplated by the merger agreement to be fair, approving the merger agreement, the merger, and the transactions contemplated by the merger agreement, and recommending that our shareholders approve the merger agreement;

●	absence of violations or conflicts with our or any of our subsidiaries’ governing documents, contracts or applicable laws;

●	governmental and third party consents, and other governmental filings and approvals relating to the execution, delivery and performance of the merger agreement;

●	our SEC filings, financial statements and the absence of undisclosed liabilities or obligations;

●	internal controls over financial reporting, disclosure controls and procedures, and compliance with Nasdaq rules and regulations;

●	the absence of certain changes or events, including any change that has had or would reasonably be expected to have, a material adverse effect, since August 27, 2017;

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●	litigation matters and investigations;

●	specified contracts;

●	compliance with applicable laws, including anti-corruption and sanctions laws;

●	labor and employment matters;

●	employee benefit matters;

●	taxes;

●	real property matters;

●	our intellectual property;

●	environmental matters;

●	insurance policies and coverage;

●	product warranties;

●	product liability and inventory;

●	the absence of certain transactions or agreements with affiliates during the preceding three years;

●	the absence of certain business practices in violation of anti-bribery and anti-money laundering laws;

●	our use of interest rate swaps and currency exchange swaps;

●	the accuracy of the information in this proxy statement;

●	supplier and customer matters;

●	the inapplicability of anti-takeover statutes;

●	broker’s or advisor’s fees; and

●	the receipt by our board of directors of an opinion from Lake Street.

In the merger agreement, Polaris Industries and Merger Sub also make representations and warranties to us, subject to certain exceptions in the merger agreement, as to, among other things:

●	organization, good standing and authority to do business with respect to Polaris Industries and Merger Sub in each of their respective jurisdictions;

●	corporate authority to enter into the merger agreement and the enforceability of the merger agreement against Polaris Industries and Merger Sub;

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●	absence of violations or conflicts with Polaris Industries’ or Merger Sub’s governing documents, contents or applicable laws;

●	governmental and third party consents, and other governmental filings and approvals relating to the execution, delivery and performance of the merger agreement;

●	litigation matters and investigations;

●	information supplied for the purposes of this proxy statement;

●	affirmation that Merger Sub has been formed solely for the purposes of the merger and has not engaged in any business activities other than pursuant to the merger agreement;

●	Polaris Industries, Merger Sub’s and their affiliates’ absence of beneficial ownership interest in our common stock and the absence (other than the merger agreement) of any agreements with company management, our board of directors or Lake Street;

●	the access to and sufficiency of funds to consummate the merger; and

●	Polaris Industries acknowledgment of limitations on representations and warranties of us and non-reliance on forward-looking information, estimates and projections provided by us.

Some of the representations and warranties in the merger agreement are qualified by materiality or knowledge qualifications or a “material adverse effect” qualification with respect to either or Polaris Industries, as discussed below.

For purposes of the merger agreement, a “material adverse effect” with respect to us means any change, effect, event, occurrence or fact that, individually or in the aggregate with all other changes, effects, events, occurrences or facts (a) has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of us and our subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent, materially impede or materially delay our consummation of the merger or any of the other transactions contemplated by the merger agreement or our ability to perform our obligations under the merger agreement. However, no change, effect, event, occurrence or fact that relates to, arises out of or results from the following will (either alone or in combination) constitute, or be taken into account in determining whether there has been, a material adverse effect (except, in the case of the items described in the first four bullets below, to the extent such condition has had a disproportionate effect on us and our subsidiaries, taken as a whole, compared to other participants in the industries in which we and our subsidiaries primarily conduct business, incremental disproportionate impacts may be taken into account to determine whether there has been, or there is reasonably expected to be, a material adverse effect):

●	general economic, credit, capital, political or financial markets conditions in the United States, including with respect to interest rates or currency exchange rates;

●	any outbreak or escalation of hostilities, acts of war (whether or not declared), sabotage or terrorism;

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●	any change in applicable laws or GAAP (or authoritative interpretation or enforcement thereof) after the date of the merger agreement;

●	general conditions in the industries in which we and our subsidiaries primarily operate;

●	our failure to meet internal or published projections, forecasts, estimates, or predictions in respect of financial or operating metrics, or changes in the market price or trading volume of our common stock or our credit rating, in each case occurring after the date of the merger agreement (provided that the underlying facts relating to these changes may be taken into account in determining whether there has been a material adverse effect);

●	changes in our business or results of operations resulting from a change made unilaterally by Polaris Industries in its business relationship with us as a customer; or

●	the announcement and pendency of the merger agreement and the transactions contemplated thereby or the identity of, or any facts or circumstances relating solely to Polaris Industries, Merger Sub or their affiliates, including the impact of the foregoing (including any loss or impairment of) on any relationships, contractual or otherwise, of us or our subsidiaries with employees, labor unions, customers, suppliers or partners (including any fiduciary duty or disclosure litigation in connection with the merger agreement, the merger, or the other transactions contemplated by the merger agreement).

For purposes of the merger agreement, a “material adverse effect” with respect to Polaris Industries means any change, effect, event, occurrence or fact that would reasonably be expected to prevent, materially impede or materially delay the consummation by Polaris Industries of the merger or any of the other transactions contemplated by the merger agreement or the ability of Polaris Industries to perform its obligations under the merger agreement.

Conduct of the Business Pending the Merger

The merger agreement provides that, during the pre-closing period, except as Polaris Industries otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required pursuant to the merger agreement or set forth in the confidential disclosure letter, or required by applicable law or judgment, we and our subsidiaries will, in a manner consistent with past practice:

●	carry on our businesses in the ordinary course of business;

●	prepare and timely file all Exchange Act reports;

●	use commercially reasonable efforts to preserve substantially intact our current business organization and preserve our relationships with significant employees, customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having significant business dealings with us or our subsidiaries; and

●	comply in all material respects with applicable laws.

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The merger agreement also provides that, during the pre-closing period, except as Polaris Industries otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required pursuant to the merger agreement or set forth in the confidential disclosure letter or as required by applicable law or judgment, we will not, and we will not permit our subsidiaries to:

●	declare, set aside or pay any dividends on, or make any other distributions in respect of our capital stock or set any record date therefor, other than dividends or distributions by one of our subsidiaries to us, provided that under the merger agreement we are permitted to declare and pay dividend of $0.04 per share consistent with past practices;

●	split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities in lieu of or in substitution for shares of our capital stock;

●	repurchase, redeem or otherwise acquire any shares of our capital stock or any options, warrants or other rights to acquire any such shares, other than (1) acquiring our own shares in connection with the surrender of shares of our common stock by option holders in order to pay the exercise price of those options, (2) the withholding of shares of our common stock to satisfy tax obligations with respect to awards granted pursuant to our stock plans, and (3) our acquisition of company equity awards in connection with the forfeiture of such awards;

●	issue, deliver or sell any shares of our capital stock, any securities convertible or exchangeable into any such shares, or any other rights that give any person the right to receive any economic interest of a nature accruing to our shareholders, other than (1) upon the exercise or settlement of awards under our stock plans outstanding on the date of the merger agreement in accordance with their terms, and (2) as required to comply with any company benefit plan as in effect on the date of the merger agreement;

●	amend our organizational documents or those of our subsidiaries;

●	acquire, directly or indirectly, any assets or securities or make any investment other than acquisitions of raw materials, supplies, equipment, inventory and third party software in the ordinary course of business;

●	sell, transfer, lease, encumber or otherwise dispose of any of our tangible or intangible properties or assets other than sales or dispositions of inventory in the ordinary course of business, equipment or intellectual property that is no longer used or useful to our operations, or assets that are not material to our business, in the ordinary course of business;

●	incur any indebtedness for borrowed money, issue or sell any debt securities, or guarantee any such indebtedness or any debt securities of another person, other than indebtedness incurred in the ordinary course of business under our existing revolving credit facility and intercompany indebtedness;

●	make any loans or capital contributions to, or investments in, any third party (other than any of our subsidiaries);

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●	make any material change in our cash management practices and our policies and practices with respect to accounts receivable, inventory, prepayment of expenses, trade accounts payable, accruals, deferral of revenue and customer deposits;

●	increase the compensation or bonus payable or that could become payable by us to current or former directors, officers or employees, except as required by the terms of any company benefit plan or contract in effect on the date of the merger agreement;

●	increase the pension, welfare, severance or termination pay, fringe or other benefits payable to current or former directors, officers or employees;

●	pay any bonus to any of the current or former directors, officers, or employees, except as required by the terms of any company benefit plan or contract in effect on the date of the merger agreement;

●	establish, amend, modify in any way, or terminate any company benefit plan, other than renewals of health, welfare and insurance plans in the ordinary course of business on terms not materially more favorable to employees than those in effect on the date of the merger agreement;

●	promote any employee who is an officer to a position more senior than such employee’s position as of the date of the merger agreement, or promote a non-officer employee to an officer position;

●	grant any new awards under any company benefit plan;

●	take any action to amend, waive or accelerate any rights or benefits under any company benefit plan except as contemplated by the merger agreement;

●	grant, amend or modify any equity or equity-based awards except as contemplated by the merger agreement;

●	hire or terminate without cause any officer, employee, independent contractor or consultant, other than in the ordinary course of business with respect to any such person who is not salaried and is not a manager or more senior employee;

●	take any action to accelerate the payment of or fund or in any other way secure the payment of, compensation or benefits under any company benefit plan, to the extent not already provided in any such company benefit plan;

●	forgive any loans, or issue any loans (other than routine travel advances issued in the ordinary course of business), to directors, officers, contractors or employees;

●	enter into any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

●	implement any plant closing or layoff of employees that implicates the Worker Adjustment and Retraining Notification Act of 1988 or any similar law;
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●	other than with respect to claims or litigation arising out of a breach or alleged breach of the merger agreement by Polaris Industries or Merger Sub, settle any claim or litigation, in each case made or pending against us or any of our subsidiaries, other than certain claims in the ordinary course of business in amounts not exceeding $25,000 individually or $100,000 in the aggregate;

●	make any material change in our accounting methods, principles or practices except as required by GAAP or applicable laws;

●	adopt a plan of merger, consolidation, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization other than among our wholly-owned subsidiaries;

●	make, change, revoke or rescind any material election relating to our taxes, make any material amendment with respect to any material tax return, settle or compromise any material tax liability for an amount that exceeds the amount disclosed, reflected or reserved against in our publicly filed financial statements, request any rulings from or the execution of any closing agreement with any governmental authority surrender any right to claim a material tax refund, change an annual accounting period for tax purposes, or change any material accounting method for tax purposes, except, in each case, for actions taken in the ordinary course of business;

●	make any capital expenditures, other than maintenance capital expenditures or capital expenditures under leases entered into prior to the date of the merger agreement made in the ordinary course of business and in accordance with a budget we provided to Polaris Industries;

●	terminate, amend, modify, or waive material rights or claims under, or enter into, specified contracts, subject to certain exceptions;

●	engage in operations in a country in which we do not currently operate;

●	commence any new line of business;

●	unless required by applicable law, reclassify any independent contractor as an employee;

●	fail to use commercially reasonable efforts to renew or maintain insurance policies or comparable replacement policies, other than in the ordinary course of business; or

●	authorize any of, or commit or agree to take any of the foregoing actions.

No Solicitation; Alternative Proposals

We and our board of directors will generally not be permitted to solicit or participate in discussions regarding any inquiry, indication of interest or proposal that would reasonably be expected to lead to a “takeover proposal” as defined in the merger agreement. These restrictions, referred to as “no-shop provisions” are summarized below. The merger agreement contains specific exceptions to the no-shop provisions, summarized below, relating to a takeover proposal that is or is reasonably likely to result in a “superior proposal”.

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In general, under the merger agreement:

●	“takeover proposal” means any offer or proposal relating to any transaction or series of related transactions with a person or group relating to the issuance to such person or group or acquisition by such person or group of at least 15% of the equity interests in WSI Industries, or the acquisition by such person or group of at least 15% of the consolidated assets of WSI Industries (including indirectly through ownership of equity in our subsidiaries) and our subsidiaries, taken as a whole, pursuant to a merger, consolidation, share exchange, reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or other transaction.

●	“superior proposal” means any bona fide, written takeover proposal that if consummated would result in a person or group owning, directly or indirectly, all of our outstanding common stock or all or substantially all of our assets, in either case which our board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) is fully financed or is reasonably capable of being fully financed and otherwise is reasonably likely to be consummated in accordance with its terms, and if consummated, would be more favorable than the merger to our shareholders from a financial point of view, in each case taking into account all financial, legal, financing, regulatory and other aspects of such takeover proposal (including the person or group making the takeover proposal) and of the merger agreement (including any proposed changes to the terms of the merger agreement by Polaris Industries as part of the match right provisions described below).

Until the effective time of the merger or earlier termination of the merger agreement in accordance with its terms, the no-shop provisions prohibit us from doing any of the following, directly or indirectly:

●	solicit, initiate, knowingly facilitate or knowingly encourage the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to any takeover proposal;

●	provide any non-public information concerning us or our subsidiaries related to, or to any person or group who would reasonably be expected to make, any takeover proposal;

●	engage in any discussions or negotiations with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a takeover proposal;

●	approve, support, adopt, endorse or recommend any takeover proposal or any acquisition agreement with respect thereto;

●	otherwise knowingly cooperate with or assist or participate in, or knowingly facilitate, any such inquiries, proposals, offers, discussions or negotiations; or

●	resolve or agree to do any of the foregoing.

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Until the effective time of the merger or earlier termination of the merger agreement in accordance with its terms, the no-shop provisions require us to:

●	immediately cease and cause to be terminated all existing discussions or negotiations with any person or group with respect to any takeover proposal, or any inquiry or proposal that would reasonably be expected to lead to a takeover proposal;

●	immediately terminate access by any third party to any data room relating to any takeover proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a takeover proposal; and

●	promptly (and in any event within 24 hours after the date of the merger agreement) request the prompt return or destruction of any confidential information provided to third parties within the twelve months immediately preceding the date of the merger agreement in connection with any takeover proposal or any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a takeover proposal.

We must also cause our subsidiaries and our and their directors, officers and employees to comply with the foregoing no-shop provisions and must use our reasonable best efforts to cause our other affiliates and representatives to comply with the foregoing no-shop provisions. Any violation of the no-shop provisions by any of our representatives or any of our subsidiaries will be deemed to be a breach of the no-shop provisions by us.

Notwithstanding the no-shop provisions, prior to the time, but not after, the requisite shareholder approval is obtained, if we receive a bona fide, written takeover proposal from a third party that did not result from a breach of the no-shop provisions, we may enter into an acceptable form of confidentiality agreement with the person making such takeover proposal or engage in discussions or negotiations with the person making such takeover proposal and such person’s representatives regarding such takeover proposal if our board of directors has determined in good faith, after consultation with outside legal counsel and our financial advisor, that such takeover proposal is or is reasonably likely to result in a superior proposal and the failure to take such action would be inconsistent with our board of directors’ fiduciary duties under applicable law.

We are also required to promptly (and, in any event, within 24 hours after the occurrence thereof) advise Polaris Industries of the receipt of any takeover proposal or any initial requests for non-public information concerning us related to a takeover proposal, or any discussions or negotiations sought to be initiated regarding such takeover proposal that are made or submitted by any person during such period, specifying the material terms and conditions thereof (including the identity of the party making the takeover proposal or request).

Thereafter, we are required to keep Polaris Industries reasonably informed, on a prompt basis (and, in any event, within 24 hours after the occurrence thereof), regarding any material changes to the status or material terms and details of any such takeover proposal or request (including copies of any written requests, proposals, offers or agreements).

Notwithstanding anything to the contrary in the merger agreement, we are prohibited from granting any waiver or release under, or failing to enforce, any standstill or similar agreement, provided, that, prior to the time, but not after the requisite shareholder approval is obtained, we may grant a waiver or release under any standstill agreement if our board of directors has determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with our board of directors’ fiduciary duties under applicable law. We must provide written notice to Polaris Industries of any waiver or release of any standstill by us, including disclosure of the identities of the parties thereto and circumstances relating thereto.

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Change in Board Recommendation

As described under “The Merger—Reasons for Our Board’s Recommendation in Favor of the Merger” on page 32, and subject to the provisions described below, our board of directors has unanimously recommended that our shareholders vote “FOR” the merger proposal.

The merger agreement provides that, except as described below, our board of directors may not (any of the following, an “adverse recommendation change”):

●	withhold, withdraw or rescind (or modify in a manner adverse to Polaris Industries), or publicly propose to withhold, withdraw or rescind (or modify in a manner adverse to Polaris Industries), the board recommendation;

●	approve or recommend the adoption of, or publicly propose to approve, declare the advisability of or recommend the adoption of, any takeover proposal;

●	cause or permit us or our subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other agreement related to any takeover proposal, other than confidentiality agreements executed in connection with certain takeover proposals; or

●	publicly propose or announce an intention to take any of the foregoing actions.

Notwithstanding the restrictions described above and in “No Solicitation; Alternative Proposals” on page 73, at any time prior to the time the requisite approval of our shareholders is obtained, our board of directors may make an adverse recommendation change in response to an intervening event if our board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law.

Further, notwithstanding the restrictions described above and in “No Solicitation; Alternative Proposals,” at any time prior to the time the requisite approval of our shareholders is obtained, if, in response to a bona fide written takeover proposal made after the date of the merger agreement and not withdrawn that did not result from a breach of the no-shop provisions, our board of directors determines in good faith (after consultation with outside legal counsel and financial advisors) that such takeover proposal constitutes a superior proposal, our board of directors may make an adverse recommendation change, subject to compliance with the match right provisions described below, or terminate the merger agreement, subject to additional conditions relating to termination.

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We will not be entitled to make an adverse recommendation change in response to an intervening event or in connection with a superior proposal (or terminate the merger agreement in order to accept a superior proposal that did not result from a breach of the no-shop provisions) unless we comply with the match right provisions as follows:

●	we must provide Polaris Industries at least five business days prior written notice, advising Polaris Industries that we intend to make an adverse recommendation change or terminate the merger agreement in order accept a superior proposal (and specifying, in reasonable detail, the reasons for such action and the material terms and conditions of any such superior proposal or details of such intervening event, as applicable);

●	during such five business day period, if requested by Polaris Industries in good faith, we must engage in good faith negotiations with Polaris Industries regarding changes to the terms of the merger agreement intended by Polaris Industries so that an adverse recommendation change would no longer be necessary or to cause such takeover proposal to no longer constitute a superior proposal, as applicable; and

●	our board of directors must consider in good faith any adjustments to the merger agreement (including a change to the price terms hereof) and any other agreements that may be proposed in writing by Polaris Industries and must determine in good faith (after consultation with its outside legal counsel and financial advisors) that, after giving effect to such proposed changed terms, the failure to make the adverse recommendation change or terminate the merger agreement, would be inconsistent with its fiduciary obligations of our board of directors under applicable law.

If there are material changes in the events relating to an intervening event, material revisions to the terms of a superior proposal or material revisions to a takeover proposal that our board of directors determined no longer constitutes a superior proposal, we will be required to again comply with the match right provisions except that the references to five business days will be deemed to be references to three business days.

As used in the merger agreement, “intervening event” means a change, effect, event, occurrence or fact that materially affects us and our subsidiaries, taken as a whole occurring or arising after the date of the merger agreement that was not known or reasonably foreseeable to our board of directors as of the date of the merger agreement (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable by our board of directors as of the date of the merger agreement), which change, effect, event, occurrence or fact becomes known to our board of directors prior to obtaining the requisite shareholder approval.

However, certain events, either alone or in combination, will not constitute nor will be taken into account in determining whether there has been any intervening event, including events that arise out of or result from any takeover proposal, our breach of the merger agreement, the announcement and pendency of the merger agreement, or the identity of or any facts or circumstances relating to Polaris Industries, Merger Sub or their respective affiliates.

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Company Shareholders’ Meeting

Subject to the relevant provisions of the merger agreement, we have agreed to convene and hold the special meeting as promptly as practicable, recommend that our shareholders vote to approve the merger and the merger agreement, and use our commercially reasonable efforts to solicit from our shareholders proxies in favor of the approval of the merger and the merger agreement.

Unless the merger agreement is validly terminated in accordance with its terms, we are obligated to submit the merger agreement to our shareholders at the special meeting even if our board of directors has made an adverse recommendation change or proposed or announced any intention to do so.

The adoption of the merger agreement and a non-binding advisory vote on merger-related executive compensation will be the only matters (other than procedural matters) that we may propose to be acted on by you at the special meeting, unless other items are proposed and consented to by Polaris Industries.

Further, under the merger agreement, we may not change the date of (or the record date for), postpone or adjourn the special meeting without the consent of Polaris Industries. We must postpone or adjourn the special meeting if so requested by Polaris Industries by prior written notice to us.

Employee Matters

The merger agreement provides for the following treatment with respect to those of our employees who continue to be employed by the surviving corporation or one of its subsidiaries immediately after the effective time of the merger, whom we refer to as “company continuing employees”:

●	For a period of 12 months after the effective time of the merger, Polaris Industries will cause the surviving corporation to provide the following to company continuing employees:

	○	base salary that is substantially comparable to the base salary provided by WSI Industries on the date of the merger agreement; and

	○	employee benefits (excluding equity-based compensation) that are at least as favorable in the aggregate to either those benefits provided to the company continuing employees immediately prior to the effective time (excluding equity-based compensation and the executive health program) or those benefits that Polaris Industries and Polaris provides to its similarly situated employees (excluding equity-based compensation), or a combination of the foregoing.

●	Polaris Industries will use commercially reasonable efforts to give each company continuing employee credit for all service with us and our subsidiaries under certain Polaris Industries employee benefit plans (excluding equity compensation arrangements) unless it would result in duplication of benefits, past service was not recognized by us under our comparable employee benefit plan, or recognition would be prohibited under the terms of the Polaris Industries employee benefit plan.

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●	If changes are made to the welfare benefits offered to the company continuing employees, then Polaris Industries will or it will cause the surviving corporation to use commercially reasonable efforts to cause (1) the waiver of limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements under applicable welfare benefit plans, and (2) for the plan year in which the effective time of the merger occurs, the crediting of each company continuing employee and their dependents with any payments made that accumulated towards all deductibles and out-of-pocket maximums paid prior to such change.

These agreements were included for the sole benefit of the parties to the merger agreement and do not create any third party beneficiary or other rights in favor of any other person, including any current or former company employee. Polaris Industries will generally be permitted to amend, terminate, and/or modify employee benefit plans after closing and to terminate the employee or service of any employee or service provider at any time and for any or no reason.

Indemnification and Insurance

We will use reasonable best efforts to purchase a “tail” or “runoff” officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the effective time of the merger covering our directors and officers currently covered by our officers’ and directors’ liability insurance policy. The new policy will be no less favorable than our policy currently in effect with respect to coverage, deductibles and amounts and will last for six years following the effective time of the merger. The price will not exceed 300% of the amount per annum we paid in our last full fiscal year prior to the date of the merger agreement.

For the six-year period following the effective time, Polaris Industries must cause the surviving corporation to indemnify, defend and hold harmless and advance expenses to (in each case to the same extent required by our and our subsidiaries’ articles of incorporation or bylaws as in effect on the date of the merger agreement and as required under applicable law) any individual who at the effective time is, or at any time prior to the effective time was, a director or employee of the company or of a subsidiary of the company. These obligations will remain valid from the effective time through the sixth anniversary of the date on which the effective time occurs regardless of whether or not the articles of incorporation and bylaws of the surviving corporation contain such provisions.

If a person is or has been a party or otherwise involved (including as a witness) in any litigation for which such person is entitled to indemnification, exculpation or advancement of expenses under the merger agreement on or prior to the sixth anniversary of the effective time, the obligations of the merger agreement will continue in effect until the final disposition of such litigation.

The merger agreement also requires Polaris Industries to cause proper provision to be made so that under certain circumstances successors or assigns of the surviving corporation assume the indemnification and expense advancement obligations set forth in the merger agreement.

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Efforts to Complete the Merger

WSI Industries, Polaris Industries and Merger Sub have each agreed to use our respective reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate, as promptly as reasonably practicable, the merger and the other transactions contemplated by the merger agreement.

These reasonable best efforts include taking certain steps to secure necessary consents, approvals, waivers and authorizations of governmental authorities and third parties. However, Polaris Industries is not required to and we are not permitted to (1) take any action that would be reasonably likely to result in a material adverse effect on our business, financial condition or results of operations, taken as a whole, (2) take any action with respect to the business or operations of Polaris Industries or its affiliates, or (3) take any action in connection with obtaining any governmental approvals.

Coordination on Litigation

We have agreed to promptly advise Polaris Industries of any material developments regarding any litigation that may be commenced or threatened against any party to the merger agreement or any of its affiliates relating to the merger agreement, the merger, or any of the other transactions contemplated by the merger, which we refer to as the “transaction litigation.” We will be entitled to control the defense or settlement of any transaction litigation brought against us, any of our subsidiaries or any of our or their representatives, but the merger agreement prohibits us from compromising, settling or coming to a settlement arrangement regarding any transaction litigation without Polaris Industries’ written consent (which may not be unreasonably withheld, conditioned or delayed).

Other Covenants and Agreements

The merger agreement contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, public announcements relating to the merger, elimination of any applicable takeover statutes, and exemptions of dispositions of our securities in connection with the merger under Rule 16b-3 of the Exchange Act.

Conditions to Completion of the Merger

Each party’s obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions at or prior to the effective time:

●	the approval of the merger agreement by our shareholders; and

●	the absence of any temporary restraining order, preliminary or permanent injunction or judgment issued by any court of competent jurisdiction or law restraining, enjoining or otherwise preventing or prohibiting the consummation of the merger.

The consummation of the merger is not conditioned on any antitrust or competition law regulatory filings in the United States or in any other jurisdiction.

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The obligations of Polaris Industries and Merger Sub to complete the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) at or prior to the effective time of the following additional conditions:

●	the accuracy of the representations and warranties of the company, subject to the following standards:

	○	our representation and warranty relating to the absence of a material adverse effect since August 27, 2017 must be true and correct in all respects as of the date of the merger agreement;

	○	our representations and warranties relating to organization, standing, corporate power, subsidiaries, authority, the board recommendation, state takeover statutes, brokers and other advisors, and the opinion of our financial advisor must be true and correct in all material respects as of the date of the merger agreement and as of the effective time as if made at such time;

	○	our representations and warranties relating to our outstanding capitalization must be true and correct except for de minimis inaccuracies as of the date of the merger agreement and as of the effective time; and

	○	all of our other representations and warranties must be true and correct both as of the date of the merger agreement and as of the effective time, as if made at such time, except for such failures to be true and correct that (alone or in the aggregate with other failures of our representations and warranties to be true and correct) have not had, and would not reasonably be expected to have, a material adverse effect on us (disregarding any material adverse effect qualifiers or other qualifications based on the word “material” in any representations and warranties).

●	we must have performed and complied in all material respects with our obligations under the merger agreement;

●	since the date of the merger agreement, there must not have occurred any change, event, or occurrence that has had or would reasonably be expected to have a material adverse effect on us; and

●	we must have delivered to Polaris Industries and Merger Sub an officer’s certificate certifying to the satisfaction of the foregoing conditions.

WSI Industries’ obligation to complete the merger is subject to the satisfaction or waiver (to the extent permitted by applicable law) at the effective time of the merger of the following additional conditions:

●	the accuracy of the representations and warranties of Polaris Industries and Merger Sub, subject to the following standards:

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○	the representations and warranties Polaris Industries and Merger Sub relating to authority and financing must be true and correct in all respects as of the date of the merger agreement and as of the effective time, as if made at such time; and

○	the other representations and warranties Polaris Industries and Merger Sub, being true and correct as of the date of the merger agreement and as of the effective time, as if made at such time, except for such failures to be true and correct that (alone or in the aggregate with other failures of representations and warranties of Polaris Industries and Merger Sub to be true and correct) have not had a material adverse effect on Polaris Industries (disregarding any material adverse effect qualifiers or other qualifications based on the word “material” in any representations and warranties).

●	Polaris Industries and Merger Sub must have performed and complied in all material respects with their obligations under the merger agreement; and

●	Polaris Industries and Merger Sub must have delivered to us an officer’s certificate certifying to the satisfaction of the foregoing conditions.

The merger agreement contains exceptions that generally provide that to the extent that a representation or warranty expressly relates to a specific date, its accuracy will be determined on and as of such specific date.

Expenses

In general, all fees and expenses incurred in connection with the merger, the merger agreement, and all related transactions shall be paid by the party incurring such fees or expenses, whether or not the merger or any of the other related transactions are consummated.

However, see “The Merger Agreement—Termination Fees and Expenses” on page 82 for a summary of the circumstances under which a party may owe fees and expenses to the other.

Termination

In general, the merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the merger proposal by our shareholders, by the mutual written consent of us and Polaris Industries or by written notice of either us or Polaris Industries in certain circumstances, as summarized in the table below.

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If this circumstance occurs....		Then the merger agreement may be terminated by...
1.	If the merger is not completed by 5:00 p.m. Minnesota time, on the outside date of December 31, 2018.	Either us or Polaris Industries, except this termination right is not available to a party whose failure to perform its obligations under the merger agreement has been a principal cause of the failure of the merger to be consummated on or before such date.

2.	If a final and nonappealable order, injunction, judgment or law is in effect enjoining or otherwise prohibiting the merger	Either us or Polaris Industries, except this termination right is not available to a party who failed to comply with its obligation to use reasonable best efforts in connection with seeking to prevent, oppose or remove such restraint.

3.	If our shareholders do not approve the merger agreement when a final vote is taken on the merger proposal at the special meeting	Either us or Polaris Industries.

4.	If there is a breach or inaccuracy in our representations and warranties, or if we have failed to perform any of our covenants or agreements in the merger agreement, which such breach, inaccuracy or failure (a) would give rise to the failure of certain closing conditions, and (b) is not capable of being cured prior to the outside date or is not cured within the earlier of 30 days of written notice to us of such breach or the outside date	Polaris Industries, except this termination right is not available to Polaris Industries if there is then any material breach or inaccuracy in any of its representations, warranties, covenants or agreements.

5.	If there is a breach or inaccuracy in Polaris Industries’ or Merger Sub’s representations and warranties, or if Polaris Industries or Merger Sub has failed to perform any of its covenants or agreements in the merger agreement, which such breach, inaccuracy or failure (a) would give rise to the failure of certain closing conditions, and (b) is not capable of being cured prior to the outside date or is not cured within the earlier of 30 days of written notice to Polaris Industries of such breach or the outside date	Us, except this termination right is not available to us if there is then any material breach or inaccuracy in any of our representations, warranties, covenants or agreements.

6.	If our board of directors makes an adverse recommendation change (as described above under “Change in Board Recommendation” on page 73), we fail to include the board recommendation in this proxy statement, or we or any of our representatives fail to comply in all material respects with the no-shop provisions	Polaris Industries, unless our shareholders have approved the merger proposal.

7.	If a takeover proposal is publicly disclosed or announced and our board of directors fails to publicly reaffirm the board recommendation within ten business days after a request by Polaris Industries that we do so or if a tender or exchange offer relating to our securities is commenced (other than by Polaris Industries or its affiliates) and we do not announce, within ten business days after such commencement, a statement recommending rejection of such tender or exchange offer	Polaris Industries, unless our shareholders have approved the merger proposal.

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If this circumstance occurs....		Then the merger agreement may be terminated by...
8.	In order to accept a superior proposal that did not result from a breach of the no-shop provisions	Us, unless our shareholders have approved the merger proposal and provided that this termination right is not available to us unless we have complied with the no-shop provisions (including the match right provisions) and we enter into a definitive acquisition agreement to document the superior proposal immediately following or concurrently with the termination of the merger agreement.

9.	If (a) all of the mutual conditions precedent to the merger and the conditions to Polaris Industries’ and Merger Sub’s obligations to effect the merger have been satisfied (other than those conditions that by their nature are to be satisfied at the closing but which are then capable of being satisfied at the closing on such date), (b) we have confirmed to Polaris Industries in writing that the conditions to our obligations to effect the merger have been satisfied or waived, and that we stand ready, willing and able to consummate the merger at such time, (c) Polaris Industries and Merger Sub fail to consummate the merger by the time the closing should have occurred in accordance with the merger agreement, (d) we have given Polaris Industries written notice at least 10 calendar days prior to such termination stating our intention to terminate the merger agreement and the basis for such termination, and (e) the closing has not been consummated by the end of such 10-calendar-day period	Us.

10.	If (a) all of the mutual conditions precedent to the merger and the conditions to our obligations to effect the merger have been satisfied (other than those conditions that by their nature are to be satisfied at the closing but which are then capable of being satisfied at the closing on such date), (b) Polaris Industries has confirmed to us in writing that the conditions to the obligations of Polaris Industries and Merger Sub to effect the merger have been satisfied or waived, and that Polaris Industries stands ready, willing and able to consummate the merger at such time, (c) we fail to consummate the merger by the time the closing should have occurred in accordance with the merger agreement, (d) Polaris Industries has given us written notice at least 10 calendar days prior to such termination stating its intention to terminate the merger agreement and the basis for such termination, and (e) the closing has not been consummated by the end of such 10-calendar-day period	Polaris Industries.

If the merger agreement is terminated as described above, the merger agreement will become void and of no effect, without any obligation or liability of any party to any other party, except for certain specified provisions of the merger agreement that survive such termination.

Subject to the limitations set forth in the provisions of the merger agreement related to termination fees and expenses, specific performance and non-recourse for non-parties, nothing in the merger agreement will relieve any party from liability for any intentional and material breach of the merger agreement by such party of any of its representations, warranties, covenants or agreements set forth in the merger agreement prior to such termination.

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Termination Fees and Expenses

In certain circumstances, WSI Industries or Polaris Industries may be obligated to pay the other a fee in connection with the termination of the merger agreement as described above.

We will be required to pay Polaris Industries a termination fee in an amount equal to $810,000 if:

●	Polaris Industries terminates the merger agreement for any of the following (i.e., circumstances 6 or 7 in the table above under “Termination” on page 79):

○	our board of directors makes an adverse recommendation change (as described above under “Change in Board Recommendation” on page 73);

○	we fail to include the board recommendation in this proxy statement;

○	following the public disclosure or announcement of a takeover proposal (other than a tender or exchange offer described below), our board of directors fails to reaffirm publicly its recommendation within ten business days of Polaris Industries requesting such public affirmation;

○	a tender or exchange offer relating to securities of the company has been commenced (other than by Polaris Industries or its affiliates) and we have not announced, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the company recommends rejection of such tender or exchange offer; or

○	we or any of our representatives fail to comply in all material respects with the no-shop provisions.

●	at a time when Polaris Industries would be entitled to terminate for one of the five bullet points listed above (i.e., circumstances 6 or 7 in the table above under “Termination” on page 80), the merger agreement is terminated:

○	by Polaris Industries or by WSI Industries for the failure to close before the outside date (i.e., circumstance 1 in the table above under “Termination” on page 80); or

○	by Polaris Industries or by WSI Industries because the requisite approval of approval of our shareholders is not obtained at the special meeting (i.e., circumstance 3 in the table above under “Termination” on page 80); or

○	by Polaris Industries because of our failure to close (i.e., circumstance 10 in the table above under “Termination” on page 81).

●	we terminate the merger agreement in order to accept a bona fide superior proposal (i.e., circumstance 8 in the table above under “Termination” on page 81);

●	Polaris Industries terminates the merger agreement for our failure to close (i.e., circumstance 10 in the table above under “Termination” on page 81); or

●	(1) after the date of the merger agreement, a takeover proposal is made to our board of directors or becomes publicly known prior to the termination of the merger agreement, (2) the merger agreement is terminated by us or Polaris Industries for the failure to close before the outside date (i.e., circumstance 1 in the table above under “Termination” on page 81) or for the failure to obtain shareholder approval (i.e., circumstance 3 in the table above under “Termination” on page 81), or the merger agreement is terminated by Polaris Industries for our material, uncured breach of the merger agreement (i.e., circumstance 4 in the table above under “Termination” on page 81),and (3) within 12 months after the termination, we enter into a definitive agreement providing for any transaction contemplated by any takeover proposal (regardless of when made) or consummate any takeover proposal (regardless of when made).

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Polaris Industries will be required to pay us a termination fee in an amount equal to $1,620,000 if:

●	we terminate the merger agreement for Polaris Industries’ failure to close (i.e., circumstance 9 in the table above under “Termination” on page 84); or

●	either Polaris Industries or we terminate the merger agreement because the merger is not completed by the outside date (i.e., circumstance 1 in the table above under “Termination” on page 83) at a time when we would have been entitled to terminate for the bullet point listed immediately above (i.e., circumstance 9 in the table above under “Termination” on page 84).

In general, if a party is required to pay a termination fee, it is also required to pay the reasonable and documented out-of-pocket fees and expenses of the other party relating to the merger agreement and the merger, up to a maximum of $300,000. In addition, if the merger agreement is terminated due to the failure of our shareholders to approve the merger agreement when a final vote is taken on the merger proposal at the special meeting and we are not otherwise obligated to pay Polaris Industries a termination fee under the merger agreement, we will be obligated to pay Polaris Industries’ reasonable and documented out-of-pocket fees and expenses relating to the merger agreement and the merger, up to a maximum of $300,000.

Limitations on Remedies

The merger agreement provides that any claim or cause of action based upon, arising out of, or related to the merger agreement (or any other agreement referenced therein) may only be brought against persons that are expressly named as parties to the merger agreement (or a party to any such other agreement referenced in the merger agreement).

If paid, the payment of any termination fees (as described above under “Termination Fees and Expenses”) are deemed to be liquidated damages for any and all losses or damages suffered or incurred by the non-paying party in connection with the merger, merger agreement, and related transactions. Upon payment of any such termination fee, the party paying such termination fee shall not have any further liability, whether pursuant to a claim in contract or tort, at law or in equity or otherwise. Regardless of whether the termination fees are payable, the aggregate liability of Polaris Industries and Merger Sub under the merger agreement is limited to an amount equal to $1,620,000 plus our expenses (as described above under “Termination Fees and Expenses”).

Specific Enforcement

Polaris Industries, Merger Sub and we are entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the performance of terms and provisions of the merger agreement.

Importantly, however, we are not entitled to enforce or seek enforcement of Polaris Industries obligations to consummate the merger unless certain circumstances are met, including (1) all of the mutual conditions precedent to the merger and the conditions to Polaris Industries and Merger Sub’s obligations to effect the merger having been satisfied and remaining satisfied at the time when the closing would have occurred (other than those conditions that by their nature are to be satisfied at the closing but which are then capable of being satisfied at the closing), (2) us having irrevocably confirmed to Polaris Industries in writing that if specific performance is granted, then the closing will occur, and (3) Polaris Industries and Merger Sub having failed to consummate the merger by the date the merger is required to have occurred pursuant to the merger agreement.

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Assignment

Except as provided in the following sentence, the merger agreement may not be assigned, in whole or in part, by any of the parties to the merger agreement without the prior written consent of the other parties to the merger agreement.

Prior to the closing of the merger, Polaris Industries and Merger Sub may assign the merger agreement (in whole but not in part) to Polaris Industries or any of its affiliates so long as such assignment would not reasonably be expected to prevent, materially impede or materially delay the consummation by Polaris Industries of the merger or any of the other transactions contemplated by the merger agreement or the ability of Polaris Industries to perform its obligations under the merger agreement.

No assignment by any party to the merger agreement will relieve such party of any of its obligations under the merger agreement.

Amendment and Modification

The merger agreement may be amended at any time by an instrument in writing signed on behalf of each of Polaris Industries, Merger Sub, and us, except that after the merger agreement has been adopted by our shareholders, any amendment that requires further shareholder approval may not be made without such further approval. At any time prior to the effective time of the merger, the parties may extend the time for performance of any obligations, to the extent permitted by law, waive any inaccuracies in the representations and warranties of the parties, and to the extent permitted by law, waive compliance with any of the agreements or conditions in the merger agreement.

Governing Law

The merger agreement will be governed by and construed in accordance with the laws of the State of Minnesota.

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Voting Agreement

The following is a summary of certain material terms of the voting agreement. The summary is not complete and must be read together with the voting agreement, a copy of which is attached as Appendix B. We encourage you to read the voting agreement carefully and in its entirety because the rights and obligations of the parties are governed by the express terms of the voting agreement and not by this summary or any other information contained in this proxy statement. This summary may not contain all the information about the voting agreement that is important to you.

Parties and Background

Each of Michael J. Pudil, Paul D. Sheely, James D. Hartman, Burton F. Myers II and Jack R. Veach, which we refer to as the “shareholder parties,” and Polaris Industries has entered into a voting and support agreement dated as of the date of the merger agreement, which we refer to as the “voting agreement.” The shareholder parties collectively beneficially owned approximately 4.2% of our outstanding shares as of September 5, 2018 and as of September 28, 2018, the record date for the special meeting, the shareholder parties collectively beneficially own approximately 4.2% of our outstanding shares.

In the event that any of the subject shareholders become the beneficial owners of any additional shares of our common stock, then such additional shares will automatically and without any further action become governed by the voting agreement.

The voting agreement expressly does not limit or restrict the shareholder parties from taking any action in his capacity as director or officer of the company.

Voting

Pursuant to the voting agreement, each of the shareholder parties has agreed to vote all shares of our common stock beneficially owned by them as of the record date:

●	in favor of the adoption and approval of the merger, the merger agreement and each of the other transactions contemplated thereby;

●	against the approval of any takeover proposal or the adoption of any agreement relating to any takeover proposal; and

●	against any amendment of our organizational documents or other actions which amendment or action would, or would reasonably be expected to, result in a breach of the merger agreement or in any manner compete or interfere with the merger, the merger agreement or any of the other transactions contemplated by the merger agreement.

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Waiver of Appraisal Rights

Each of the shareholder parties has irrevocably and unconditionally waived any rights of appraisal, dissenters’ rights or similar rights that such shareholder may have in connection with the merger.

Other Obligations

The shareholder parties also agreed in the voting agreement not to:

●	enter into any agreement, arrangement or understanding with any person to vote, give instructions, or commit or agree to take any action inconsistent with the voting agreement;

●	(1) solicit, initiate, knowingly facilitate or knowingly encourage the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to any takeover proposal, (2) engage in any discussions or negotiations with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a takeover proposal, (3) otherwise knowingly cooperate with or assist or participate in, or knowingly facilitate, any such inquiries, proposals, offers, discussions or negotiations, or (4) resolve or agree to do any of the foregoing; or

●	directly or indirectly, sell, transfer, pledge, or otherwise dispose of, or enter into any arrangement or understanding with respect to the sale, transfer, other disposition, or voting of any of their shares, except for certain bona fide estate planning or charitable giving transfers.

Termination

The voting agreement will remain in effect until the earliest of (1) the effective time of the merger, (2) the termination of the merger agreement in accordance with its terms, (3) the entry without the prior written consent of the subject shareholders into any amendment or modification of the merger agreement or any waiver of any of our rights under the merger agreement, in each case, that results in a decrease in the merger consideration, that results in the merger consideration being paid or payable in any form other than solely in cash, or that relates to Polaris Industries’ financing, (4) an adverse recommendation change, or (5) the termination of the voting agreement by the mutual written agreement of Polaris Industries and the subject shareholders.

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The Merger Proposal (Proposal #1)

The information below regarding the merger proposal should be read together with the rest of this Proxy Statement, especially “The Special Meeting” on page 18, “The Merger” on page 24, “The Merger Agreement” on page 61, and the copy of the merger agreement attached as Appendix A.

Vote on Approval of the Merger Agreement

We are asking you to approve a proposal to approve the merger agreement and thereby adopt the merger agreement as a plan of merger and approve the transactions contemplated thereby, including the merger. A copy of the merger agreement is attached as Appendix A. For a discussion of the terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” on page 61. For a discussion of other considerations related to the merger, see the section entitled “The Merger” on page 24.

Vote Required for Approval

To be approved, the merger proposal must receive the affirmative vote of holders of at least 1,485,652 shares of our common stock, which represents a majority of all shares of our common stock outstanding as of the record date.

Abstentions, shares not voted and any broker non-votes will all have the effect of a vote against the merger proposal.

Board Recommendation

Our board of directors unanimously recommends that you vote “FOR” approval of the merger proposal. For a summary of the reasons for our board of directors’ recommendation, see “The Merger—Reasons for Our Board’s Recommendation in Favor of the Merger” on page 31.

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The Merger-Related Compensation Proposal
(Proposal #2)

The information below regarding the merger-related compensation proposal should be read together with the rest of this proxy statement, particularly “The Special Meeting” on page 18 and “The Merger—Interests of Our Directors and Executive Officers in the Merger” on page 52.

Non-Binding Advisory Vote on Merger Related Compensation to Our Named Executive Officers

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are providing our shareholders with an opportunity to cast a non-binding advisory vote on certain compensation that may be paid or become payable to our named executive officers in connection with the merger, as described in the table entitled “Quantification of Payments and Benefits to Our Named Executive Officers,” in the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” including the footnotes to the table and related narrative discussion.

Our board of directors unanimously recommends that our shareholders approve the following resolution:

RESOLVED, that the shareholders approve, on a nonbinding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed in our proxy statement for the special meeting.

The vote on the merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the merger-related compensation proposal and vice versa.

Approval of this proposal is not a condition to the completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on WSI Industries or Polaris Industries. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the merger proposal is approved and the merger is completed, the merger-related compensation will be paid to our named executive officers in accordance with the terms of their compensation agreements and arrangements.

Vote Required for Approval

The merger-related compensation proposal is a non-binding advisory vote. The merger-related compensation proposal will be approved by the affirmative vote of the greater of (a) 742,827 shares (which represents a majority of the minimum number of shares entitled to vote that would constitute a quorum) or (b) a majority of all shares of our common stock represented at the special meeting, in person or by proxy, and entitled to vote at the special meeting.

Abstentions will have the same effect as a vote against the merger-related compensation proposal. Assuming a quorum is present, any broker non-vote or a failure to vote shares will have no effect on the merger-related compensation proposal.

Board Recommendation

Our board of directors unanimously recommends that you vote “FOR” approval of the merger-related compensation proposal.

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The Adjournment Proposal (Proposal #3)

The information below regarding the adjournment proposal should be read together with the rest of this proxy statement, particularly “The Special Meeting—Adjournment” on page 19.

Vote on Adjournment of the Special Meeting to a Later Date or Dates

We are asking our shareholders to approve adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting.

If our shareholders approve the adjournment proposal, we may adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies to obtain a quorum for the special meeting. We may also use the additional time to solicit proxies from shareholders that have previously returned proxies voting against the merger proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the merger proposal such that the merger proposal would be defeated, we could adjourn the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the merger proposal.

We do not anticipate calling a vote on the adjournment proposal if the merger proposal is approved by the requisite number of shares of common stock at the special meeting.

Vote Required for Approval

For the adjournment proposal to be approved, the proposal must receive the affirmative vote of the holders of a majority of the shares of common stock represented at the special meeting, in person or by proxy, and entitled to vote on this proposal. A quorum may, but need not, be present.

The vote on the adjournment proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the adjournment proposal and vice versa.

An abstention will have the effect of a vote against the adjournment proposal, but any broker non-vote or a failure to vote shares will have no effect on the adjournment proposal.

Board Recommendation

Our board of directors unanimously recommends that you vote “FOR” approval of the adjournment proposal.

In making its recommendation, our board of directors considered a variety of factors including:

●	In certain circumstances, an adjournment of the special meeting may be the most efficient way to obtain the shareholder approval necessary for the consummation of the merger, which our board of directors believes is in the best interests of our company and our shareholders, as described under “Reasons for Our Board’s Recommendation in Favor of the Merger” on page 31;

●	If a quorum is not present at the meeting for logistical or other reasons, the adjournment proposal could allow us to postpone the votes on the merger proposal and merger-related compensation proposal without needing to incur the costs or delay associated with calling another, separate special meeting; and

●	If defeat of the merger proposal appears likely, an adjournment could be used to ensure that our shareholders have had an adequate opportunity to consider the consequences of the vote, particularly given the adverse effects that defeat of the merger proposal could have on our company, including as described under “WSI Industries Without the Merger” on page 24.

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Security Ownership of Certain Beneficial
Owners and Management

The following table provides information as of September 28, 2018 (except as otherwise noted below), concerning the beneficial ownership of our common stock by (1) each person known by us, based on information filed with the SEC, to be the beneficial owner of more than 5% of our outstanding common stock, (2) each of our directors, (3) our named executive officers, and (4) all directors and current executive officers as a group. Unless otherwise indicated, the persons identified in the table have sole voting and investment power with respect to all shares shown as beneficially owned.

We have determined beneficial ownership and percentage beneficial ownership in accordance with the rules of the SEC. The percentages included in the table below are based on 2,971,303 shares of our common stock outstanding as of September 28, 2018.

The address of each officer and director is c/o WSI Industries, Inc., 213 Chelsea Road, Monticello, Minnesota 55362.

Name	Number of Shares Beneficially Owned (1)	Percent of Class
5% or Greater Beneficial Owners
Peter J. Abrahamson (2) 24156 N. Coventry Ln. Lake Barrington, IL 60010-7334	184,000	6.2%
Directors and Officers
Michael J. Pudil	214,253	7.0%
James D. Hartman	8,000	*
Burton F. Myers II	7,000	*
Jack R. Veach	7,000	*
Paul D. Sheely	95,917	3.1%
All Current Executive Officers and Directors as a Group (5 Persons)	332,170	10.4%

*	Less than 1%.

(1)	Includes the following number of shares that may be purchased within sixty days of September 28 2018 pursuant to outstanding stock options: Mr. Pudil, 108,000 shares; Mr. Hartman, 7,000 shares; Mr. Myers, 7,000 shares; Mr. Veach, 7,000 shares; Mr. Sheely, 78,750 shares; and all current officers and directors as a group, 207,750 shares.

(2)	Based upon an Amendment No. 1 to Schedule 13G dated December 31, 2017 filed by the shareholder on January 12, 2018.

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Market Prices and Dividend Data

The Market for Our Common Stock

Currently, our common stock is listed on the Nasdaq Capital Market, a market tier of The Nasdaq Stock Market LLC, under the symbol “WSCI.” As of the close of business on the record date there were 2,971,303 shares of our common stock outstanding, held by approximately 271 shareholders of record.

Following the merger, there will be no further market for our common stock. In particular, if the merger is completed:

●	Our stock will be delisted from Nasdaq and deregistered under the Exchange Act;

●	We will no longer file periodic reports with the SEC;

●	Our stock transfer books will be closed when the merger closes, and there will be no further registration of share transfers on our stock transfer books; and

●	Subject to dissenters’ rights (described above under “The Merger—Dissenters’ Rights” on page 58), all shares of our common stock outstanding prior to the effective time of the merger will be automatically cancelled and converted into the right to receive the merger consideration.

Historical Market Prices

The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our common stock as reported on the Nasdaq during each the quarters indicated.

	Price Range of Common Stock
	High	Low
Fiscal Year Ended August 28, 2016
Quarter Ended November 29, 2015	$5.50	$4.24
Quarter Ended February 28, 2016	4.46	3.50
Quarter Ended May 29, 2016	3.99	2.91
Quarter Ended August 28, 2016	3.66	2.77
Fiscal Year Ended August 27, 2017
Quarter Ended November 27, 2016	$3.79	$2.75
Quarter Ended February 26, 2017	3.10	2.75
Quarter Ended May 28, 2017	3.55	2.80
Quarter Ended August 27, 2017	3.40	2.90
Fiscal Year Ended August 26, 2018
Quarter Ended November 26, 2017	$3.60	$2.90
Quarter Ended February 25, 2018	6.55	3.06
Quarter Ended May 27, 2018	6.15	4.35
Quarter Ending August 26, 2018	5.75	4.50
Fiscal Year Ended August 31, 2019
Quarter Ended November 24, 2018 (through September 28, 2018)	$6.95	$6.90

The closing price of our common stock on Nasdaq on September 5, 2018, the last trading day before the public announcement of the merger agreement, was $5.15 per share. On September 28, 2018, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on Nasdaq was $6.90 per share. You are encouraged to obtain current market quotations for our common stock.

Dividend Policy

In the first two quarters of fiscal year 2016, we paid a quarterly cash dividend of $0.04 per share. We discontinued our quarterly dividend program in March 2016 and resumed the quarterly dividend program in June 2018 when our board of directors declared a dividend of $0.04 per share payable July 10, 2018 to holders of record on June 26, 2018.

The merger agreement permits us to declare and pay a dividend of $0.04 per share consistent with our past practices. We anticipate determining whether to declare a dividend when we review our audited financial results for fiscal year 2018 in October 2018.

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Miscellaneous

Receiving the Merger Consideration

If the merger is completed, the paying agent will send information to our shareholders of record explaining how to exchange shares of our common stock for the merger consideration. You should not send in your WSI Industries stock certificates before you receive these transmittal materials. If your shares of our common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to receive the merger consideration. Do not send in your certificates now.

Notice of Internet Availability of Proxy Materials for the Special Meeting

This proxy statement and other related proxy materials for the special meeting are available at www.wsiindustries.com by following the link for “Investor Relations” and then “Special Meeting Materials”.

Householding

We may deliver just one proxy statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. Each shareholder will receive a separate proxy card. This practice, which is commonly referred to as “householding,” is permitted by Rule 14a-3(e)(1) under the Exchange Act. It helps to reduce costs, clutter and paper waste for the company and our shareholders.

However, we will promptly deliver a separate copy if requested by any shareholder at a shared address subject to householding. Requests for additional copies of this proxy statement should be directed to proxy solicitor, Morrow Sodali LLC, by telephone at (800) 662-5200, by email at WSCI@morrowsodali.com, or by mail to 470 West Avenue, Stamford CT, 06902.

In addition, shareholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy of any future proxy materials by contacting us at Paul D. Sheely, Chief Financial Officer at WSI Industries, Inc., 213 Chelsea Road, Monticello, Minnesota 55362 (if your shares are registered in your own name) or your bank, broker or other nominee (if your shares are registered in their name).

Shareholder Proposals for Our 2019 Annual Meeting

If the merger is completed, we will have no public shareholders and there will be no public participation in any future meetings of our shareholders. However, if the merger is not completed, our shareholders will continue to be entitled to attend and participate in our shareholders’ meetings.

We will hold our 2019 Annual Meeting of Shareholders only if the merger has not already been completed. If a shareholder desires to propose an item of business for consideration without inclusion in our proxy materials or to nominate persons for election as a director at our 2019 Annual Meeting of Shareholders (if any), then the shareholder must comply with all of the applicable requirements set forth in our amended and restated bylaws, including timely written notice of such proposal or nomination delivered to our Secretary at our principal executive office.

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Pursuant to our amended and restated bylaws, in order for any other proposal to be properly brought before an annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, in a timely manner. To be timely under our amended and restated bylaws, the notice must be given by such shareholder to the Secretary of WSI Industries not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in our amended and restated bylaws.

In addition, if we receive notice of a shareholder proposal on or after October 3, 2018, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the board of directors for the 2018 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal at the 2019 Annual Meeting of Shareholders (if any).

Legal and Cautionary Disclosures

No Determination by Securities Regulators

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the merger, or determined if the information contained in this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

No Solicitation Where Prohibited

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction.

Sources of Information

We have supplied all information relating to the company. Polaris Industries has supplied, and we have not independently verified, all of the information relating to Polaris Industries and Merger Sub.

Other Information Not Authorized by WSI Industries

We have not authorized anyone to provide any information other than that which is contained or incorporated by reference in this proxy statement. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Further, you should not assume that the information contained or incorporated by reference in this proxy statement, or in any document incorporated by reference is accurate as of any date other than the respective dates thereof.

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For your convenience, we have included certain website addresses and other contact information in this proxy statement. However, information obtained from those websites or contacts is not part of this proxy statement (except for any particular documents specifically incorporated by reference into this proxy statement, as set forth under “Where You Can Find More Information—Incorporation by Reference” on page 95).

Subsequent Developments

This proxy statement is dated October 1, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not and will not create any implication to the contrary. Our business, financial condition, results of operations and prospects may have changed since this date.

We may (and in certain limited circumstances may be legally required to) update this proxy statement prior to the special meeting, including by filing documents with the SEC for incorporation by reference into this proxy statement without delivering them to our shareholders. Therefore, you should monitor and review our SEC filings until the special meeting is completed. However, although we may update this proxy statement, we undertake no duty to do except as otherwise expressly required by law.

Context for Assertions Embodied in Agreements

The merger agreement and other agreements are being included or incorporated by reference into this proxy statement only to provide our shareholders with information regarding their respective terms, and not to provide investors with any other factual information regarding the parties, their affiliates, or their respective businesses. In particular, you should not rely on the assertions embodied in the representations, warranties, and covenants contained in these agreements, or any descriptions of them, as characterizations of any actual state of facts. The representations, warranties, and covenants in each of these agreements (1) were made only for purposes of that agreement and solely for the benefit of the parties to that agreement (and not for the benefit of our shareholders), (2) were made only as of specified dates and do not reflect subsequent information, (3) are subject to limitations agreed upon by the parties to such agreement, including in certain cases being subject to confidential disclosure schedules that modify, qualify, and create exceptions to such representations, warranties, and covenants, (4) may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws, and (5) may have been made for the purposes of allocating risk between the parties to that agreement instead of establishing matters of fact.

Forward-Looking Statements

This proxy statement contains a variety of forward-looking statements, which are subject to a number of risks and uncertainties. We caution you not to place undue reliance on forward-looking statements. See “Preface—Forward-Looking Statements” on page iv.

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Where You Can Find More Information

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this document. These documents contain important information about the company and our financial condition.

We incorporate by reference (1) the documents listed below and (2) any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this document to the date of the special meeting (including any adjournment or postponement thereof):

●	Our Annual Report on Form 10-K for the fiscal year ended August 27, 2017;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended November 26, 2017, February 25, 2018, and May 27, 2018;

●	Portions of our definitive proxy statement for our 2018 Annual Meeting of Shareholders, filed on November 17, 2017 that are incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended August 27, 2017; and

●	Our Current Reports on Form 8-K to the extent filed and not furnished with the SEC, filed on October 3, 2017, October 19, 2017, October 23, 2017, December 6, 2017, December 22, 2017, December 26, 2017, February 5, 2018, February 26, 2018, March 1, 2018, March 6, 2018, March 19, 2018, March 20, 2018, May 31, 2018, June 12, 2018 and September 6, 2018.

The documents incorporated by reference into this proxy statement are available to you as described below under “Obtaining Copies.”

Obtaining Copies

Obtaining Copies from the SEC

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the internet at the SEC’s web site at www.sec.gov.

Obtaining Copies from WSI Industries

We also make available a copy of our SEC reports, without charge, on our investor website at www.wsiindustries.com as soon as reasonably practicable after we file the reports electronically with the SEC. The information included on our website is not incorporated by reference into this proxy statement.

In addition, you may obtain a copy of the reports, without charge, by writing or telephoning us at: WSI Industries, Inc., 213 Chelsea Road, Monticello, Minnesota 55362, Attn: Chief Financial Officer, (763) 295-9202. In order to ensure timely delivery of such documents before the special meeting, any such request should be made promptly to us and in any event no later than
October 31, 2018. We undertake to send any information so requested (other than exhibits to incorporated documents that are not themselves specifically incorporated by reference into such document) by first class mail or another equally prompt means within one business day of receiving your request.

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Appendix A

Merger Agreement

AGREEMENT AND PLAN OF MERGER

by and among

POLARIS INDUSTRIES INC.,

ICEMAN MERGER SUB, INC.

and

WSI INDUSTRIES, INC.

dated as of

September 5, 2018

i

ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of September 5, 2018, is entered into by and among Polaris Industries Inc., a Delaware corporation (“Parent”), Iceman Merger Sub, Inc., a Minnesota corporation and a Subsidiary of Parent (“Merger Sub”), and WSI Industries, Inc., a Minnesota corporation (the “Company”). Each of Parent, Merger Sub and the Company are referred to herein as a “Party” and together as “Parties.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Article IX.

RECITALS

A. Subject to the terms and conditions of this Agreement, the Parties desire that the Company be acquired by Parent, with such acquisition to be effected by the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”), and, except as expressly provided in Section 2.01, each issued and outstanding share of common stock, $0.10 par value per share, of the Company (“Company Common Stock”) immediately prior to the Effective Time, being canceled and converted into the right to receive the Merger Consideration.

B. The respective boards of directors (and any required committee thereof) of each of Merger Sub and the Company have unanimously (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of their respective shareholders, (ii) approved this Agreement and the transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement and (iii) resolved to recommend that the respective shareholders of Merger Sub and the Company approve and thereby adopt this Agreement.

C. Parent, as the sole shareholder of Merger Sub, has approved this Agreement and the transactions contemplated hereby.

D. Concurrently with the execution of this Agreement, each of the directors and officers of the Company are executing a Voting and Support Agreement, pursuant to which they have agreed, among other things and subject to the terms and conditions thereof, to vote the shares of Company Common Stock held by them in favor of the approval of this Agreement.

E. This Agreement constitutes a “plan of merger,” as such term is used in Section 302A.611 of the Minnesota Business Corporation Act (the “MBCA”).

NOW, THEREFORE, intending to be legally bound hereby, the Parties agree as follows:

Article I

The Merger

Section 1.01    The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MBCA, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger under the MBCA (the “Surviving Corporation”).

A-1

Section 1.02  Closing. The closing of the Merger (the “Closing”) will take place at a date and time selected by Parent that is within three Business Days day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), at the offices of Faegre Baker Daniels LLP, located at 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota, 55402, or at such other time, date or place that is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” The Parties intend that the Closing will be effected, to the extent practicable, by conference call, the electronic delivery of documents, and, if requested by Parent, the prior physical exchange of certain other documents and instruments to be held in escrow by outside counsel to the recipient Party pending authorization to release at the Closing.

Section 1.03   Effective Time. Subject to the provisions of this Agreement, as promptly as reasonably practicable on the Closing Date, the Parties shall file articles of merger (the “Articles of Merger”) in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the MBCA, and shall make all other filings and recordings required under the MBCA (if any). The Merger shall become effective on such date and time as the Articles of Merger are filed with the Secretary of State of the State of Minnesota or at such later date and time as Parent and the Company shall agree and specify in the Articles of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time.”

Section 1.04  Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

Section 1.05  Articles of Incorporation and Bylaws.

(a) At the Effective Time, by virtue of the Merger and without necessity of any further action, the articles of incorporation of the Company shall be amended in their entirety to read the same as the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that the articles of incorporation of the Surviving Corporation, as so amended at the Effective Time, shall provide that the name of the Surviving Corporation shall be the name of the Company and the date of incorporation of the Surviving Corporation shall be the date of incorporation of the Company), and as so amended shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b) At the Effective Time, by virtue of the Merger and without necessity of any further action, the bylaws of the Company shall be amended in their entirety to read the same as the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be the name of the Company) (and if the Merger Sub does not have any bylaws in effect at such time, then the Surviving Corporation shall not have bylaws at the Effective Time), and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended (subject to Section 6.06(a)) as provided therein or by applicable Law.

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Section 1.06  Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.07  Taking of Necessary Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, and powers of the Company and Merger Sub, the Surviving Corporation, the board of directors of the Surviving Corporation and the officers of the Surviving Corporation shall take all such lawful and necessary action, consistent with this Agreement, on behalf of the Company, Merger Sub and the Surviving Corporation.

Article II

Effect of the Merger on Capital Stock

Section 2.01  Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Parent or Merger Sub:

(a) Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $0.10 par value per share, of the Surviving Corporation.

(b) Cancellation of Certain Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is directly or indirectly owned by Parent, any Subsidiary of Parent, the Company or any Subsidiary of the Company, shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding (i) and (ii) the Dissenting Shares) shall be converted into the right to receive $7.00 in cash, without interest (the “Merger Consideration”). At the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder thereof (or of a certificate that immediately prior to the Effective Time represented any such (each, a “Certificate”)) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

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(d) Dissenters’ Rights. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, subject to any rights the holder thereof may have under this Section 2.01(d). Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who has (i) not voted in favor of approval of this Agreement, (ii) demanded and perfected such holder’s right to dissent from the Merger and to be paid the fair value of such shares of Company Common Stock in accordance with Sections 302A.471 and 302A.473 of the MBCA and (iii) as of the Effective Time, has not effectively withdrawn or lost such dissenters’ rights, including as a result of a court of competent jurisdiction determining that such holder is not entitled to the relief provided by Chapters 302A.471 and 302.473 of the MBCA (the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration as provided in Section 2.01(c), but the holder thereof, if such holder complies in all respects with Sections 302A.471 and 302A.473 of the MBCA (the “Dissenters’ Rights”), shall be entitled to payment of the fair value (including interest determined in accordance with Section 302A.473 of the MBCA) of such Dissenting Shares in accordance with the Dissenters’ Rights; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to dissent under the Dissenters’ Rights, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration, without interest thereon and subject to any applicable withholding Taxes specified in Section 2.03(h). The Company shall provide prompt notice to Parent of any demands, attempted withdrawals of such demands and any other instruments served pursuant to applicable Law that are received by the Company for Dissenters’ Rights with respect to any shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent (which shall not be unreasonably be withheld, conditioned or delayed), make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

Section 2.02  Adjustments to Merger Consideration. If there shall be any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time, the Merger Consideration as provided in Section 2.01(c) and any other amounts payable pursuant to this Agreement (or payable under the applicable provisions of the MBCA with respect to Dissenting Shares) shall be equitably adjusted to reflect the effect thereof, with the manner and nature of any such adjustment subject to approval of Parent.

Section 2.03  Exchange Fund.

(a) Paying Agent. At or prior to the Effective Time, Parent shall deposit with a paying agent selected by Parent (the “Paying Agent”) cash in an amount sufficient to pay the aggregate Merger Consideration as required to be paid pursuant to this Agreement (such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose.

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(b) Exchange Procedures. As promptly as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of any shares of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such shares shall pass, only upon proper delivery of the Certificates or book-entry shares to the Paying Agent and which shall otherwise be in customary form (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form)), and (ii) instructions for use in effecting the surrender of the Certificates or book-entry shares in exchange for the Merger Consideration. Each holder of record of any shares of Company Common Stock shall, upon surrender thereof to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock so surrendered shall have been converted into the right to receive pursuant to Section 2.01(c), and any Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the shares so surrendered is registered if such Certificate (if any) shall be properly endorsed, such shares shall otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such shares or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.03(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of shares of Company Common Stock pursuant to the provisions of this Article II.

(c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of cash to the holder thereof as provided in this Article II.

(d) Termination of the Exchange Fund. Any portion of the Exchange Fund that remains undistributed on the date that is twelve months after the date on which the Effective Time occurs shall be delivered to the Surviving Corporation (or its designee), upon demand, and any holders of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article II.

(e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If any shares of Company Common Stock shall not have been surrendered prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Authority, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

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(f) Investment of Exchange Fund. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1.0 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest and other income resulting from such investments shall be paid solely to the Surviving Corporation (or its designee). No investment losses resulting from investment of the Exchange Fund shall diminish the rights of any holder of Certificates to receive the Merger Consideration or any holder of a Company Equity Award to receive the holder’s Equity Award Amount, in each case as provided herein.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct or the provision by such Person of an indemnity, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration.

(h) Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement (or payable under the applicable provisions of the MBCA with respect to Dissenting Shares) such amounts as Parent, Merger Sub, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 (the “Code”) or any provision of Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or the holder of the Company Equity Award, as the case may be, in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation or the Paying Agent.

Section 2.04  Treatment of Company Equity Awards.

(a) At the Effective Time, by virtue of the Merger and without necessity of any further action:

(i) all unvested or partially vested Company Equity Awards shall become fully vested;

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(ii) each unexercised Company Stock Option (including any associated stock appreciation rights) that is outstanding immediately prior to the Effective Time shall terminate and be canceled, with the holder thereof becoming entitled to receive, on the date which the Effective Time occurs, an amount in cash, without interest, equal to (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option multiplied by (ii) the number of shares of Company Common Stock subject to such Company Stock Option at the Effective Time (for the sake of clarity, if the exercise price of such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall terminate and be cancelled without any consideration being payable in respect thereof); and

(iii) the Company Stock Plan shall be terminated.

(b) The payment of all Equity Award Amounts hereunder shall be subject to appropriate withholding for Taxes in accordance with Section 2.03(h). The term “Equity Award Amounts” means, collectively, all amounts payable pursuant to this Section 2.04. The term “Company Stock Plan” means the 2005 Stock Plan, as amended and restated.

(c) As soon as practicable following the Effective Time, but in any event no later than the first regularly scheduled payroll date that is at least fifteen Business Days following the Effective Time, the Surviving Corporation shall make by a payroll payment through the Surviving Corporation’s or Parent’s payroll provider, subject to Section 2.03(h), the Equity Award Amounts to the applicable holders thereof; provided, that any Equity Award Amount that is considered nonqualified deferred compensation under Section 409A of the Code shall be made at the time required under the applicable arrangement. Notwithstanding the foregoing, if any payment owed to a holder of any Company Equity Awards pursuant to this Section 2.04 cannot be made through the Surviving Corporation’s or Parent’s payroll provider, then the Surviving Corporation or Parent will upon request issue a check for such payment to such holder subject to Section 2.03(h).

(d) The Company, the board of directors of the Company (the “Company Board”), and any appropriate subcommittee of the Company Board shall take such further action as may be necessary or desirable to give effect to this Section 2.04.

Article III

Representations and Warranties of the Company

Except (i) as disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company, or incorporated by reference into such document, in each case, after August 27, 2017, and publicly available prior to the date of this Agreement (collectively, the “Filed SEC Documents”), the relevance of which disclosure is reasonably apparent in the Filed SEC Documents and other than any disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” and any other disclosures contained therein that are predictive, cautionary or forward looking in nature, but being understood that this clause (i) shall not be applicable to Section 3.03 or (ii) subject to Section 9.03(g), as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub as follows:

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Section 3.01  Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to carry on its business as presently conducted, except (other than with respect to the Company’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and complete copies of the articles of incorporation of the Company (the “Company Articles of Incorporation”) and the bylaws of the Company (the “Company Bylaws”), in each case as in effect on the date of this Agreement, are included in the Filed SEC Documents.

Section 3.02  Subsidiaries. Section 3.02 of the Company Disclosure Letter lists, as of the date of this Agreement, each Subsidiary of the Company and the jurisdiction of organization thereof. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (collectively, “Liens”), other than Permitted Liens. Except for its interests in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity interests in, any corporation, partnership, joint venture, association or other entity. There are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units, Contracts or undertakings of any kind to which any Subsidiary of the Company is a party or by which any of them is bound (i) obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of or equity interests in, or any security convertible or exchangeable for any shares of capital stock or other voting securities of or equity interest in, any Subsidiary of the Company, (ii) obligating any such Subsidiary to issue, grant or enter into any such option, warrant, right, security, unit, Contract or undertaking, or (iii) that give any person the right to receive any economic interest of a nature accruing to the holders of capital stock of any of the Company’s Subsidiaries.

Section 3.03  Capital Structure.

(a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock. At the close of business on September 5, 2018 (the “Measurement Time”), (i) 2,971,303 shares of Company Common Stock were issued and outstanding, including zero shares of Company Common Stock subject to restricted stock awards that were subject to service-based vesting or delivery requirements (the “Company Restricted Stock Awards”), and (ii) 280,379 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plan, and, pursuant to such Company Stock Plan, 310,701 shares of Company Common Stock were subject to outstanding options to acquire shares of Company Common Stock (such options, together with any associated stock appreciation rights, the “Company Stock Options” and, together with Company Restricted Stock Awards, the “Company Equity Awards”). Except as set forth above, as of the Measurement Time, no shares of capital stock or other voting securities of or equity interests in the Company were issued, reserved for issuance or outstanding. Section 3.03(a) of the Company Disclosure Letter sets forth each Company Equity Award outstanding as of the Measurement Time, including (to the extent applicable) the Company Stock Plan under which such Company Equity Award was granted, the price at which such Company Equity Award may be exercised (if any) and status of each such Company Equity Award. Since the Measurement Time, (x) there have been no issuances by the Company of shares of capital stock or other voting securities of or equity interests in the Company (including Company Equity Awards), other than issuances of shares of Company Common Stock pursuant to Company Equity Awards outstanding as of the Measurement Time, and (y) there have been no issuances by the Company of options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of the Company or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock, other than issuances pursuant to Company Equity Awards outstanding as of the Measurement Time.

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(b) All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness (including any Indebtedness) of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”). Except for any obligations pursuant to this Agreement or as otherwise set forth above, as of the Measurement Time, there were no options, warrants, rights, convertible or exchangeable securities, stock-based performance units, Contracts, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of or equity interests in, or any security convertible or exchangeable for any shares of capital stock or other voting securities of or equity interest in, the Company or of any of its Subsidiaries or any Voting Company Debt, (ii) obligating the Company to issue, grant or enter into any such option, warrant, right, security, unit, Contract, agreement, arrangement or undertaking, or (iii) that give any person the right to receive any economic interest of a nature accruing to the holders of Company Common Stock, and since the Measurement Time, none of the foregoing has been issued, agreed or entered into. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of the Company, other than pursuant to the Company Stock Plan.

(c) The Company does not have any shareholder rights or similar plan in effect.

Section 3.04  Authority; Recommendation.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to receipt of the affirmative vote of the holders of not less than a majority of all outstanding shares of Company Common Stock entitled to vote pursuant to a vote at a special meeting of shareholders (the “Shareholder Approval”). The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Shareholder Approval and the filing with the Secretary of State of Minnesota of the Articles of Merger as required by the MBCA. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(b) The Company Board has duly and unanimously adopted resolutions, which have not subsequently been rescinded or modified in any way, (i) declaring that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and its shareholders, (ii) approving this Agreement and the transactions contemplated hereby, including the Merger (such approval having been made in accordance with the MBCA, including for purposes of Section 302A.613, Subd.1 and, assuming the accuracy of the representation and warranties of Parent and Merger Sub set forth in Section 4.07, Section 302A.673 thereof) and (iii) recommending that the Company’s shareholders approve this Agreement (such recommendations, the “Recommendation” and, such actions by the Company Board, the “Board Actions”).

Section 3.05  Non-Contravention. The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries under (other than any such Lien created as a result of any action taken by Parent or Merger Sub), any provision of (a) the Company Articles of Incorporation, the Company Bylaws or the comparable organizational documents of any of its Subsidiaries, or (b) subject to the filings and other matters referred to in the immediately following sentence, and assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.09, (i) any contract, lease, permit, authorization, indenture, note, bond, mortgage, or other agreement or instrument, commitment, obligation, arrangement, or understanding, whether or not written, with respect to which there are continuing rights, liabilities or obligations (a “Contract”) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound, (ii) any supranational, federal, national, state, provincial or local statute, law (including common law), ordinance, rule or regulation of any Governmental Authority, whether or not inside, outside, including or excluding the United States, Canada or any other country (“Law”) or any judgment, order or decree of any Governmental Authority, whether or not inside, outside, including or excluding the United States, Canada or any other country (“Judgment”), in each case applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) any Authorizations of the Company or its Subsidiaries, other than, in the case of clause (b) above, any such conflicts, violations, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No consent, approval, order, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any supranational, federal, national, state, provincial or local, government, any court of competent jurisdiction, any administrative, regulatory or self-regulatory (including any stock exchange), other governmental agency, commission or authority, arbitrator, mediator or arbitration or mediation panel, whether or not inside, outside, including or excluding the United States, Canada or any other country (each, a “Governmental Authority”) is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (A) the filing with the SEC of a proxy statement in preliminary and definitive form relating to the Shareholders’ Meeting (such proxy statement, as amended or supplemented from time to time, the “Proxy Statement”), and the filing of such reports under the Securities Exchange Act of 1934 (together with the rules and regulations promulgated thereunder, the “Exchange Act”) as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (B) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and of appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (C) any filings or notices required under the rules and regulations of the Nasdaq Stock Market (“Nasdaq”), (D) any filings as may be required under Chapter 80B of the Minnesota Statutes and (E) such other consents, approvals, orders, waivers, authorizations, actions, nonactions, registrations, declarations, filings and notices the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 3.06  SEC Documents; Financial Statements; Undisclosed Liabilities.

(a) The Company has filed all material reports, schedules, forms, statements and other documents with the SEC required to be filed by the Company pursuant to the Securities Act of 1933 (together with the rules and regulations promulgated thereunder, the “Securities Act”) or the Exchange Act since August 26, 2013 (the “SEC Documents”). As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective dates of filing (in the case of all other SEC Documents), the SEC Documents complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable thereto, and except to the extent amended or superseded by a subsequent filing with the SEC prior to the date of this Agreement, as of such respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation.

(b) Each of the audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Company included in the SEC Documents when filed complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly statements, to the extent permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments and the absence of footnotes).

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(c) Section 3.06(c) of the Company Disclosure Schedule sets forth a schedule of all Indebtedness of the Company and its Subsidiaries, including the amount outstanding as of the date hereof, the details of any limitations or penalties relating to prepayment of such Indebtedness, the persons to whom such Indebtedness is owed, and general description of the nature of such Indebtedness, and whether or not such Indebtedness is secured by any Liens.

(d) Neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise) of any nature, except for liabilities and obligations that (i) if required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto), are so reflected or reserved against in the most recent consolidated balance sheet of the Company (or the notes thereto) included in the Filed SEC Documents, (ii) were incurred since the date of such balance sheet in the Ordinary Course of Business, (iii) arise under, or are expressly contemplated by, this Agreement, or (iv) are immaterial.

(e) Internal Controls.

(i) The Company and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls are designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. Since August 26, 2013 neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of (x) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls over financial reporting that are reasonably likely to adversely affect in any material respects the Company’s ability to record, process, summarize and report financial information, or (y) any fraud, whether or not material, that involves (or involved) the management or other employees of the Company who have (or had) a significant role in the Company’s internal controls.

(ii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which are designed to ensure that material information relating to the Company required to be included in reports filed under the Exchange Act, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer, and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to all material information required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

(iii) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. Since August 26, 2013, neither the Company nor any of its Subsidiaries has made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

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(f) Neither the Company nor any of its Subsidiaries (x) has or is subject to any “Off-Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act), or (y) is a party to, or has any commitment to become a party to, any Contract relating to any material transaction or material relationship with, or material ownership or other material economic interest in, any variable interest entity.

(g) Since August 26, 2013 through the date of this Agreement, to the Knowledge of the Company, (i) neither the Company nor any director, officer, auditor or accountant of the Company has received any written material complaint, allegation, assertion or claim that the Company or its Subsidiaries have engaged in illegal or fraudulent accounting or auditing practices and (ii) no attorney representing the Company, whether or not employed by the Company, has reported to the Company Board or any committee thereof or to any director or officer of the Company any evidence of a material violation of United States federal securities Laws and the rules and regulations of the SEC promulgated thereunder, by the Company or any of its officers or directors. As of the date of this Agreement, to the Knowledge of the Company, there are no SEC inquiries or investigations or other governmental inquiries or investigations pending or threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any executive officer of the Company.

Section 3.07  Absence of Certain Changes or Events. Between August 27, 2017 and the date of this Agreement, the Company and its Subsidiaries have conducted their businesses only in the Ordinary Course of Business and there has not been:

(a) any change, effect, event, occurrence or fact that has had or would reasonably be expected to have a Material Adverse Effect;

(b) any declaration, setting aside or payment of any dividend on, or making of any other distribution (whether in cash, stock or property) in respect of, any capital stock of the Company;

(c) any split, combination or reclassification of any capital stock of the Company or any issuance or the authorization of any issuance of any other securities in lieu of or in substitution for shares of capital stock of the Company;

(d) any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any shares of capital stock of the Company or any of its Subsidiaries or any options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire such shares or other rights that give the holder thereof any economic interest of a nature accruing to the holders of such shares, other than (x) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price thereof, (y) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plan, and (z) the acquisition by the Company of Company Stock Options and Company Restricted Stock Awards in connection with the forfeiture of such awards;

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(e) any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting the consolidated assets, liabilities or results of operations of the Company, except as required (x) by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or (y) by Law, including Regulation S-X under the Securities Act;

(f) with respect to the Company or any of its Subsidiaries, any material election relating to Taxes (including any “check-the-box” election pursuant to Treasury Regulations Section 301.7701-3), any material amendment with respect to any material Tax Return, any settlement or compromise of any material Tax liability for an amount that exceeds the amount disclosed, reflected or reserved against in the financial statements contained in the Filed SEC Documents, any request for any rulings from or the execution of any closing agreement with any Governmental Authority, any surrender of any right to claim a material Tax refund, any change to an annual accounting period for Tax purposes, or any change of any material accounting method for Tax purposes, except, in each case, for actions taken in the Ordinary Course of Business;

(g) the commencement of any new line of business or the Company or any of its Subsidiaries otherwise engaging in any other operations in any country in which they did not, as of August 27, 2017, conduct other operations; or

(h) except as required by applicable Law or the terms of any Company Benefit Plan set forth in the Company Disclosure Letter which was effective on August 28, 2017, (i) any granting to any director or member of the Company Executive Team of any increase in compensation (except in the Ordinary Course of Business), (ii) any granting to any director or any member of the Company Executive Team of any increase in severance or termination pay (except to the extent of any increase in severance or termination pay as a result of any increase in compensation in the Ordinary Course of Business), (iii) any entry by the Company or its Subsidiaries into any employment, consulting, severance, retention or termination agreement or arrangement with any employee, director or officer, including any member of the Company Executive Team, (iv) any establishing, adopting, entry into or amending in any material respect any collective bargaining agreement or Company Benefit Plan, or (v) any acting to accelerate any rights or benefits under any Company Benefit Plan.

Section 3.08  Litigation. There is no, and since August 26, 2013 there has not been any, material suit, claim (or counterclaim), litigation, action, charge, complaint, arbitration, mediation, grievance, investigation, audit or other proceeding brought, conducted or heard by or before, or otherwise involving any court or other Governmental Authority (each, a “Litigation”) pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries. There is no material Judgment outstanding against the Company or any of its Subsidiaries.

Section 3.09  Contracts.

(a) Except for this Agreement, Section 3.09 of the Company Disclosure Letter sets forth a true and complete categorized list of, as of the date of this Agreement:

(i) each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

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(ii) each loan and credit agreement, note, debenture, bond, indenture and other similar Contract pursuant to which any Indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred, other than any such Contract between or among any of the Company and any of its Subsidiaries and any letters of credit;

(iii) each Contract to which the Company or any of its Subsidiaries is a party (A) that by its terms calls for, or which to the Knowledge of the Company is reasonably expected to result in, aggregate payments by or to the Company or any of its Subsidiaries of more than $100,000 over the remaining term of such Contract, (B) that may not be canceled by the Company or any of its Subsidiaries upon notice of 90 days or less without material penalty or other material liability to the Company or any of its Subsidiaries, or (C) that is with, or relates to the subcontracting by a customer or other Third Party of a Contract with, any Governmental Authority (any Contract referred to in this clause (C), a “Government Contract”);

(iv) each Contract to which the Company or any of its Subsidiaries is a party entered into since August 26, 2013 or with respect to which the Company or any of its Subsidiaries has any continuing obligations, in each case, relating to the acquisition or disposition (or related acquisition or dispositions) by the Company or any of its Subsidiaries of properties or assets, in each case, (A) for aggregate consideration of more than $100,000, except for acquisitions and dispositions of properties and assets in the Ordinary Course of Business, or (B) pursuant to which the Company or any of its Subsidiaries has continuing “earn-out” or other contingent payment obligations;

(v) each Contract of the Company or any of its Subsidiaries that (A) grants a right of exclusivity, area of protection, right of first offer, right of first refusal or similar right with respect to any business or geographic region (“Exclusive Rights”); (B) restricts in any material way the ability of the Company or any of its Affiliates (including post-Closing) to compete with any business or in any geographical area or to solicit customers (“Company Noncompete Restrictions”); (C) would require the disposition of any material assets or line of business of the Company or any of its Subsidiaries or, after the Effective Time, of Parent or any of its Subsidiaries; (D) grants “most favored nation” status or is a “requirements” Contract that, following the Merger, would apply to Parent or any of its Subsidiaries, including the Company or any of its Subsidiaries; (E) prohibits or limits the right of the Company or any of its Subsidiaries to use, transfer, license, distribute or enforce any of their respective Owned Intellectual Property, other than limitations on enforcement arising from non-exclusive licenses of Owned Intellectual Property entered into in the Ordinary Course of Business; or (F) contains any provision that materially restricts or purports to materially restrict or bind any Affiliate of the Company (other than a Subsidiary of the Company);

(vi) each Contract that is a settlement, conciliation or similar agreement (A) that is with any Governmental Authority, (B) pursuant to which the Company or any of its Subsidiaries is obligated after the date of this Agreement to pay any consideration in excess of $100,000 in the aggregate for all such settlements, conciliation or similar agreements, or (C) that would otherwise limit in any material respect the operation of the Company or any of its Subsidiaries (or, to the Knowledge of the Company, Parent or any of its other Affiliates from and after the Closing) as currently operated;

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(vii) each Contract to which the Company or any of its Subsidiaries is a party involving the inbound or outbound licensing or grant of any right to use or register (or any consent to or agreement not to assert any rights with respect to the use or registration of) any Intellectual Property (except for (1) off-the-shelf licenses of commercially available software for less than $100,000 on an annual basis in the aggregate for all such licenses, (2) agreements between the Company or any of its Subsidiaries, on the one hand, and their employees or consultants, on the other hand, entered into in the Ordinary Course of Business, and (3) non-material non-exclusive licenses entered into in the Ordinary Course of Business);

(viii) each Contract that grants to any person any option, right of first offer or right of first refusal or similar right to purchase, lease, sublease, license, use, possess or occupy any assets (other than immaterial assets) of the Company or any of its Subsidiaries, taken as a whole;

(ix) each Contract between the Company or any of its Subsidiaries and any current or former director or officer of the Company or any person beneficially owning five percent or more of the outstanding shares of Company Common Stock (other than indemnity agreements with directors or officers of the Company) pursuant to which the Company has continuing obligations, in each case, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Law) without any obligation on the part of the Company or any of its Subsidiaries to make any severance, termination, change in control or similar payment or to provide any benefit;

(x) any Contract to which the Company or any of its Subsidiaries is a party containing a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries, as the case may be, has ongoing obligations to not acquire assets or securities of the other party or any of its Affiliates and, to the extent not entered into in the Ordinary Course of Business, any Contract under which the Company or any of its Subsidiaries has material ongoing indemnification obligations;

(xi) each Contract to which any Principal Customer or Principal Supplier is a party;

(xii) each Contract of the Company or any of its Subsidiaries that relates to a partnership, joint venture or similar arrangement;

(xiii) any purchase or sale agreement, leases, subleases, license or other Contract relating to real property; and

(xiv) any Contract not otherwise described above which is material to the Company and its Subsidiaries, taken as a whole (including any Contract the termination or breach of which would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).

Each Contract set forth on Section 3.09 of the Company Disclosure Letter or required to be set forth thereon is referred to herein as a “Specified Contract.”

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(b) As of the date of this Agreement, the Company has made available to Parent true and complete copies of each Specified Contract or, with respect to non-written Contracts, a true and complete summary of the material terms thereof. As of the date of this Agreement, neither the Company nor any Subsidiary of the Company has waived, agreed not to enforce, agreed to amend, extend or otherwise modify, or reached any other understanding with respect to any Specified Contract, or any terms or conditions thereof. Each of the Specified Contracts is valid and binding on the Company or the Subsidiary of the Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no breach or default under any Specified Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a breach or default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. From August 27, 2017 to the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of termination or breach (which has not been cured) with respect to and, to the Knowledge of the Company, no party has delivered written notice threatening to terminate, any Specified Contract.

(c) With respect to each Government Contract and any bid for any Government Contract:

(i) Each of the Company and its Subsidiaries is and has been in compliance with Executive Order No. 11246 of 1965, Section 503 of the Rehabilitation Act of 1973 and the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (collectively, the “AA Laws”). The Company maintains and complies with affirmative action plans in compliance with the AA Laws.

(ii) The Company is not, and has not been, the subject of any audit, investigation or enforcement action by any Governmental Authority in connection with any Government Contract or related compliance with the applicable Laws.

(iii) Neither the Company nor any of its Subsidiaries has been debarred, suspended or otherwise made ineligible from doing business with the United States government or any government contractor.

(iv) The Company, the Company Subsidiaries, and their respective Representatives have complied in all material respects with all requirements of the Truth in Negotiations Act, the Procurement Integrity Act, the False Claims Act, the Cost Accounting Standards, Executive Order No. 11246 of 1965 and all other Laws applicable to any of its Government Contracts and Government Bids.

Section 3.10  Compliance with Laws.

(a) Each of the Company and its Subsidiaries is, and since August 26, 2013 has been, in compliance in all material respects with all Laws applicable to its business or operations. Each of the Company and its Subsidiaries has in effect and is in compliance in all material respects with all approvals, authorizations, registrations, licenses, exemptions, permits and consents of Governmental Authorities (collectively, “Authorizations”) necessary for it to conduct its business as presently conducted. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice that any Authorizations will be terminated or modified or cannot be renewed in the Ordinary Course of Business, and the Company has no Knowledge of any reasonable basis for any such termination, modification or nonrenewal.

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(b) Neither the Company nor any director, officer, other employee or agent of the Company or any of its Subsidiaries has violated any provision any Law relating to corruption, bribery or improper payments, including the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010. Neither the Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any such Law.

(c) Neither the Company nor any of its Subsidiaries has been in violation of, or, to the Company’s Knowledge, has been investigated for, or charged by any Governmental Authority with a violation of, any Sanctions Laws, and there are not now, nor have there been since August 26, 2013, any Litigation, allegations, or inquiries pending or, to the Company’s Knowledge, overtly threatened against the Company or any of its Subsidiaries concerning violations of any Sanctions Law. The Company and its Subsidiaries have instituted and maintains policies and procedures reasonably designed to ensure compliance with all applicable Sanctions Laws. None of the Company, its Subsidiaries or any director or officer of the Company or any of its Subsidiaries is a Sanctioned Person. To the Company’s Knowledge, no Sanctioned Person or group of Sanctioned Persons beneficially owns more than five percent (5%) of the Company. To the Company’s Knowledge, since August 26, 2013, neither the Company nor any of its Subsidiaries, directly or indirectly, has had any transactions with or investments in any Sanctioned Person or Sanctioned Country.

Section 3.11  Labor and Employment Matters.

(a) The Company has delivered or made available to Parent a list including the name, job title, exempt or non-exempt status for wage and hour purposes, date of hire, base compensation, bonus eligibility, status with regard to leave, and employing entity as of the date thereof for each employee of the Company or its Subsidiaries.

(b) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other Contract with any labor organization, union or association, and there are not, to the Knowledge of the Company, any union organizing activities concerning any employees of the Company or any of its Subsidiaries. As of the date of this Agreement, there are no pending, or to the Knowledge of the Company, threatened, and since August 27, 2013, there have been no, strikes, slowdowns, work stoppages, lockouts, or other material labor disputes or similar organized activity against the Company or any of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as contemplated by this Agreement, to the Knowledge of the Company (but without any duty of inquiry), no member of the Company Executive Team, other key employee or group of employees has any present intention to terminate his, her, or their employment with the Company or any of its Subsidiaries.

(c) The employment relationship between the Company and its Subsidiaries and any of its or their employees is employment at-will.

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(d) The Company and each of its Subsidiaries are, and since August 26, 2013 have been, in material compliance with all applicable Laws respecting employment and employment practices, including all Laws related to terms and conditions of employment, immigration and work authorization, occupational safety and health and workers’ compensation, employee classification and wages and hours, and independent contractor relationships, including to the extent applicable, Fair Labor Standards Act and similar state and local wage and hour Laws, Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1967, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act and state anti-discrimination laws. There are no material charges, complaints, audits or investigations pending by any Governmental Authority pertaining to the employment practices of the Company or any of its Subsidiaries or, to the Company’s Knowledge, otherwise scheduled or threatened by any Governmental Authority against the Company or any of its Subsidiaries, and no written complaints relating to employment practices of the Company or any of its Subsidiaries have been submitted to the Company or any of its Subsidiaries.

(e) Since August 26, 2013 (i) any individual who performs services for the Company or any of its Subsidiaries and who is not treated as an employee for any purpose (including federal income Tax purposes) by the Company or any of its Subsidiaries is not an employee under applicable Law and is not an employee for any purpose (including Tax withholding purposes or Company Benefit Plan purposes), (ii) neither the Company nor any of its Subsidiaries has any liability by reason of an individual who performs or performed services for the Company or any of its Subsidiaries in any capacity being improperly excluded from participating in a Company Benefit Plan, and (iii) each employee of the Company and its Subsidiaries has been properly classified as “exempt” or “non-exempt” for wage and hour purposes under applicable Law.

(f) The Company and its Subsidiaries: (i) are not delinquent in any payments to, or on behalf of, any independent contractors (who are individuals) or employees for any services or amounts required to be reimbursed or otherwise paid and (ii) other than routine payments to be made in the Ordinary Course of Business, are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for any employees or independent contractors (other than routine payments to be made in the Ordinary Course of Business).

(g) Since August 26, 2013, to the Company’s Knowledge, no employee of the Company or any of its Subsidiaries is or has been in material violation of any term of any Third Party employment agreement, nondisclosure agreement, common law nondisclosure obligation, noncompetition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (i) to the right of any such employee to be employed by the Company or any of its Subsidiaries or (ii) to the knowledge or use of trade secrets or proprietary information.

(h) Since August 26, 2013, neither the Company nor any of its Subsidiaries have implemented any plant closing or layoff of employees that implicated the Worker Adjustment and Retraining Notification Act of 1988 or any similar Law.

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Section 3.12  Employee Benefit Matters.

(a) Section 3.12(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material Company Benefit Plan. Each Company Benefit Plan has been administered in compliance with its terms and with applicable Law (including the Employee Retirement Income Security Act of 1974 (“ERISA”), and the Code), other than instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) The Company has made available to Parent true and complete copies of (to the extent applicable) (A) each material Company Benefit Plan (or, with respect to any unwritten material Company Benefit Plan, a written description thereof), other than any Company Benefit Plan that the Company or any of its Subsidiaries is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy, (B) the three most recent annual reports on Form 5500 filed with the Internal Revenue Service or similar report required to be filed with any Governmental Authority, in each case with respect to each material Company Benefit Plan (if any such report was required by applicable Law), (C) each trust agreement and group annuity contract or other material Contract relating to any material Company Benefit Plan, (D) the most recent actuarial reports (if applicable) for each Company Benefit Plan and (E) the most recent summary plan description, if any, required under ERISA with respect to each material Company Benefit Plan.

(c) Each Company Benefit Plan intended to be “qualified” (or registered) within the meaning of Section 401(a) of the Code (or any comparable provision under applicable non-U.S. laws) has received a favorable determination or opinion letter as to such qualification or registration from the Internal Revenue Service (or any comparable Governmental Authority), and no event has occurred, either by reason of any action or failure to act, that could reasonably be expected to cause the loss of any such qualification, registration or Tax-exempt status or the imposition of any material penalty or Tax liability, except where such loss of qualification, registration or Tax-exempt status or the imposition of any material penalty or Tax liability, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d) Section 3.12(d) of the Company Disclosure Letter sets forth, as of the date of this Agreement, each material Company Benefit Plan that provides health or welfare benefits (whether or not insured) with respect to employees or former employees (or any of their beneficiaries) of the Company or any of its Subsidiaries after retirement or other termination of service (other than coverage or benefits (A) required to be provided under Part 6 of Title I of ERISA, or any other applicable Law, or (B) the full cost of which is borne by the employee or former employee (or any of their beneficiaries)). Each such U.S. plan is amendable, terminable or otherwise may be discontinued unilaterally by the Company at any time without material liability or expense to Parent, the Company and its Subsidiaries, taken as a whole, as a result thereof other than ordinary administration expenses typically incurred in a termination event and/or claims incurred prior to the date of such amendment, and no such plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Benefit Plan. Each Company Benefit Plan is in compliance with the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010 (the “2010 Health Care Law”), to the extent applicable, except for such noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The operation of each Company Benefit Plan will not result in the incurrence of any penalty to the Company, Parent or any of their respective Subsidiaries pursuant to the 2010 Health Care Law, to the extent applicable that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

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(e) No Company Benefit Plan is or has at any time been covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA and none of the Company or its ERISA Affiliates has had during the seven (7) year period prior to the Closing, any liability, contingent or otherwise, with respect to any employee benefit plan that is covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA.

(f) The Compensation Committee of the Company Board (each member of which the Company Board has determined is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and a non-employee director under Rule 16b-3 of the Exchange Act) (the “Compensation Committee”) has taken all such steps as may be required to cause to be exempt under Rule 14d-10(d) under the Exchange Act any employment compensation, severance or employee benefit arrangements that have been entered into on or before the date of this Agreement by the Company or its Subsidiaries with current or future directors, officers or employees of the Company or its Subsidiaries and to ensure that any such arrangements fall within the safe harbor provisions of such rule.

(g) During the seven (7) year period prior to the Closing, neither the Company nor any ERISA Affiliate or any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in any way, directly or indirectly, has any liability with respect to any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code). The term “ERISA Affiliate” means any trade or business, whether or not incorporated, that together with the Company would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

(h) (i) No proceeding has been asserted or instituted or, to the Knowledge of the Company, threatened against any of the Company Benefit Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciary with respect to such Company Benefit Plans, or any of the assets of any trust of any of the Company Benefit Plans, (ii) no non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred with respect to the Company Benefit Plans, and (iii) no Company Benefit Plan is under, and neither the Company nor any of its Subsidiaries has received any notice of, an audit or investigation by the Internal Revenue Service, Department of Labor or, to the Knowledge of the Company, any other Governmental Authority, and no such completed audit, if any, has resulted in the imposition of any material Tax or penalty.

(i) There are no loans by the Company nor any of its Subsidiaries to any of their current or former employees, other than loans under any Company Benefit Plan intended to qualify under Section 401(k) of the Code and routine travel advances made in the Ordinary Course of Business.

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(j) Each Company Benefit Plan that is subject to Section 409A of the Code has operated in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and the regulations thereunder, except as would not reasonably be expected to have a Material Adverse Effect.

(k) Except as expressly provided for in this Agreement or as set forth in Section 3.12(k) of the Company Disclosure Letter, neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the Merger (either alone or together with any other event) will, in respect of any employee, officer, director or independent contractor of the Company or any of its Subsidiaries (whether current, former or retired), except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) cause any payment or benefit to become due or payable, including severance pay, (ii) increase the amount or value of any benefit, compensation or other material obligation otherwise payable or required to be provided, (iii) accelerate the time of payment or vesting of any such benefit or compensation, (iv) accelerate the time or otherwise trigger, either directly or indirectly, any funding (through a grantor trust or otherwise) of any such compensation or benefits or cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (v) otherwise give rise to any material liability under any Company Benefit Plan, (vi) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time or (vii) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code. As of the date of this Agreement, the Company has made available to Parent copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the Merger. Neither the Company nor any of its Subsidiaries has any gross-up or indemnity obligation on or after the Effective Time for any Taxes imposed under Section 4999 or 409A of the Code or otherwise.

(l) (i) neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical, disability, life insurance or other welfare benefits for retired, former or current employees or directors of the Company or any of its Subsidiaries except as required to comply with Section 4980B of the Code or any similar Law and (ii) to the extent that the Company or any of its Subsidiaries sponsors any such plan, the Company or the applicable Subsidiary has reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health, medical, disability or life insurance coverage.

(m) None of the Company or any of its Subsidiaries has made any promises or commitments to create any additional material Company Benefit Plan or to modify or change in any material way any existing material Company Benefit Plan other than those amendments or modifications required by Law.

(n) Neither the Company nor any Subsidiary of the Company is a party to any agreement, Contract, arrangement or plan that has resulted, separately or in the aggregate, in the payment of any material amount that will not be fully deductible as a result of Section 162(m) of the Code.

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(o) The term “Company Benefit Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), each employment, consulting, indemnification, change in control, severance or termination agreement or arrangement between the Company or any of its Subsidiaries, on the one hand, and any current or former employee, officer or director of the Company or any of its Subsidiaries, on the other hand pursuant to which the Company or any of its Subsidiaries has any continuing obligations as of the date of this Agreement, other than any agreement or arrangement mandated by applicable Law, as well as each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock or other equity-based compensation, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefits plan, policy, program, arrangement or understanding,, in each case sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any of its Subsidiaries as of the date of this Agreement, in each case for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries, other than any plan, policy, program, arrangement or understanding mandated by applicable Law.

Section 3.13  Taxes.

(a) Each of the Company and its Subsidiaries has duly and timely filed all material Tax Returns required to be filed by it with the appropriate Governmental Authority (taking into account any valid extensions with respect thereto) and all such Tax Returns are true, complete and correct in all material respects.

(b) Each of the Company and its Subsidiaries has: (i) duly and timely paid all material Taxes due and payable by it other than such Taxes that are being contested in good faith through appropriate proceedings and in respect of which adequate reserves have been established in accordance with GAAP in the financial statements contained in the Filed SEC Documents; (ii) duly and timely withheld all material Taxes and other amounts required by applicable Laws to be withheld by it and has duly and timely remitted to the appropriate Governmental Authority all such withheld Taxes and other amounts required by applicable Laws to be remitted by it; and (iii) duly and timely collected all material sales or transfer Taxes, including goods and services, harmonized sales, value added and federal, provincial, state or territorial sales Taxes, required by applicable Laws to be collected by it and has duly and timely remitted to the appropriate Governmental Authority all such collected Taxes required by applicable Laws to be remitted by it.

(c) No deficiencies for any material Taxes have been proposed, asserted, assessed or threatened in writing against the Company or any of its Subsidiaries which have not been settled and paid. No audit, action, investigation, examination, suit or other proceeding is pending or is being threatened in writing with respect to any material Taxes or Tax Returns of the Company or any of its Subsidiaries.

(d) The charges, accruals, and reserves for Taxes reflected on the financial statements contained in the Filed SEC Documents (whether or not due and whether or not shown on any Tax Return but excluding any provision for deferred income Taxes) are adequate under GAAP to cover Taxes of the Company and each of its Subsidiaries accruing through the date of such financial statements contained in the Filed SEC Documents. For periods not covered by the financial statements contained in the Filed SEC Documents, the Company and each of its Subsidiaries accrued all material Taxes incurred but not yet due and payable on its books and records in accordance with GAAP.

(e) There are no material Liens for Taxes on the property or assets of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet due and payable.

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(f) Neither the Company nor any of its Subsidiaries is, or has been, a party to any Tax Sharing Agreement (other than an agreement exclusively between or among the Company and its Subsidiaries) pursuant to which it will have any obligation to make any payments for Taxes after the Effective Time. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated, unitary, or combined Tax Return (other than a group the common parent of which was the Company).

(g) No private letter rulings, technical advice memoranda, closing agreements, or similar agreements or rulings have been entered into or issued by any Governmental Authority with respect to the Company or any of its Subsidiaries that are binding on such entity in respect of any taxable year for which the statute of limitations has not yet expired. There is no currently effective agreement or other document with respect to the Company or any of its Subsidiaries extending the period of assessment or collection of any material Taxes.

(h) Since August 26, 2013, no written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(i) None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date hereof. Neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Section 6011 of the Code and the Treasury Regulations promulgated thereunder.

(j) The term “Tax” or “Taxes” means (i) any and all taxes, duties, fees, imposts, levies or other governmental assessments, tariffs, charges or obligations of the same or similar nature, however denominated, imposed, assessed or collected by any Governmental Authority, including all income, profits, capital gains, capital stock, goods and services, branch, payroll, unemployment, windfall profits, franchise, gross receipts, capital, net worth, sales, escheat, use, withholding, value added, ad valorem, registration, employment, social security, disability, occupation, real property, personal property (tangible and intangible), stamp, transfer (including real property transfer or gains), conveyance, severance, production, excise, license, registration, estimated taxes, deficiency assessments and other taxes (including all penalties and additions to any such taxes and interest thereon) imposed by any Governmental Authority, whether disputed or not, (ii) liability for the payment of any amount imposed on any person of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group and (iii) liability for the payment of any amount imposed on any person of a type described in clause (i) or clause (ii) as a transferor or successor or a result of any existing express or implied indemnification agreement or arrangement. The term “Tax Return” means any return, statement, report, form, election, designations, estimates, claims for refund, declarations of estimated Tax, information statements or filings, including in each case any amendments, schedules or attachments thereto, filed or required to be filed with any Governmental Authority. The term “Tax Sharing Agreements” means all existing agreements or arrangements (whether or not written) binding a party or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit (excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or Subsidiaries and any other commercial agreement the primary purpose of which does not relate to Taxes).

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Section 3.14  Properties.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of all real property owned by the Company and its Subsidiaries (individually, an “Owned Real Property”). Neither the Company nor any of the Subsidiaries leases, subleases, licenses or occupies any real property, except for the Company’s occupancy of the Owned Real Property. The Company does not sublease or license any portion of the Owned Real Property to any Third Party and no Third Party has any right to use or occupy any portion of the Owned Real Property.

(b) The Company has marketable fee title to each Owned Real Property free and clear of all Liens, except for Permitted Liens. Neither the Company nor any Subsidiary has received written or, to the Company’s Knowledge, oral notice from any insurance company that such insurance company will require any alteration to any Owned Real Property for continuance of a policy insuring any Owned Real Property or for the maintenance of any rate with respect thereto (other than any notice of alteration that has been completed).

(c) All of the land, buildings, structures and other improvements used by the Company or any Subsidiary in the conduct of its business are included in the Owned Real Property or in benefitting easements. There is no pending or, to the Company’s Knowledge, threatened proceeding regarding condemnation or other eminent domain affecting any Owned Real Property or any sale or other disposition of any Owned Real Property lieu of condemnation. No Owned Real Property has suffered any material damage by fire or other casualty that has not been repaired and restored.

(d) The use and occupancy of all Owned Real Property is in compliance in all material respects with all applicable Laws and all applicable insurance requirements, including those pertaining to zoning matters and the Americans with Disabilities Act, and conform to all such applicable Laws on a current basis without reliance in any material respect on any variance or other special limitation or conditional or special use permit.

(e) No portion of any Owned Real Property relies on any facility (other than a facility of a public utility or community water and sewer company) not located on such applicable Owned Real Property to fulfill any zoning, building code or other requirement under applicable Law. To the Company’s Knowledge, there is no material defect in any structural component of any improvement on any Owned Real Property or any of its electrical, plumbing or HVAC systems.

(f) Company has provided or made available to Parent a true, correct and complete copy of all ALTA land title surveys and all title insurance commitments and policies issued to any Acquired Company that are in Company’s possession or control that cover any Real Property.

(g) The Company or one of its Subsidiaries owns and has good and marketable title to all material machinery, equipment and other tangible property and assets reflected as owned in the financial statements included in the Filed SEC Documents and good leasehold title to all material machinery, equipment and other tangible property and assets reflected as leased in the financial statements included in the Filed SEC Documents, in each case, free and clear of all Liens other than Permitted Liens.

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Section 3.15  Intellectual Property.

(a) The term “Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, whether registered or unregistered, including such rights in and to: (i) any patent, patentable invention or other patent right (including all reissues, divisions, continuations, continuations-in-part and extensions thereof), (ii) any trademark, service mark, trade name, business name, brand name, slogan, logo, trade dress, social media identifier and all other indicia of origin, together with all goodwill associated therewith, and (iii) any copyright, work of authorship (whether or not copyrightable), design, design registration and database rights, (iv) any computer software programs, (v) any Internet domain names, and (vi) any trade secrets, know-how, formulae, recipes and other confidential or proprietary information and rights.

(b) Section 3.15(b)(i) of the Company Disclosure Letter sets forth a true and complete (in all material respects) list, as of the date of this Agreement, of all issued or registered Intellectual Property or applications for issuance or registration of any Intellectual Property owned by the Company or its Subsidiaries (indicating for each, as applicable, the owner(s), jurisdiction, application number and date and registration number and date). Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to (free and clear of any Liens, other than Permitted Liens) all Owned Intellectual Property, and is licensed or otherwise has the right to use, all other Company Intellectual Property used in or necessary for the conduct of the respective businesses of the Company or any of its Subsidiaries as currently conducted; provided, however, that the foregoing representation and warranty in this Section 3.15(b) shall not constitute or be deemed or construed as any representation or warranty with respect to infringement, misappropriation, dilution or violation of any Intellectual Property (which is addressed in Section 3.15(c)). The Company or one of its Subsidiaries is the sole and exclusive owner of (A) all right, title and interest in and to the trademarks and service marks included in the Owned Intellectual Property to the extent such trademarks and service marks cover any of the Products and/or services of the businesses of the Company and its Subsidiaries, and (B) all formulas and recipes that are material to any of the businesses of the Company or its Subsidiaries (clauses (A) and (B) collectively the “Key Intellectual Property”), in each case, free and clear of any Liens, other than Permitted Liens. All of the material registrations, issuances and applications owned by the Company or any of its Subsidiaries and set forth in Section 3.15(b)(i) of the Company Disclosure Letter, including any such registrations, issuances and applications of the Key Intellectual Property, are subsisting and, to the Knowledge of the Company, valid and enforceable and in full force and effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the transactions contemplated by this Agreement will not impair the right, title, or interest of the Company or any of its Subsidiaries in or to any Company Intellectual Property and, (ii) upon the Closing Date, all of the material Company Intellectual Property will be owned or available for use by the Company and its Subsidiaries on identical terms and conditions as the Company and its Subsidiaries enjoyed immediately prior to the Closing Date.

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(c) No claims or other suits, actions or proceedings are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any other person, or that contest the validity, use, ownership or enforceability of any of the Company Intellectual Property owned by the Company or any of its Subsidiaries, except, other than with respect to the Key Intellectual Property, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company’s nor any of its Subsidiaries’ use of any Company Intellectual Property, nor the operation of the Company’s or any of its Subsidiaries’ respective businesses, has in the past three (3) years infringed, misappropriated, diluted, or otherwise violated or currently infringes, misappropriates, dilutes or otherwise violates any Intellectual Property rights of any other person except where such infringement, misappropriation, dilution or other violation would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, as of the date of this Agreement, no person is infringing, misappropriating, diluting or otherwise violating the rights of the Company or any of its Subsidiaries with respect to any Owned Intellectual Property, except, other than with respect to the Key Intellectual Property, where such infringement, misappropriation, dilution or other violation would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Owned Intellectual Property is not subject to any outstanding consent, settlement, Lien, decree, order, injunction, Judgment or ruling restricting the use thereof in a manner that would reasonably be expected to materially impair the continued operation of the businesses of the Company or its Subsidiaries (taken as a whole) as currently conducted.

(d) The Company and its Subsidiaries have taken commercially reasonable steps to maintain, preserve, police, and protect the Owned Intellectual Property, including the confidentiality, integrity and availability of its trade secrets and other material confidential information and, to the Knowledge of the Company, no material trade secret of the Company or its Subsidiaries has been used, disclosed or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements, in each case, except where a failure to take such steps or where such use, disclosure or discovery, respectively, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries have policies in place requiring all employees who develop Intellectual Property on behalf of the Company and its Subsidiaries to assign such Intellectual Property to the Company or its Subsidiaries; and (ii) the Company and its Subsidiaries have obtained assignments of all Intellectual Property on behalf of the Company and its Subsidiaries by all employees who have developed Intellectual Property on behalf of the Company and its Subsidiaries.

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(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each of the Company and its Subsidiaries is and since August 26, 2013 has been in compliance with its posted privacy policies and all other related notices, policies and programs and all applicable data protection, privacy and other applicable Laws and contractual commitments regarding the collection, use, storage, distribution, transfer, import, export, breach notification, disposal or disclosure (in any form or medium) of or regarding any personally identifiable information that could be used to identify, contact or locate an individual (“Personal Information”) including industry standards applicable to the Company and its Subsidiaries, (ii) to the Company’s Knowledge, no person has gained unauthorized access to or made any unauthorized use of any sensitive or confidential information, including any Personal Information, maintained by the Company or any of its Subsidiaries, (iii) no claims or other suits, actions or proceedings are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to the collection or use of Personal Information, and (iv) to the Company’s Knowledge, there have been no material security breaches in the information technology systems used by the Company and its Subsidiaries. The Company and its Subsidiaries have commercially reasonable security measures in place to protect the confidentiality, integrity and availability of all sensitive or confidential information, including all Personal Information, in their possession or control. The consummation of the transactions contemplated by this Agreement do not violate the Company’s or its Subsidiaries’ posted privacy policies as they currently exist. Upon the Closing Date, the Company and its Subsidiaries will own and continue to have the right to use all such Personal Information on identical terms and conditions as the Company and its Subsidiaries enjoyed immediately prior to the Closing Date.

(g) Except as would not, individually or in the aggregate, reasonably be expected to result in any material liability or otherwise be material to the Company and its Subsidiaries, taken as a whole, all software owned by the Company or any of its Subsidiaries (i) is free from any material software defect, and (ii) does not contain any virus, software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any computer, systems or software.

Section 3.16  Environmental Matters.

(a) (i) Each of the Company and its Subsidiaries is, since August 26, 2013 has been, in material compliance with all applicable Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written communication since August 26, 2013 alleging that the Company is in material violation of, or has any material liability under, any Environmental Law, (ii) each of the Company and its Subsidiaries possesses and is, and since August 26, 2013 has been, in material compliance with all material Authorizations required under applicable Environmental Laws to conduct its business as presently conducted, (iii) there are no material Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iv) none of the Company or any of its Subsidiaries has Released or exposed any person to, any Hazardous Materials, and no Hazardous Materials have been Released at, on, under or from any of the Owned Real Property or by the Company, in a manner that would reasonably be expected to result in an Environmental Claim against the Company or any of its Subsidiaries, (v) to Company’s Knowledge, there is no (A) underground storage tank located on any of the Owned Real Property, (B) well located on any of the Owned Real Property (regardless of whether such well is in use) or (C) asbestos contained in or forming part of any building, building component, structure or office space on any of the Owned Real Property that is in a damaged condition such that it is not in material compliance with all Environmental Laws, and (vi) Company has made available to Parent a true, correct and complete copy of all Phase I and Phase II environmental site assessments of which Company has Knowledge related to any of the Owned Real Property that are in the Company’s possession or actual control.

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(b) The term “Environmental Claims” means any administrative or judicial actions, suits, orders, claims, proceedings or written notices by or from any Governmental Authority or any other person alleging liability under Environmental Laws, including liability arising out of the Release of or exposure to any Hazardous Material or the failure to comply with any Environmental Law or any Authorization issued thereunder. The term “Environmental Law” means any Law relating to pollution or protection of the environment or natural resources or human exposure to Hazardous Materials. The term “Hazardous Materials” means any materials or wastes that are listed or defined in relevant form, quantity, concentration or condition as hazardous substances, hazardous wastes, hazardous materials, extremely hazardous substances, toxic substances, pollutants, contaminants or terms of similar import under any applicable Environmental Law. The term “Release” means any release, spill, emission, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the indoor or outdoor environment.

Section 3.17  Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as is sufficient to comply with applicable Law, (b) all insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, and all premiums due with respect to all such insurance policies have been timely paid, (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy, and (d) no written notice of cancellation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.

Section 3.18  Product Warranty. Each product manufactured, assembled, marketed, distributed or sold by or on behalf of the by the Company or any of its Subsidiaries (the “Products”) has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties. The Company has made available to the Parent copies of the standard terms and conditions of sale, lease or license used by the Company (containing applicable guaranty, warranty, and indemnity provisions), and no Product is currently subject to any material guaranty, warranty, or other indemnity beyond those set forth in such standard terms and conditions. Section 3.18 of the Company Disclosure Letter lists warranty or similar claims of any kind that are or were in excess of $25,000 that are, or at any time since August 30, 2015 were, outstanding.

Section 3.19  Product Liability; Inventory.

(a) Since August 26, 2013, the Company has not received written notice of any assertion of liability against the Company or any of its Subsidiaries arising out of the sale, ownership, possession, or use of any Product, including any claims that would provide a reasonable basis for any product liability suit or similar claim or suit against the Company or any of its Subsidiary.

(b) The Company has no Knowledge that any of the Products have, since August 27, 2013, are or will be the subject of any replacement, field fix or retrofit, modification or recall campaign.

(c) All material inventory of raw materials, components, work-in-progress, and finished goods are in good condition (subject to normal wear and tear). As of the Closing Date, the Company will have accurate records of the location of all such material inventory.

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(d) To the extent that the Company or any of its Subsidiaries would reasonably be expected to have any liability or responsibility therefor, each Product has been designed (as and to the extent applicable based on the Company’s services with respect to such Product), constructed, manufactured, packaged, assembled, and labeled in material compliance with all product specifications, all industry standards, and all material regulatory, engineering, industrial, and other codes, in each case applicable thereto.

Section 3.20  Affiliate Transactions. There have not been during the preceding three years any transactions, Contracts, agreements, arrangements or understandings or series of related transactions, Contracts, agreements, arrangements or understandings, nor are there any of the foregoing currently proposed, that (if proposed but not having been consummated or executed, if consummated or executed) would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act (disregarding for this purpose the dollar value threshold of Item 404(a) thereof).

Section 3.21  Certain Business Practices. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries (nor any of their respective officers, directors or employees) (a) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was illegal under applicable Laws; or (b) has engaged in or otherwise participated in, assisted or facilitated any transaction that is prohibited by any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other agency of the United States or Canadian government or any other Governmental Authority.

Section 3.22  Company Swaps. Section 3.22 of the Company Disclosure Letter contains a complete and correct list of all interest rate swaps and currency exchange swaps (“Company Swaps”) entered into by the Company or any of its Subsidiaries as of the date of this Agreement. All such Company Swaps were, and any Company Swaps entered into after the date of this Agreement will be, entered into only in the Ordinary Course of Business, in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and were, and will be, entered into with counterparties believed at the time to be financially responsible and able to bear the risks of such Company Swaps. The Company and each of its Subsidiaries have, and will have, duly performed in all material respects all of their respective obligations under the Company Swaps to the extent that such obligations to perform have accrued.

Section 3.23  Information Supplied. None of the information contained in or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the Exchange Act. No representation is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

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Section 3.24  Suppliers and Customers.

(a) Section 3.24(a) of the Company Disclosure Letter sets forth a complete and accurate list of (i) the 20 largest suppliers of the Company and its Subsidiaries based on the consolidated cost of goods and services paid to such persons by the Company and its Subsidiaries for (A) the fiscal year ended August 27, 2017 and (B) the year-to-date period ended May 27, 2018 (each, a “Principal Supplier”) and (ii) with respect to each Principal Supplier, the aggregate amounts paid to, or received from, as applicable, each such Principal Supplier for the fiscal year ended August 27, 2017.

(b) Section 3.24(b) of the Company Disclosure Letter sets forth a complete and accurate list of (i) the 10 largest customers of the Company and its Subsidiaries based on the consolidated cost of goods and services paid by such persons to the Company and its Subsidiaries for each of (A) the fiscal year ended August 27, 2017 and (B) the year-to-date period ended May 27, 2018 (each, a “Principal Customer”) and (ii) with respect to each Principal Customer, the aggregate amounts paid to, or received from, as applicable, each such Principal Customer for the fiscal year ended August 27, 2017.

(c) As of the date of this Agreement, the Company has not received or sent any notice from or to any Principal Supplier or Principal Customer indicating, and does not otherwise have Knowledge, that any such person has ceased dealing with, materially reduced its business with, or otherwise materially and adversely modified its relationship with the Company or its Subsidiaries, or that any such person is doing so, will do so or plans to cease dealing with the Company or its Subsidiaries (whether or not subject to conditions). To the Company’s Knowledge, the consummation of the transactions contemplated herein will not adversely affect in any material manner any business relationship with any Principal Supplier or Principal Customer. To the Company’s Knowledge, none of the Principal Suppliers or Principal Customers is, or could be reasonably expected to be, delinquent in its obligations to the Company or any of its Subsidiaries, declared bankrupt or subject of bankruptcy, dissolution or liquidation proceedings or unable to pay its debts as they become due. No supplier of goods or services is the sole source of such goods or services available to the Company.

(d) Section 3.24(d) lists each trade allowance, trade in, billback, rebate, discount or similar program of or for the Company for the benefit of or with any supplier or customer, regardless of whether there exists any liability to make or receive any payment thereunder.

Section 3.25  State Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 4.07, (a) no further action is required by the Company Board or any committee thereof or the shareholders of the Company to render inapplicable the restrictions on “business combinations” with an “interested shareholder” (each as defined in Section 302A.011, Subd. 46 and Subd. 49, respectively, of the MBCA) set forth in Section 302A.673 of the MBCA or the definitions in Section 302A.011 of the MBCA related thereto, as they relate to the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, and (b) there is no other state anti-takeover statute or regulation (or similar statute or regulation) under the Laws of the State of Minnesota or, to the Company’s Knowledge, any other Governmental Authority, or any takeover-related provision in the articles of incorporation or the bylaws of the Company that would prohibit or restrict the ability of the Company to enter into this Agreement or its ability to consummate the Merger. The Merger does not constitute a “control share acquisition” subject to the provisions of Section 302A.671 of the MBCA by virtue of Section 302A.011, Subd. 38(d) of the MBCA.

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Section 3.26  Brokers and Other Advisors. Neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker, finder or financial or similar advisor or incurred any liability for any financial advisor’s or broker’s fees, commissions or finder’s fees in connection with the Merger or the related transactions contemplated by this Agreement.

Section 3.27  Opinion of Financial Advisor. Prior to the execution of this Agreement, the Company Board has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion dated the same date, the “Fairness Opinion”) of Lake Street Capital Markets, LLC to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders. Such opinion has not been amended or rescinded as of the date of this Agreement. The Company has made available to Parent true and complete copies of all contracts, agreements and arrangements with respect to the engagement of Lake Street Capital Markets, LLC related to the Merger and the other transactions contemplated hereby.

Article IV

Representations and Warranties of Parent and Merger Sub

Except, subject to Section 9.03(g), as set forth in the Parent Disclosure Letter, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.01  Organization, Standing and Corporate Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted.

Section 4.02  Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement, including the Merger, by Parent and Merger Sub have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, and no other corporate proceedings (including any shareholder action) on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, including the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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Section 4.03  Non-Contravention. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated by this Agreement, and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any provision of (a) the articles of incorporation or bylaws of Parent or the articles of incorporation or bylaws of Merger Sub or (b) subject to the filings and other matters referred to in the immediately following sentence, (i) any Contract to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which any of their respective properties or assets are bound or (ii) any Law or Judgment, in each case applicable to Parent or Merger Sub or any of their respective Subsidiaries or any of their respective properties or assets, other than, in the case of clause (b) above, any such conflicts, violations, breaches, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No consent, approval, order, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent or Merger Sub or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated by this Agreement, except for (A) the filing with the SEC of the Proxy Statement, and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (B) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota, (C) any filings as may be required under Chapter 80B of the Minnesota Statutes and (D) such other consents, approvals, orders, waivers, authorizations, actions, nonactions, registrations, declarations, filings and notices the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.04  Litigation. There is no suit, action or proceeding pending or, to the Knowledge of Parent or Merger Sub, threatened against Parent, Merger Sub or any of their respective Affiliates that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. There is no Judgment outstanding against Parent, Merger Sub or any of their respective Affiliates that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.

Section 4.05  Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.06  Operation of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, will not have engaged in any business activities, other than activities pursuant to this Agreement.

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Section 4.07  Ownership of Company Common Stock. None of Parent, Merger Sub or their Affiliates (a) beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder), or will prior to the Closing Date (other than pursuant to the transactions contemplated hereby, including any such beneficial ownership that may be deemed to arise by virtue of the Voting and Support Agreements, although the Parties disclaim any such beneficial ownership exists by virtue thereof), beneficially own any shares of Company Common Stock, (b) is an “interested shareholder” under Section 302A.011, Subd. 49, of the MBCA or (c) is party to any agreement, arrangement, or understanding, other than the Voting and Support Agreements, that would be required to be disclosed under Item 1005(e) of Regulation M-A under the Exchange Act.

Section 4.08  Financing. As of the date of this Agreement, Parent will have access to, and, assuming satisfaction or waiver of the conditions in Sections 7.01 and 7.02, at the Effective Time, Parent will have, sufficient funds to enable it to pay the aggregate Merger Consideration in cash to the Paying Agent in accordance with this Agreement.

Section 4.09  Non-Reliance on Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company and its Subsidiaries by Parent and Merger Sub, Parent and Merger Sub (and their Representatives) have received and may continue to receive from the Company and its Subsidiaries and their Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that Parent and Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective shareholders or Representatives, or any other person, with respect thereto. Without limiting the foregoing, Parent and Merger Sub hereby acknowledge that, except for the representations and warranties set forth in Article III, none of the Company nor any of its Subsidiaries, nor any of their respective shareholders or Representatives, nor any other person, has made or is making any representation or warranty in connection with this Agreement, including with respect to the Company or any of its Subsidiaries or their respective businesses and operations.

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Article V

Covenants Relating to Conduct of Business

Section 5.01  Conduct of Business.

(a) Except as set forth in Section 5.01 of the Company Disclosure Letter, as expressly provided by this Agreement, required by Law or Judgment, or consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement to the Effective Time, the Company and its Subsidiaries shall (w) carry on its business in the Ordinary Course of Business, (x) prepare and timely file all reports required under the Exchange Act, including making proper arrangements for the timely filing of any such reports that may be due after the Closing but prior to the suspension of the Company’s reporting obligations under the Exchange Act, (y) use commercially reasonable efforts to preserve substantially intact its current business organization and to preserve its relationships with significant employees, customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having significant business dealings with the Company or any of its Subsidiaries and (z) comply in all material respects with applicable Law, in each case in a manner substantially consistent with past practice.

(b) Except as set forth in Section 5.01 of the Company Disclosure Letter, expressly required by (or expressly permitted under Section 5.02 and Article VIII of) this Agreement, required by Law or Judgment, or consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or set any record date therefor, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent;

(ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in lieu of or in substitution for shares of its capital stock;

(iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any options, warrants or other rights to acquire any such shares, other than (A) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of the Company Stock Options, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plan, and (C) the acquisition by the Company of Company Stock Options and Company Restricted Stock Awards in connection with the forfeiture of such awards;

(iv) issue, deliver or sell any shares of its capital stock or other voting securities or equity interests, any securities convertible or exchangeable into any such shares, voting securities or equity interests, any options, warrants or other rights to acquire any such shares, voting securities, equity interests or convertible or exchangeable securities, any stock-based performance units, any Voting Company Debt or any other rights that give any person the right to receive any economic interest of a nature accruing to the holders of Company Common Stock, other than (A) upon the exercise or settlement of awards under the Company Stock Plan outstanding on the date of this Agreement in accordance with their present terms, and (B) as required to comply with any Company Benefit Plan as in effect on the date of this Agreement;

(v) amend the Company Articles of Incorporation or the Company Bylaws or the comparable organizational documents of any Subsidiary of the Company, in each case, whether by merger, consolidation or otherwise;

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(vi) acquire, directly or indirectly, whether by purchase, merger, consolidation or acquisition of stock or assets or otherwise, any assets, real property, securities, properties, interests, or businesses or make any investment (whether by purchase of stock or securities, contributions to capital, loans, or property transfers), in each case, other than acquisitions of raw materials, supplies, equipment, inventory and Third Party software in the Ordinary Course of Business (it being understood and agreed that the acquisition of all or substantially all of the assets of any person is not in the Ordinary Course of Business);

(vii) sell, transfer, lease, license, sublicense, covenant not to assert, allow to lapse, encumber, abandon or otherwise dispose of any of, or omit to take any action necessary to maintain or renew, its tangible or intangible properties or assets (including capital stock of any Subsidiary of the Company), other than sales or other dispositions of (x) inventory in the Ordinary Course of Business, (y) equipment or Intellectual Property that is no longer used or useful in the operations of the Company or any of its Subsidiaries or (z) other assets that are not material to the business of the Company and its Subsidiaries, taken as a whole, in the Ordinary Course of Business;

(viii) (A) incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or any debt securities of another person or enter into any “keep well” or other agreement to maintain any financial statement condition of another person (collectively, “Indebtedness”), other than (1) Indebtedness incurred, assumed or otherwise entered into in the Ordinary Course of Business under the Company’s existing revolving credit facility as in effect on the date hereof and (2) intercompany Indebtedness between the Company and a wholly-owned Subsidiary or between wholly-owned Subsidiaries of the Company or (B) make any loans or capital contributions to, or investments in, any other person, other than to any Subsidiary of the Company;

(ix) any material change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control and management, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

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(x) except (A) as reasonably required by applicable Law, (B) as required pursuant to the terms of any Company Benefit Plan or Contract in effect on the date of this Agreement and disclosed on Section 5.01(b)(x) of the Company Disclosure Letter or (C) as otherwise expressly permitted by this Agreement, (1) increase the compensation, bonus, pension, welfare, severance or termination pay, fringe or other benefits payable or that could become payable by the Company or any of its Subsidiaries to current or former directors, officers or employees, (2) pay or commit to pay any bonus to any of the current or former directors, officers, employees or consultants of the Company or its Subsidiaries, (3) establish, adopt, enter into, amend, modify in any way or terminate any Company Benefit Plan other than renewals of Company Benefit Plans that are health, welfare and insurance plans in the Ordinary Course of Business on terms not materially more favorable to employees than those in effect on the date hereof, (4) promote any employee who is an officer to a position more senior than such employee’s position as of the date of this Agreement, or promote a non-officer employee to an officer position, (5) grant any new awards under any Company Benefit Plan, (6) except as contemplated by Section 2.04 of this Agreement, take any action to amend, waive or accelerate any rights or benefits under any Company Benefit Plan, (7) except as contemplated by Section 2.04 of this Agreement, grant, amend or modify any equity or equity-based awards, (8) hire or terminate without cause any officer, employee, independent contractor or consultant, other than in the Ordinary Course of Business with respect to any such person who is both (x) not salaried and (y) not a manager or more senior employee of the Company or any of its Subsidiaries, (9) take any action to accelerate the payment, or to fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, to the extent not already provided in any such Company Benefit Plan, (10) forgive any loans, or issue any loans (other than routine travel advances issued in the Ordinary Course of Business), to directors, officers, contractors or employees of the Company or any of its Subsidiaries, (11) enter into any collective bargaining agreement or other agreement with a labor union, works council or similar organization, or (12) implement any plant closing or layoff of employees that implicates the Worker Adjustment and Retraining Notification Act of 1988 or any similar Law;

(xi) settle any claim or Litigation, in each case made or pending against the Company or any of its Subsidiaries (other than for claims in the Ordinary Course of Business that have not resulted in the commencement or threat of Litigation and that do not exceed $25,000 individually or $100,000 in the aggregate), other than any claims or Litigation arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub;

(xii) make any material change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting the consolidated assets, liabilities or results of operations of the Company, except as required (A) by GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or (B) by Law, including Regulation S-X under the Securities Act;

(xiii) adopt a plan of merger, consolidation, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than reorganizations solely among wholly owned Subsidiaries of the Company);

(xiv) make, change, revoke or rescind any material election relating to Taxes (including any “check-the-box” election pursuant to Treasury Regulations Section 301.7701-3), make any material amendment with respect to any material Tax Return, settle or compromise any material Tax liability for an amount that exceeds the amount disclosed, reflected or reserved against in the financial statements contained in the Filed SEC Documents, request any rulings from or the execution of any closing agreement with any Governmental Authority, surrender any right to claim a material Tax refund, change an annual accounting period for Tax purposes, or change any material accounting method for Tax purposes, except, in each case, for actions taken in the Ordinary Course of Business;

(xv) make any capital expenditures, other than maintenance capital expenditures or capital expenditures under leases entered into prior to date of this Agreement made in the Ordinary Course of Business and in accordance with the budget provided prior to the date hereof by the Company to Parent;

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(xvi) (A) terminate, extend, amend, modify or waive material rights or claims under any Specified Contract or any Contract entered into on or after the date of this Agreement that would have been considered a Specified Contract if it had been entered into prior to the date of this Agreement (“New Specified Contracts”) or (B) enter into (w) any New Specified Contract, (x) any other Contract outside the Ordinary Course of Business, (y) any Contract that would materially limit the freedom of operation of, or result in any material liability to, Parent or the Surviving Corporation, or (z) any Contract that contains a change in control or similar provision in favor of the other party or parties thereto that would require a material payment to or would give rise to any material rights (including termination rights) of such other party or parties in connection with the consummation of the Merger (including in combination with any other event or circumstance) or any subsequent change in control of the Company or any of its Subsidiaries;

(xvii) engage in any other operations in any country in which the Company or any Subsidiary does not currently conduct other operations;

(xviii) commence any new line of business;

(xix) unless required by applicable Law, reclassify any independent contractor as an employee of the Company or any of its Subsidiaries;

(xx) fail to use commercially reasonable efforts to renew or maintain insurance policies maintained by the Company or any of its Subsidiaries or comparable replacement policies, other than in the Ordinary Course of Business; or

(xxi) authorize any of, or commit or agree to take any of, the foregoing actions in the preceding clauses (i) through (xx).

(c) Control of the Company. Nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the Company’s operations prior to the Effective Time in violation of applicable Law. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations.

Section 5.02  Solicitation; Takeover Proposals; Change of Recommendation.

(a) No Solicitation. From the date hereof until the Effective Time, or, if earlier, the termination of this Agreement in accordance with Section 8.01, the Company shall not, shall cause its Subsidiaries and its and their directors, officers and employees not to, and shall use its reasonable best efforts to cause its and their other Affiliates and Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to any Takeover Proposal, (ii) provide any non-public information concerning the Company or any of its Subsidiaries related to, or to any person or group who would reasonably be expected to make, any Takeover Proposal, (iii) engage in any discussions or negotiations with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Takeover Proposal, (iv) approve, support, adopt, endorse or recommend any Takeover Proposal or any Acquisition Agreement with respect thereto, (v) otherwise knowingly cooperate with or assist or participate in, or knowingly facilitate, any such inquiries, proposals, offers, discussions or negotiations, or (vi) resolve or agree to do any of the foregoing. Subject to Section 5.02(c), the Company shall, shall cause its Subsidiaries and its and their directors, officers and employees to, and shall use its reasonable best efforts to cause its and their other Affiliates and Representatives to, (A) immediately cease and cause to be terminated all existing discussions or negotiations with any person or group conducted heretofore with respect to any Takeover Proposal, or any inquiry or proposal that would reasonably be expected to lead to a Takeover Proposal, (B) immediately terminate access by any Third Party to any physical or electronic data room relating to any Takeover Proposal or any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Takeover Proposal and (C) promptly (and in any event within 24 hours after the date of this Agreement) request the prompt return or destruction of any confidential information provided to any Third Party within the twelve months immediately preceding the date of this Agreement in connection with any Takeover Proposal or any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a Takeover Proposal. Any violations of the restrictions set forth in this Section 5.02 by any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.02 by the Company.

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(b) Certain Definitions.

(i) The term “Takeover Proposal” means any offer or proposal, including any amendment or modification to any existing offer or proposal (other than, in each case, an offer or proposal made or submitted by or on behalf of Parent or Merger Sub), relating to any transaction (including any single- or multi-step transaction) or series of related transactions, in each case other than the transactions contemplated by this Agreement, with a person or group relating to (x) the issuance to such person or group or acquisition by such person or group of at least 15% of the equity interests in the Company or (y) the acquisition by such person or group of at least 15% of the consolidated assets of the Company (including indirectly through ownership of equity in Subsidiaries of the Company) and the Subsidiaries of the Company, taken as a whole, pursuant to a merger, consolidation, share exchange, reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or other transaction.

(ii) Wherever the term “group” is used in this Section 5.02, it is used as defined in Rule 13d-3 under the Exchange Act.

(iii) The term “Superior Proposal” means any bona fide, written Takeover Proposal that if consummated would result in a person or group (or the shareholders of any person) owning, directly or indirectly, (a) all of the outstanding shares of Company Common Stock or (b) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in either case which the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) (x) is fully financed or is reasonably capable of being fully financed and otherwise is reasonably likely to be consummated in accordance with its terms, and (y) if consummated, would be more favorable than the Merger to the shareholders of the Company from a financial point of view, in each case taking into account all financial, legal, financing, regulatory and other aspects of such Takeover Proposal (including the person or group making the Takeover Proposal) and of this Agreement (including any changes to the terms of this Agreement proposed by Parent pursuant to Section 5.02(g)).

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(iv) The term “Intervening Event” means a change, effect, event, occurrence or fact that materially affects the Company and its Subsidiaries, taken as a whole occurring or arising after the date of this Agreement that was not known or reasonably foreseeable to the Company Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement), which change, effect, event, occurrence or fact becomes known to the Company Board prior to obtaining the Shareholder Approval; provided, however, that none of the following shall either alone or in combination constitute, or be taken into account in determining whether there has been, any Intervening Event: any change, effect, event, occurrence or fact that arises out of or results from (i) any Takeover Proposal, (ii) any breach of this Agreement by the Company, or (iii) the announcement and pendency of this Agreement and the transactions contemplated hereby or the identity of, or any facts or circumstances relating to Parent, Merger Sub or their respective Affiliates.

(c) Response to Takeover Proposals. Notwithstanding anything to the contrary contained in Section 5.02(a), if at any time following the date of this Agreement and prior to obtaining the Shareholder Approval, (i) the Company has received a bona fide, written Takeover Proposal from a Third Party that did not result from a breach of this Section 5.02, and (ii) the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Takeover Proposal constitutes or is reasonably likely to result in a Superior Proposal and the failure to take the following actions would be inconsistent with the directors’ fiduciary duties under applicable Law, then the Company may (A) enter into an Acceptable Confidentiality Agreement with the person making such Takeover Proposal and, after entering into such Acceptable Confidentiality Agreement, furnish information with respect to the Company and its Subsidiaries to such person pursuant to such Acceptable Confidentiality Agreement, provided, that the Company shall promptly (and in any event within 24 hours) provide to Parent any non-public information concerning the Company or its Subsidiaries to which any person is provided such access and which was not previously provided to Parent, or (B) engage in discussions or negotiations with the person making such Takeover Proposal and such person’s Representatives regarding such Takeover Proposal. Notwithstanding the foregoing, following compliance with Section 5.02(d) the Company shall be permitted to request clarifications from any person or group or their respective Representatives who has made a Takeover Proposal solely for the purpose of, and to the extent necessary, to clarify the terms of such Takeover Proposal so that the Board can make a determination whether such Takeover Proposal constitutes or is reasonably likely to result in a Superior Proposal.

(d) Notice to Parent of Takeover Proposals. The Company shall promptly (and, in any event, within 24 hours) notify Parent in the event that the Company receives (or obtains Knowledge that any of its Representatives has received) any Takeover Proposal, or any initial request for non-public information concerning the Company or any of its Subsidiaries related to, or any initial request for discussions or negotiations related to, any Takeover Proposal (including any material changes related to the foregoing), and in connection with such notice, provide the identity of the person or group making such Takeover Proposal or request (except to the extent disclosure of such identity would breach a confidentiality obligation in effect prior to the execution of this Agreement) and the material terms and conditions thereof (including copies of any written requests, proposals or offers, including proposed agreements (which in each case may be redacted if necessary to remove the identity of the person making such request, proposal or offer to comply with any confidentiality obligation in effect prior to the execution of this Agreement), and a description of any material oral terms and conditions); provided, that the Company and its Subsidiaries and their respective Representatives shall not engage in any substantive discussions or negotiations or provide any non-public information concerning the Company or any of its Subsidiaries unless and until such person’s identity has been disclosed to Parent and such redactions have been unredacted. Thereafter the Company shall keep Parent reasonably informed on a prompt (and, in any event, within 24 hours) basis of the status, details and terms (other than immaterial details and terms) of any such Takeover Proposal or request (including all copies of any written requests, proposals, offers or agreements).

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(e) Prohibited Activities. Subject in all cases to Section 5.02(f) and Section 5.02(g), neither the Company Board nor any committee thereof shall (i) withhold, withdraw or rescind (or modify in a manner adverse to Parent), or publicly propose to withhold, withdraw or rescind (or modify in a manner adverse to Parent), the Recommendation, (ii) approve or recommend the adoption of, or publicly propose to approve, declare the advisability of or recommend the adoption of, any Takeover Proposal, (iii) cause or permit the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other agreement related to any Takeover Proposal, other than any Acceptable Confidentiality Agreement referred to in Section 5.02(c) (an “Acquisition Agreement”) or (iv) publicly propose or announce an intention to take any of the foregoing actions (any action described in clauses (i), (ii) or (iv) being referred to as an “Adverse Recommendation Change”).

(f) Intervening Event. Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Shareholder Approval, and subject to compliance with Section 5.02(h), the Company Board may make an Adverse Recommendation Change in response to an Intervening Event if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law.

(g) Superior Proposal. Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Shareholder Approval, if, in response to a bona fide written Takeover Proposal made after the date of this Agreement and not withdrawn that did not result from a breach of this Section 5.02, the Company Board determines in good faith (after consultation with its outside counsel and financial advisors) that such Takeover Proposal constitutes a Superior Proposal, (i) subject to compliance with Section 5.02(h), the Company Board may make an Adverse Recommendation Change and/or (ii) the Company may terminate this Agreement as and to the extent provided in Section 8.01(f).

(h) Certain Conditions. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be entitled to make an Adverse Recommendation Change pursuant to Section 5.02(f) or Section 5.02(g) or terminate this Agreement pursuant to Section 8.01(f) unless (x) the Company shall have provided to Parent five Business Days’ prior written notice (the “Match Right Notice”), advising Parent that the Company intends to take such action (and specifying, in reasonable detail, the reasons for such action and the material terms and conditions of any such Superior Proposal or details of such Intervening Event, as applicable), and (y):

(i) during such five Business Day period, if requested by Parent in good faith, the Company and its Representatives shall have engaged in good faith negotiations with Parent regarding changes to the terms of this Agreement intended by Parent so that an Adverse Recommendation Change would no longer be necessary or to cause such Takeover Proposal to no longer constitute a Superior Proposal, as applicable; and

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(ii) the Company Board shall have considered in good faith any adjustments to this Agreement (including a change to the price terms hereof) and any other agreements that may be proposed in writing by Parent (the “Proposed Changed Terms”) and shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that, after giving effect to such Proposed Changed Terms, the failure to make the Adverse Recommendation Change or to terminate this Agreement pursuant to Section 8.01(f), as applicable, would be inconsistent with the fiduciary obligations of the Company Board under applicable Law.

For the avoidance of doubt, any (1) material changes in the changes, effects, events, occurrences or facts relating to an Intervening Event, (2) material revisions to the terms of a Superior Proposal or (3) material revisions to a Takeover Proposal that the Company Board had determined no longer constitutes a Superior Proposal, shall constitute a new Intervening Event or Takeover Proposal, as applicable, and shall in each case require the Company to deliver to Parent a new Match Right Notice; provided that, in such event, each reference in this Section 5.02(h) to a five Business Day period or the fifth Business Day shall be deemed to be three Business Days or the third Business Day, respectively.

(i) Standstills; Confidentiality Agreements. Notwithstanding any provision of Section 5.02(e) to the contrary, the Company shall not grant any waiver or release under, or fail to enforce, any standstill or similar agreement; provided, however, at any time prior to obtaining the Shareholder Approval, the Company may grant a waiver or release under any standstill agreement if the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. The Company shall provide written notice to Parent of any waiver or release of any standstill by the Company, including disclosure of the identities of the Parties thereto and circumstances relating thereto. Except for the waiver or release of standstill as contemplated by this Section 5.02(i), the Company shall enforce, and shall not release or permit the release of any person from, or amend, waive, terminate or modify, and shall not permit the amendment, waiver, termination or modification of, any provision of, any confidentiality or similar agreement or provision to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has any rights. The Company shall not, and shall not permit any of its Representatives to, enter into any confidentiality or similar agreement subsequent to the date of this Agreement that prohibits the Company from providing to Parent the information specifically required to be provided to Parent pursuant to this Section 5.02.

(j) Communications with Shareholders. Nothing contained in this Section 5.02 shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its shareholders if, in the good faith determination of the Company Board after consultation with its outside legal counsel, the failure to make such disclosure would reasonably be expected to violate applicable Laws or (iii) making any “stop-look-and-listen” communication to the shareholders of the Company pursuant to Section 14d-9(f) promulgated under the Exchange Act (or any similar communications to the shareholders of the Company) in which the Company indicates that it has not changed the Recommendation; provided, however, that clause (ii) shall not be deemed to permit the Company Board to make an Adverse Recommendation Change or take any of the actions referred to in Section 5.02(e), Section 5.02(f) or Section 5.02(g) except, in each case, to the extent expressly permitted by Section 5.02(e), Section 5.02(f) or Section 5.02(g), respectively.

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Article VI

Additional Agreements

Section 6.01  Preparation of the Proxy Statement; Shareholders’ Meeting.

(a) Shareholders’ Meeting. The Company shall, as promptly as reasonably practicable after the date hereof, duly set a record date for, call, give notice of, convene and hold a special meeting of shareholders of the Company (the “Shareholders’ Meeting”) for the purpose of obtaining the Shareholder Approval as promptly as reasonably practicable following the date upon which the Proxy Statement is cleared by the SEC (with the record date and meeting date to be set by the Company Board after consultation with Parent). Subject to the terms of this Agreement, the Company Board shall recommend that the shareholders of the Company vote in favor of approval of the Merger and the adoption of this Agreement. The Company shall comply with the MBCA, the Company Articles of Incorporation, the Company Bylaws, the Exchange Act and the rules and regulations of Nasdaq in connection with the Shareholders’ Meeting, including preparing and delivering the Proxy Statement to the Company’s shareholders as required pursuant to the Exchange Act and Section 6.01(b) below. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to solicit from its shareholders proxies in favor of approval of the Merger and the adoption of this Agreement in compliance in all material respects with all applicable Laws and all rules of Nasdaq, and secure any other approval of shareholders of the Company that is required by applicable Law to effect the Merger. The Company shall (i) not change the date of (or the record date for), postpone or adjourn the Shareholders’ Meeting without the consent of Parent and (ii) postpone or adjourn the Shareholders’ Meeting if so requested by Parent by prior written notice to the Company. Unless this Agreement is validly terminated in accordance with Section 8.01, the Company shall submit this Agreement to its shareholders at the Shareholders’ Meeting even if the Company Board shall have effected an Adverse Recommendation Change or proposed or announced any intention to do so. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven Business Days prior to the date of the Shareholders’ Meeting as to the aggregate tally of proxies received by the Company with respect to the Shareholder Approval. Without the prior written consent of Parent, the adoption of this Agreement and the transactions contemplated hereby (including the Merger) shall be the only matter (other than procedural matters) that the Company shall propose to be acted on by the shareholders of the Company at the Shareholders’ Meeting.

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(b) Preparation of Proxy Statement. As promptly as reasonably practicable after the date hereof (and in any event within twelve Business Days), the Company shall prepare and file with the SEC the preliminary Proxy Statement in form and substance reasonably satisfactory to each of the Company and Parent relating to the Merger and the transactions contemplated hereby. Subject to the terms of this Agreement, the Proxy Statement shall reflect the Recommendation and shall include a description of the other Board Actions. The Company shall also include in the Proxy Statement, and represents that it will have obtained at the relevant time all necessary consents of the Company’s financial advisor to permit the Company to include in the Proxy Statement, in its entirety, the Fairness Opinion, together with a summary thereof. Parent shall cooperate with the Company in the preparation of the preliminary Proxy Statement and the definitive Proxy Statement and shall furnish to the Company the information relating to it and Merger Sub required by the Exchange Act. The Company shall use its commercially reasonable efforts, after consultation with Parent, to respond as promptly as practicable to any comments of the SEC and to cause the Proxy Statement in definitive form to be mailed to the Company’s shareholders at the earliest reasonably practicable time. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated to holders of shares of Company Common Stock, in each case as, and to the extent, required by applicable Law. The Company shall promptly provide Parent and its counsel with copies of any written comments, and shall inform them of any oral comments, that the Company or its counsel may receive from the SEC or its staff (including any request by the SEC or its staff for any amendments or supplements to the preliminary Proxy Statement or the definitive Proxy Statement), and the Company and Parent shall cooperate in filing with the SEC or its staff, and, if required, the Company shall mail to its shareholders, as promptly as reasonably practicable, such amendment or supplement. Parent and its counsel shall be given a reasonable opportunity to review any written responses to such SEC comments and the Company shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent and its counsel. The Proxy Statement shall comply in all material respects with all applicable requirements of Law.

Section 6.02  Access to Information; Confidentiality. The Company shall, and shall cause its officers, employees, accountants, counsel, consultants, financial advisors and other Representatives to, afford to Parent, and to Parent’s officers, employees, accountants, counsel, consultants, financial advisors and other Representatives, reasonable access during normal business hours during the period prior to the earlier of the Effective Time and the termination of this Agreement to all of its and its Subsidiaries’ properties, books and records and to those employees and Representatives of the Company to whom Parent requests access, and, during such period, the Company shall furnish to Parent, as promptly as reasonably practicable, all financial, operating and other data and information concerning its and its Subsidiaries’ business, properties and personnel that are in the possession, custody or control of the Company as Parent through its officers, employees, accountants, counsel, consultants, financial advisors and other Representatives may reasonably request. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to (a) provide access to or disclose information where the Company reasonably determines that such access or disclosure would jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or conflict with or violate any Law (including antitrust Laws) or any Contract to which the Company or any of its Subsidiaries is a party (provided that the Company shall in such event use commercially reasonable efforts to avoid such constraints on disclosure, including entering into a joint defense agreement in customary form) or (b) permit Parent or any of its Representatives to conduct any Phase II environmental assessment. No investigation or access permitted, or knowledge obtained, pursuant to this Section 6.02 shall affect or be deemed to modify any representation, warranty, covenant or agreement made by the Company hereunder or otherwise prejudice in any way the rights and remedies of Parent or Merger Sub hereunder, nor shall any such investigation, access or knowledge be deemed to affect or modify Parent’s or Merger Sub’s reliance on the representations, warranties, covenants and agreements made by the Company in this Agreement. Except for disclosures expressly permitted by the Confidentiality Agreement, Parent shall, in accordance with the Confidentiality Agreement, keep confidential and not disclose, and shall cause its officers, employees, accountants, counsel, consultants, financial advisors and other Representatives to keep confidential and not disclose, all Confidential Information (as defined in the Confidentiality Agreement) directly or indirectly received from the Company or its Representatives.

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Section 6.03  Reasonable Best Efforts; Approvals; Transaction Litigation.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate, as promptly as reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to: (i) obtain all necessary consents, approvals, orders, waivers and authorizations of, and actions or nonactions by, any Governmental Authority or any Third Party, and make all necessary registrations, declarations and filings with, and notices to, any Governmental Authorities and take all reasonable steps as may be necessary to avoid a suit, action, proceeding or investigation in connection with the transactions contemplated by this Agreement by any Governmental Authority; (ii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement; and (iii) defend or contest any claim, suit, action or other proceeding that would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, Parent shall not be required, nor shall the Company or any of its Subsidiaries be permitted without Parent’s prior written consent, to (x) undertake any efforts, or to take or consent to any action, if such efforts, action or consent, individually or in the aggregate, would be reasonably likely to result in a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of the Company and its Subsidiaries, taken as a whole, (y) take any actions, including the actions described in clauses (i), (ii) or (iii) above with respect to Parent, its Affiliates or their respective assets, categories of assets, businesses, relationships, contractual rights, obligations or arrangements or (z) take or agree to take any action with respect to its business or operations in connection with obtaining the expiration or termination of the applicable waiting periods under, or any approvals under, approvals from any other Governmental Authorities (collectively, any “Regulatory Restriction”). In addition, neither the Company nor any of its Subsidiaries shall be required to accept any Regulatory Restriction that would be effective prior to Closing.

(c) Subject to applicable Laws and the instructions of any Governmental Authority and subject to the Confidentiality Agreement, the Company and Parent each shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Merger and the transactions contemplated hereby and in connection with any investigation or other inquiry by or before a Governmental Authority relating thereto and (ii) keep the other apprised on a reasonably timely basis of any material communications, and provide copies thereof in the case of any such written communications, received by Parent or any of its Representatives, or the Company or any of its Representatives, as the case may be, from any Third Party and/or any Governmental Authority with respect to the Merger and the other transactions contemplated hereby. Subject to reasonable limitations limiting access to outside counsel and subject to the Confidentiality Agreement, the Company and Parent each shall, upon request by the other, consult with the other regarding all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Third Party and/or any Governmental Authority in connection with the Merger and the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein (including Section 6.03(e)), Parent shall, following consultation with the Company and after giving due consideration to its views and acting reasonably and in good faith, direct and control all aspects of the Parties’ efforts to gain regulatory clearance before any Governmental Authority.

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(d) Except as expressly set forth in this Section 6.03(d), the Company shall control the defense or settlement of any Transaction Litigation against the Company, any of its Subsidiaries or any of its or their respective Representatives. The Company shall promptly advise Parent orally and in writing of any material developments regarding, and the Company shall reasonably cooperate with Parent in connection with, and shall reasonably consult with and permit Parent and its Representatives to reasonably participate (at Parent’s expense) in, the defense, negotiation or settlement of any Transaction Litigation and the Company shall give reasonable and good faith consideration to Parent’s advice with respect to such Transaction Litigation. The Company shall not, and shall not permit any of its Subsidiaries nor any of its or their Representatives to, compromise, settle or come to a settlement arrangement regarding any Transaction Litigation unless Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed. “Transaction Litigation” means any Litigation commenced or threatened against any Party or any of its Affiliates by any Governmental Authority or any private party relating to, arising out of or relating to this Agreement, the Merger or any of the other transactions contemplated hereby.

(e) Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to cause the delisting of the Company and of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

Section 6.04  State Takeover Statutes. If any Takeover Statute becomes or is deemed to be applicable to the Company, Parent or Merger Sub, or the Merger, or any other transaction contemplated by this Agreement, then the Company, the Company Board and an appropriate committee thereof, as applicable, shall grant all approvals and take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate, or if not possible minimize to the maximum extent possible, the effects of such Takeover Statute on this Agreement, the Merger and the other transactions contemplated hereby. No Adverse Recommendation Change shall change the approval of the Company Board or the appropriate committee thereof for purposes of causing any Takeover Statute to be inapplicable to the transactions contemplated by this Agreement.

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Section 6.05  Employee and Benefit Plan Matters.

(a) During the period commencing at the Effective Time and ending on the date which is twelve months from the Effective Time (or if earlier, the date of the employee’s termination of employment with Parent or its applicable Subsidiary, including the Surviving Corporation), Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to (i) provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with base salary that is substantially comparable to the base salary provided by the Company and its Subsidiaries on the date of this Agreement and (ii) provide Company Continuing Employees with employee benefits (excluding equity-based compensation) that are at least as favorable in the aggregate to either (A) those benefits provided to such employees immediately prior to the Effective Time (excluding equity-based compensation and the Executive Health Program) or (B) that Parent and Polaris Industries Inc. provides to its similarly situated employees (excluding equity-based compensation); provided that Parent may elect to provide benefits through a combination of Company Employee Plans and Parent Benefit Plans.

(b) With respect to any employee benefit plan maintained by Parent or any of its Subsidiaries, excluding any equity compensation arrangements maintained by Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”), in which any Company Continuing Employees will participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to recognize all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for vesting and eligibility purposes (but not for (i) purposes of early retirement subsidies under any Parent Benefit Plan that is a defined benefit pension plan or (ii) benefit accrual purposes, except for vacation, if applicable) in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time; provided, that such service shall not be recognized to the extent that (x) such recognition would result in a duplication of benefits, (y) such service was not recognized under the corresponding Company Employee Plan or (z) such recognition would be prohibited under the terms of the applicable Parent Benefit Plan.

(c) In the event of any change in the welfare benefits provided to Company Employees following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to cause (i) the waiver of all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees (and their eligible dependents) under any welfare benefit plans in which Company Employees participate following the Effective Time, to the extent that such conditions, exclusions or waiting periods would not apply in the absence of such change, and (ii) for the plan year in which the Effective Time occurs, the crediting of each Company Employee (or his or her eligible dependents) with any payments made that accumulated towards all deductibles and out-of-pocket maximums paid prior to any such change in satisfying any applicable deductible or out-of-pocket requirements after such change, to the extent such information is timely provided to Parent or its agent.

(d) If requested by Parent in writing within ten Business Days prior to the Effective Time, effective as of, and contingent upon, the Closing Date, the Company shall adopt such resolutions and/or amendments to terminate any Company Benefit Plan listed in Section 6.05(d) of the Company Disclosure Letter (each, a “Terminated Plan”). The Company shall provide Parent with a copy of the resolutions and/or plan amendments (the form and substance of which shall be subject to review and approval by Parent) evidencing that each Terminated Plan has been terminated.

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(e) The Parties acknowledge and agree that all provisions contained in this Section 6.05 are included for the sole benefit of the Parties, and that nothing in this Agreement, whether express or implied, (i) shall create any third party beneficiary or other rights (A) in any other person, including any employees or former employees of the Company, any of the Company’s Subsidiaries or any Affiliate of the Company, any Company Employee, or any dependent or beneficiary thereof, or (B) to continued employment with Parent or any of its Affiliates or to employment or continued employment or to a particular term or condition of employment with Parent or any of its Subsidiaries, or any of their respective Affiliates, (ii) shall be treated as an amendment or other modification of any employee benefit plan, or (iii) shall limit the right of Parent or its Subsidiaries to (A) amend, terminate or otherwise modify any employee benefit plan of Parent or its Subsidiaries following the Effective Time or (B) terminate the employment or service of any employee or other service-provider following the Effective Time at any time and for any or no reason. For the avoidance of doubt, the foregoing clause (iii)(A) does not relieve Parent of any obligations it may have under Section 6.05(a) through (c).

Section 6.06  Indemnification, Exculpation and Insurance.

(a) Prior to the Closing, the Company shall use its reasonable best efforts to purchase a “tail” or “runoff” officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six-year period following Effective Time and at a price not to exceed 300% of the amount per annum the Company paid in its last full fiscal year prior to the date of this Agreement, which amount is set forth on Section 6.06(a) of the Company Disclosure Letter (the “Current Premium”). If the Company or Parent obtains prepaid “tail” or “runoff” policies prior to the Effective Time in accordance with this Section 6.06(a), the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder. If the Company fails to purchase such “tail” or “runoff” policy prior to the Closing, then either (i) Parent may purchase such “tail” or “runoff” policy on behalf of the Company or the Surviving Corporation or (ii) the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain an officers’ and directors’ liability insurance policy in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect as of the date of this Agreement for a period of six years after the Effective Time; provided further, that in satisfying its obligation under this Section 6.06(a)(ii), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 300% of the Current Premium and if such premiums for such insurance would at any time exceed 300% of the Current Premium, then Parent or the Surviving Corporation shall cause to be maintained policies of insurance that, in Parent or the Surviving Corporation’s good faith judgment, provide the maximum coverage available at an annual premium equal to 300% of the Current Premium.

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(b) For the six-year period following the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless and advance expenses to, in each case to the same extent required by the Company’s and its Subsidiaries’ Articles of Incorporation or Bylaws as in effect on the date of this Agreement and as required under applicable Law, any individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or employee of the Company or of a Subsidiary of the Company (each, an “Indemnified Party”). For the avoidance of doubt, such obligations shall remain valid from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs regardless of whether or not the articles of incorporation and bylaws of the Surviving Corporation contain such provisions.

(c) Notwithstanding anything herein to the contrary, if an Indemnified Party is or has been a party to or is or has been otherwise involved (including as a witness) in any Litigation (whether arising before, at or after the Effective Time) for which such Indemnified Party is entitled to indemnification, exculpation or advancement of expenses on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.06 shall continue in effect until the final disposition of such Litigation.

(d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties, rights and other assets to any Person, then, in each such case, Parent shall cause proper provision to be made so that such successor or assign of the Surviving Corporation assumes the obligations set forth in this Section 6.06.

(e) The provisions of this Section 6.06 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the articles of organization or bylaws, by Contract or otherwise.

Section 6.07  Public Announcements. The Parties agree that the initial press release to be issued with respect to the Merger and the other transactions contemplated by this Agreement shall be in the form mutually agreed to by the Parties. Thereafter, except with the prior consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), each Party shall not (and shall cause its respective Representatives not to) issue any press release or make any public statement or disclosure with respect to this Agreement, the Merger or the other transactions contemplated by this Agreement, except (x) as may be required by applicable Law, court process or the rules and regulations of Nasdaq or the NYSE, as applicable, (y) as to the Company, for any matters referred to in, and made in compliance with, Section 5.02, and (z) as to the Parent, following reasonable consultation and consideration of the Company’s comments. Prior to making any written communications to the employees or independent contractors of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication (and any reasonable comments or other requests of Parent shall be incorporated therein), and the Company shall reasonably cooperate in providing any such communication reasonably requested by Parent. Notwithstanding the foregoing, this Section 6.07 shall not apply to any press release or other public statement made (a) that is consistent with the initial press release and the terms of this Agreement and does not contain any information relating to the Company, Parent or its Affiliates or the transactions contemplated by this Agreement that has not been previously announced or made public in accordance with the terms of this Section 6.07 or (b) is made in the Ordinary Course of Business and does not principally relate to this Agreement or the transactions contemplated hereby.

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Section 6.08  Rule 16b-3 Matters. The Company shall take all reasonable steps as may be required to cause any dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 under the Exchange Act.

Section 6.09  Payoff Letters. The Company shall use its commercially reasonable efforts to deliver to Parent by no later than 9:00 a.m. Central Time on the fourth Business Day prior to the Effective Time a copy of an executed payoff letter or payoff letters (“Payoff Letters”) in customary form with respect to all outstanding Indebtedness of the Company and its Subsidiaries or any Liens on any of their assets, and to take such other action as may be necessary to arrange for the discharge of all such Indebtedness and the release of all such Liens as of the Effective Time. The Company shall cooperate with Parent to arrange for such payoff of such Indebtedness, including using the available cash of the Company, as and to the extent requested by Parent. If requested by Parent, the Company shall use its commercially reasonable efforts to provide for the continuation of any Indebtedness (including using commercially reasonable efforts to obtain any necessary waivers or consents) after the Closing, in lieu of the foregoing.

Section 6.10  Title Insurance. The Company shall use its commercially reasonable efforts to deliver to Parent at or prior to Closing title insurance commitments and policies with respect to Owned Real Property as Parent may reasonably request.

Article VII

Conditions Precedent

Section 7.01  Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Shareholder Approval shall have been obtained.

(b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or Judgment issued by any court of competent jurisdiction or Law (collectively, “Restraints”) shall be in effect restraining, enjoining or otherwise preventing or prohibiting the consummation of the Merger.

Section 7.02  Conditions to Parent’s and Merger Sub’s Obligations to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company included in this Agreement shall be:

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(i) with respect to Section 3.07(a), true and correct in all respects;

(ii) with respect to Sections 3.01, 3.02, 3.04, 3.25, 3.26, and 3.27, true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as if made at such time, except to the extent such representation or warranty expressly relates to a specific date (in which case on and as of such specific date);

(iii) with respect to Section 3.03, true and correct, except for de minimis inaccuracies as of the date of this Agreement and as of the Effective Time, as if made at such time, except to the extent such representation or warranty expressly relates to a specific date (in which case on and as of such specific date); and

(iv) with respect to each of the other representations and warranties of the Company set forth in this Agreement, true and correct as of the date of this Agreement and as of the Effective Time, as if made at such time, except to the extent any such representation or warranty expressly relates to a specific date (in which case on and as of such specific date), except (solely with respect to this clause (iv)) for such failures to be true and correct that (alone or in the aggregate with all such other failures of representations and warranties of the Company under this Agreement to be true and correct) have not had, and would not reasonably be expected to have, a Material Adverse Effect (it being understood that for this purpose all references to the term “Material Adverse Effect” and other qualifications based on the word “material,” set forth in any such representations and warranties shall be disregarded);

(b) Performance of the Obligations of the Company. The Company shall have performed and complied in all material respects with each of its obligations required to be performed or complied with by it under this Agreement.

(c) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

(d) Officer’s Certificate. The Company shall have delivered to Parent a certificate executed on behalf of the Company by the chief executive officer or the chief financial officer of the Company certifying that the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02(c) above have been satisfied.

Section 7.03  Conditions to Company’s Obligations to Effect the Merger. The obligations of the Company to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub included in this Agreement shall be:

(i) with respect to Section 4.02 and 4.08, true and correct in all respects as of the date of this Agreement and as of the Effective Time, as if made at such time, except to the extent such representation or warranty expressly relates to a specific date (in which case on and as of such specific date); and

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(ii) with respect to each of the other representations and warranties of Parent and Merger Sub set forth in this Agreement, true and correct as of the date of this Agreement and as of the Effective Time, as if made at such time, except to the extent such representation or warranty expressly relates to a specific date (in which case on and as of such specific date), except (solely with respect to this clause (ii)) for such failures to be true and correct that (alone or in the aggregate with all such other failures of representations and warranties of Parent and Merger Sub under this Agreement to be true and correct) have not had a Parent Material Adverse Effect (it being understood that for this purpose all references to the term “Parent Material Adverse Effect” and other qualifications based on the word “material,” set forth in any such representations and warranties shall be disregarded).

(b) Performance of the Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed and complied in all material respects with each of their obligations required to be performed or complied with by them under this Agreement.

(c) Officer’s Certificate. Parent and Merger Sub shall have delivered to the Company a certificate executed on behalf of Parent and Merger Sub by an officer of Merger Sub certifying that the conditions set forth in Section 7.03(a), and Section 7.03(b) above have been satisfied.

Section 7.04  Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.01 to be satisfied if such failure was principally caused by the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 7.01 to be satisfied if such failure was principally caused by its failure to perform any of its obligations under this Agreement.

Article VIII

Termination, Amendment and Waiver

Section 8.01  Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval:

(a) by mutual written consent of Parent and the Company;

(b) by either of Parent or the Company:

(i) if the Merger shall not have been consummated on or before 5:00 p.m. (Minnesota time) on December 31, 2018 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any Party if the failure of such Party to perform any of its obligations under this Agreement has been a principal cause of the failure of the Merger to be consummated on or before such date;

(ii) if any Restraint that shall be in effect enjoining or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to any Party unless such Party shall have complied with its obligations under Section 6.03 in connection with seeking to prevent, oppose or remove such Restraint; or

(iii) if a Shareholders’ Meeting is duly convened and the Shareholder Approval is not obtained by reason of the failure to obtain the required vote upon a final vote taken at the Shareholders’ Meeting (or at any adjournment or postponement thereof at which such vote was taken);

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(c) by Parent, if there shall be any breach or inaccuracy in any of the Company’s representations or warranties set forth in this Agreement or the Company has failed to perform any of its covenants or agreements set forth in this Agreement, which inaccuracy, breach or failure to perform (i) would give rise to the failure of any condition set forth in Section 7.02(a) or Section 7.02(b), and (ii) (A) is not capable of being cured prior to the Outside Date or (B) is not cured within the earlier of (1) thirty days following Parent’s delivery of written notice to the Company of such breach and (2) the Outside Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(c) if there shall then be any material breach or inaccuracy in any of Parent’s representations, warranties, covenants or agreements hereunder;

(d) by the Company, if there shall be any breach or inaccuracy in any of Parent’s or Merger Sub’s representations or warranties set forth in this Agreement or Parent or Merger Sub has failed to perform any of its covenants or agreements set forth in this Agreement, which inaccuracy, breach or failure to perform (i) would give rise to the failure of the conditions set forth in Section 7.03(a) or Section 7.03(b), and (ii) (A) is not capable of being cured prior to the Outside Date or (B) is not cured within the earlier of (1) thirty days following the Company’s delivery of written notice to Parent of such breach and (2) the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(d) if there shall then be any material breach or inaccuracy in any of the Company’s representations, warranties, covenants or agreements hereunder;

(e) by Parent, in the event that any of the following shall have occurred: (i) an Adverse Recommendation Change, (ii) the Company failed to include in the Proxy Statement when mailed, the Recommendation, (iii) if, following the public disclosure or announcement of a Takeover Proposal (other than a tender or exchange offer described in clause (iv) below), the Company Board shall have failed to reaffirm publicly the Recommendation within ten Business Days after Parent requests in writing that the Recommendation under such circumstances be reaffirmed publicly, (iv) a tender or exchange offer relating to securities of the Company shall have been commenced (other than by Parent or an Affiliate of Parent) and the Company shall not have announced, within ten Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if the Shareholder Approval shall have been obtained; or (v) the Company or any of its Representatives fails to comply in all material respects with Section 5.02;

(f) by the Company, in accordance with and subject to the conditions of Section 5.02(g) in order to accept a Superior Proposal that did not result from a breach of Section 5.02 ; provided, however, that the Company shall not have any right to terminate this Agreement pursuant to this Section 8.01(f) unless the Company (A) has complied with its obligations under Section 5.02, including Section 5.02(h), (B) pays, or causes to be paid, to Parent the Company Termination Fee payable pursuant to Section 8.03(b) prior to or concurrently with such termination and (C) immediately following or concurrently with such termination, enters into a definitive Acquisition Agreement that documents the terms and conditions of such Superior Proposal; provided, further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) if the Shareholder Approval shall have been obtained;

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(g) by the Company, if (i) the conditions set forth in Section 7.01 and Section 7.02 (other than those conditions that by their nature are to be satisfied at the Closing but which are then capable of being satisfied at the Closing on such date) have been satisfied, (ii) the Company confirmed to Parent in writing that all conditions set forth in Section 7.03 have been satisfied (or that it is willing to waive (to the extent permitted by Law) any unsatisfied conditions set forth in Section 7.03) and that it stands and will stand ready, willing and able to consummate the Merger at such time, (iii) Parent and Merger Sub failed to consummate the Merger by the time set forth in Section 1.02, (iv) the Company shall have given Parent written notice at least ten days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.01(g) and the basis for such termination and (v) the Closing shall not have been consummated by the end of such ten-day period; or

(h) by Parent, if (i) the conditions set forth in Section 7.01 and Section 7.03 (other than those conditions that by their nature are to be satisfied at the Closing but which are then capable of being satisfied at the Closing on such date) have been satisfied, (ii) Parent confirmed to the Company in writing that all conditions set forth in Section 7.02 have been satisfied (or that it is willing to waive (to the extent permitted by Law) any unsatisfied conditions set forth in Section 7.02) and that it stands and will stand ready, willing and able to consummate the Merger at such time, (iii) the Company failed to consummate the Merger by the time set forth in Section 1.02, (iv) Parent shall have given the Company written notice at least ten days prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 8.01(h) and the basis for such termination and (v) the Closing shall not have been consummated by the end of such ten-day period.

Any proper termination of this Agreement pursuant to this Section 8.01 shall be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

Section 8.02  Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the Confidentiality Agreement, the last sentence of Section 6.02, this Article VIII, Article IX and Article X, which shall survive such termination; provided, however, that subject to the limitations set forth in Section 8.03 (including the limitations on liability contained therein), Section 10.10 and Section 10.11, nothing herein shall relieve any Party from liability for any intentional and material breach by such Party of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

Section 8.03  Termination Fees; Expense Reimbursement.

(a) If this Agreement is terminated by Parent pursuant to Section 8.01(e) or Section 8.01(h) or is terminated by the Parent or the Company pursuant to Section 8.01(b) if, at the time of such termination, Parent would have been entitled to terminate this Agreement pursuant to Section 8.01(e) or Section 8.01(h), then the Company shall pay to Parent (or its designee) the sum of (x) the Company Termination Fee and (y) Parent’s Expenses by wire transfer of same-day funds within two Business Days following the date of such termination of this Agreement, in consideration for the disposition of Parent’s rights under this Agreement.

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(b) If this Agreement is terminated by the Company pursuant to Section 8.01(f), then the Company shall pay to Parent (or its designee) the sum of (x) Company Termination Fee and (y) Parent’s Expenses by wire transfer of same-day funds, concurrently with, and as a condition to the effectiveness of, such termination of this Agreement, in consideration for the disposition of Parent’s rights under this Agreement.

(c) If this Agreement is terminated by the Parent or the Company pursuant to Section 8.01(b)(iii), or pursuant to any other provision of Section 8.01(b) if, at the time of such termination, Parent would have been entitled to terminate this Agreement pursuant to Section 8.01(b)(iii), in circumstances in which the Company Termination Fee and Parent’s Expenses are not otherwise payable by the Company under this Section 8.03, the Company shall pay to Parent (or its designee) Parent’s Expenses by wire transfer of same-day funds within two Business Days following the date of such termination of this Agreement, in consideration for the disposition of Parent’s rights under this Agreement.

(d) If (i) after the date of this Agreement, a Takeover Proposal shall have been made to the Company Board or become publicly known prior to the termination of this Agreement, (ii) this Agreement is terminated (A) by Parent or the Company pursuant to Section 8.01(b) or (B) by Parent pursuant to Section 8.01(c) and (iii) within 12 months after such termination, the Company enters into a definitive agreement providing for any transaction contemplated by any Takeover Proposal (regardless of when made) or consummates any Takeover Proposal (regardless of when made), then, in any such case, the Company shall pay to Parent (or its designee) the sum of (x) the Company Termination Fee and (y) Parent’s Expenses by wire transfer of same-day funds on the date such transaction is consummated, in consideration for the disposition of Parent’s and Parent’s rights under this Agreement. Solely for purposes of this Section 8.03(d)(iii), the term “Takeover Proposal” shall have the meaning assigned to such term in Section 5.02(b)(i), except that all references to at least 15% therein shall be deemed to be references to “more than 50%.”

(e) In the event that this Agreement is terminated by (i) the Company pursuant to Section 8.01(g) or (ii) the Company or Parent pursuant to Section 8.01(b)(i) if, at the time of such termination, the Company would have been entitled to terminate this Agreement pursuant to Section 8.01(g), Parent shall pay or cause to be paid to the Company the sum of (x) Parent Termination Fee and (y) Company’s Expenses by wire transfer of immediately available funds to an account or accounts designated in writing by the Company within three Business Days of such termination.

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(f) Each of the Company and Parent acknowledges and agrees that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither the Company nor Parent would have entered into this Agreement; accordingly, if the Company or Parent fails promptly to pay any amount due pursuant to Section 8.03, and, in order to obtain such payment, Parent or the Company, as applicable, commences a suit that results in an award against the Company or Parent for such amount, the Company shall pay to Parent (or its designee) Parent’s and Merger Sub’s, or Parent shall pay to the Company the Company’s, reasonable and documented costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the applicable amount from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. In no event shall the Company or Parent be required to pay any termination amount on more than one occasion. Notwithstanding anything to the contrary in this Agreement, (x)(A) if Parent (or its designee) receives the Company Termination Fee from the Company pursuant to Section 8.03, then any such payment shall be the sole and exclusive remedy of Parent, any of its Subsidiaries, and any of their respective former, current or future officers, employees, directors, partners, equityholders, managers, members, attorneys, agents, advisors or other Representatives (the “Parent Related Parties”) against the Company and its Subsidiaries and any of their respective former, current or future officers, employees, directors, partners, equityholders, managers, members, attorneys, agents, advisors or other Representatives (the “Company Related Parties”), and none of the Company Related Parties shall have any further liability or obligation, whether in law, equity, contract, tort or otherwise, relating to or arising out of this Agreement or the transactions contemplated hereby, (B) if the Company receives the Parent Termination Fee from Parent pursuant to Section 8.03, then any such payment shall be the sole and exclusive remedy of the Company Related Parties against the Parent Related Parties and none of the Parent Related Parties shall have any further liability or obligation, whether in law, equity, contract, tort or otherwise, relating to or arising out of this Agreement or the transactions contemplated hereby or thereby (including in connection with any breach of, or default under, this Agreement), or (y)(A) if Parent (or its designee) receives any payments from the Company in respect of any breach of this Agreement, and thereafter Parent (or its designee) is entitled to receive the Company Termination Fee under this Section 8.03, the amount of such Company Termination Fee shall be reduced by the aggregate amount of any payments made by the Company to Parent (or its designee) in respect of any such breaches of this Agreement, and (B) if the Company receives any payments from Parent in respect of any breach of this Agreement, and thereafter the Company is entitled to receive the Parent Termination Fee under Section 8.03, the amount of such Parent Termination Fee shall be reduced by the aggregate amount of any payments made by Parent to the Company in respect of any such breaches of this Agreement.

(g) The amounts payable by Parent or the Company, as applicable, under this Section 8.03 shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company Related Parties or the Parent Related Parties, as the case may be, in connection with this Agreement (and the termination of any of the foregoing), the transactions contemplated hereby or thereby (and the abandonment thereof) or any matter forming the basis for such termination (or for any breach or failure to perform hereunder, thereunder or otherwise (in each case, whether willfully, intentionally, unintentionally or otherwise)) and the Company Related Parties and the Parent Related Parties shall not have any further liability, whether pursuant to a claim in contract or tort, at law or in equity or otherwise, to the Parent Related Parties or the Company Related Parties, as the case may be, under this Agreement (and the termination of any of the foregoing), the transactions contemplated hereby or thereby (and the abandonment thereof) or any matter forming the basis for such termination (or for any breach or failure to perform hereunder, thereunder or otherwise (in each case, whether willfully, intentionally, unintentionally or otherwise)). Except as expressly provided in this Agreement, no termination of this Agreement will relieve any Party from liability for willful breach of any of its representations, warranties, covenants or obligations set forth in this Agreement prior to the valid termination of this Agreement.

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Section 8.04  Amendment. This Agreement may be amended by the Parties at any time before or after the Closing shall have occurred or receipt of the Shareholder Approval; provided, however, that after the Shareholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 8.05  Extension; Waiver. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) to the extent permitted by Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) subject to the proviso to the first sentence of Section 8.04 and to the extent permitted by Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Article IX

Interpretation

Section 9.01  Certain Definitions. For purposes of this Agreement:

(a) an “Acceptable Confidentiality Agreement” means a confidentiality agreement with terms no less favorable to the Company in any substantive respect than those contained in the Confidentiality Agreement; provided that such confidentiality agreement (i) shall expressly not prohibit compliance by the Company with any provision of this Agreement and (ii) need not contain a “standstill” or similar provision that prohibits the counterparty thereto or any of its Affiliates or Representatives from making any Takeover Proposal, acquiring the Company or taking any other similar action.

(b) an “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

(c) “Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the City of Minneapolis, Minnesota.

(d) “Company Disclosure Letter” means the letter dated as of the date of this Agreement delivered by the Company to Parent and Merger Sub prior to or in connection with the execution and delivery of this Agreement.

(e) “Company Executive Team” means, collectively, all employees of the Company with a title of vice president or higher and the other persons set forth in Section 9.01(e) of the Company Disclosure Letter.

(f) “Company Intellectual Property” means (i) all Intellectual Property owned (or purported to be owned) by the Company or any of its Subsidiaries (“Owned Intellectual Property”) and (ii) all Intellectual Property used or licensed for use by the Company or any of its Subsidiaries in the conduct of their respective businesses.

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(g) “Company Termination Fee” means $810,000.

(h) “Confidentiality Agreement” means that certain Confidential Disclosure Agreement, dated as of May 24, 2018, by and between Polaris Industries, Inc., a Minnesota corporation and the ultimate parent company of Parent, and Company.

(i) “Expenses” means with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all reasonable fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any Litigation with respect thereto, the preparation, printing, filing, and mailing of the Proxy Statement, and all other matters related to the Merger and the other transactions contemplated by this Agreement, up to a maximum of $300,000.

(j) “Knowledge” means (i) with respect to the Company, the actual knowledge of any of the persons set forth in Section 9.01(j) of the Company Disclosure Letter, in each case, after reasonable inquiry and investigation, and (ii) with respect to Parent or Merger Sub, the actual knowledge of any of the officers of Parent or Merger Sub, in each case, after reasonable inquiry and investigation.

(k) “Material Adverse Effect” means any change, effect, event, occurrence or fact that individually or in the aggregate with all other changes, effects, events, occurrences or facts (a) has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent, materially impede or materially delay the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement or the ability of the Company to perform its obligations under this Agreement; provided that none of the following shall either alone or in combination constitute, or be taken into account in determining whether there has been, a Material Adverse Effect: any change, effect, event, occurrence or fact that arises out of or results from (i) general economic, credit, capital, political or financial markets conditions in the United States, including with respect to interest rates or currency exchange rates, (ii) any outbreak or escalation of hostilities, acts of war (whether or not declared), sabotage or terrorism, (iii) any change in applicable Law or GAAP (or authoritative interpretation or enforcement thereof) which is first proposed, approved or enacted on or after the date of this Agreement, (iv) general conditions in the industries in which the Company and its Subsidiaries primarily operate, (v) the failure, in and of itself, of the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics after the date of this Agreement, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying facts giving rise or contributing to such failure or change may constitute, or be taken into account in determining whether there has been, a Material Adverse Effect), (vi) changes in the Company’s business or results of operations resulting from changes made unilaterally by Parent in its business relationship with the Company as a customer, or (vii) the announcement and pendency of this Agreement and the transactions contemplated hereby or the identity of, or any facts or circumstances relating solely to Parent, Merger Sub or their respective Affiliates, in each case of this clause (vii), including the impact thereof (including any loss or impairment of) on the relationships, contractual or otherwise, of the Company or its Subsidiaries with employees, franchisees, labor unions, customers, suppliers or partners and including any fiduciary duty or disclosure Litigation in and of itself, the Merger or any of the other transactions contemplated hereby (provided, that this clause (vii) shall not apply to references to “Material Adverse Effect” in Section 3.05 (Non-Contravention)), except in the cases of clauses (i), (ii), (iii) or (iv), to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately adversely affected thereby as compared with other participants in the industries in which the Company and its Subsidiaries primarily operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or is reasonably expected to be, a Material Adverse Effect).

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(l) “Ordinary Course of Business” means the ordinary course of business and consistent with past practice.

(m) “Parent Disclosure Letter” means the letter dated as of the date of this Agreement delivered by Parent to the Company prior to or in connection with the execution and delivery of this Agreement.

(n) “Parent Material Adverse Effect” means any change, effect, event, occurrence or fact that would reasonably be expected to prevent, materially impede or materially delay the consummation by Parent of the Merger or any of the other transactions contemplated by this Agreement or the ability of Parent to perform its obligations under this Agreement.

(o) “Parent Termination Fee” means $1,620,000.

(p) “Permitted Liens” mean (i) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the Ordinary Course of Business as to which there is no default on the part of the Company or any of its Subsidiaries, (ii) Liens for Taxes, assessments and other governmental charges and levies that are not due and payable or are being contested in good faith by appropriate proceedings, for which adequate reserves have been maintained in accordance with GAAP, (iii) Liens affecting the interest of the grantor of any easements benefiting Owned Real Property, (iv) defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate or the conduct of the Company’s business, (v) zoning, building and other similar codes and regulations, provided, that such restrictions do not prohibit or interfere with the current use of any Owned Real Property or the conduct of the Company’s business, (vi) Liens discharged at or prior to the Closing Date and (vii) such other Liens as would not be reasonably expected to result in any material liability or materially interfere with the business of the Company and its Subsidiaries, as presently conducted.

(q) “person” means an individual, corporation (including not-for-profit corporation), general or limited partnership, limited liability company, joint venture, association, trust, estate, association, Governmental Authority, unincorporated organization or other entity of any kind or nature, including the media.

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(r) “Representative” means, with respect to any person, any Subsidiary of such person and such person’s and each of its respective Subsidiaries’ directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

(s) “Sanctioned Country” means any country or region subject to economic sanctions or trade restrictions of the United States, Canada, Japan, the United Kingdom, the European Union, the United Nations or any other applicable jurisdiction to which the Company or any of its Subsidiaries is subject that broadly prohibit or restrict dealings with such country or region.

(t) “Sanctioned Person” means any person subject to economic sanctions, trade restrictions, or similar restrictions imposed by the United States, Canada, Japan, the United Kingdom, the European Union, the United Nations or any other applicable jurisdiction to which the Company or any of its Subsidiaries is subject, including (i) any person identified in any sanctions list maintained by (A) the U.S. government, including the U.S. Department of Treasury, Office of Foreign Assets Control, the U.S. Department of Commerce, Bureau of Industry and Security, and the U.S. Department of State; (B) the Canadian government, including The Minister of Foreign Affairs (Canada) and the Canadian Governor-in-Council; (C) the government of Japan; (D) the government of the United Kingdom, including HM Treasury; (E) the European Union; or (F) the United Nations Security Council; (ii) any person located, organized, or resident in, or a government instrumentality of, any Sanctioned Country; and (iii) any person who is directly or indirectly owned or controlled by or acting for the benefit or on behalf of a person described in (i) or (ii).

(u) “Sanctions Laws” means all applicable Laws concerning embargoes, economic sanctions, export or import controls or restrictions, the ability to make or receive international payments, the ability to engage in international transactions, or the ability to take an ownership interest in assets located in a foreign country, including those administered by Office of Foreign Assets Control of the U.S. Treasury Department, the Bureau of Industry and Security of the U.S. Department of the Commerce and the U.S. Department of State, and those administered by The Minister of Foreign Affairs (Canada) and the Canadian Governor-in-Council, and any other similar Laws of any other jurisdiction, and including the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act, the Export Administration Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Export Administration Regulations, the Foreign Trade Regulations, the U.S. anti-boycott Laws, Title 19 of the U.S. Code and Title 19 of the Code of Federal Regulations.

(v) a “Subsidiary” of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.

(w) a “Takeover Statute” means (i) the restrictions on a “control share acquisition” (as defined in Section 302A.011, Subd. 38, of the MBCA) set forth in Section 302A.671 of the MBCA, (ii) the restrictions on “business combinations” with an “interested shareholder” (each as defined in Section 302A.011, Subd. 46 and Subd. 49, respectively, of the MBCA) set forth in Section 302A.673 of the MBCA, (iii) the “fair price requirement” set forth in Section 302A.675 of the MBCA and (iv) any other antitakeover or similar statute or regulation under the MBCA, other than Chapter 80B of the Minnesota Statutes.

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(x) “Third Party” means any person or “group” (as defined under Section 13(d) of the Exchange Act) of persons, other than Parent, the Company or any of their respective Affiliates or Representatives.

Section 9.02  Index of Defined Terms. The following terms have the meanings ascribed to them, as indicated below:

Term	Section
2010 Health Care Law	Section 3.12(d)
Acceptable Confidentiality Agreement	Section 9.01(a)
Acquisition Agreement	Section 5.02(e)
Adverse Recommendation Change	Section 5.02(e)
Affiliate	Section 9.01(b)
Agreement	Preamble
Articles of Merger	Section 1.03
Authorizations	Section 3.10(a)
Board Actions	Section 3.04(b)
Business Day	Section 9.01(c)
Certificate	Section 2.01(c)
Closing	Section 1.02
Closing Date	Section 1.02
Code	Section 2.03(h)
Company	Preamble
Company Articles of Incorporation	Section 3.01
Company Benefit Plan	Section 3.12(o)
Company Board	Section 2.04(d)
Company Bylaws	Section 3.01
Company Continuing Employees	Section 6.05(a)
Company Common Stock	Recitals
Company Disclosure Letter	Section 9.01(d)
Company Equity Awards	Section 3.03(a)
Company Executive Team	Section 9.01(e)
Company Intellectual Property	Section 9.01(f)
Company Noncompete Restrictions	Section 3.09(a)(v)
Company Related Parties	Section 8.03(f)
Company Restricted Stock Awards	Section 3.03(a)
Company Stock Options	Section 3.03(a)
Company Stock Plan	Section 2.04(b)
Company Swaps	Section 3.22
Company Termination Fee	Section 9.01(g)
Compensation Committee	Section 3.12(f)
Confidentiality Agreement	Section 9.01(h)
Contract	Section 3.05
Current Premium	Section 6.06(a)
Dissenters’ Rights	Section 2.01(d)

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Term	Section
Dissenting Shares	Section 2.01(d)
Effective Time	Section 1.03
Environmental Claims	Section 3.16(b)
Environmental Law	Section 3.16(b)
Equity Award Amounts	Section 2.04(b)
ERISA	Section 3.12(a)
ERISA Affiliate	Section 3.12(g)
Exchange Act	Section 3.05
Exchange Fund	Section 2.03(a)
Exclusive Rights	Section 3.09(a)(v)
Expenses	Section 9.01(i)
Fairness Opinion	Section 3.27
Filed SEC Documents	Article III
GAAP	Section 3.06(b)
Governmental Authority	Section 3.05
Group	Section 5.02(b)(ii)
Hazardous Materials	Section 3.16(b)
Indebtedness	Section 5.01(b)(viii)
Indemnified Party	Section 6.06(a)
Intellectual Property	Section 3.15(a)
Intervening Event	Section 5.02(b)(iv)
Judgment	Section 3.05
Key Intellectual Property	Section 3.15(b)
Knowledge	Section 9.01(j)
Law	Section 3.05
Liens	Section 3.02
Litigation	Section 3.08
Match Right Notice	Section 5.02(h)
Material Adverse Effect	Section 9.01(k)
MBCA	Recitals
Measurement Time	Section 3.03(a)
Merger	Recitals
Merger Consideration	Section 2.01(c)
Merger Sub	Preamble
Nasdaq	Section 3.05
New Specified Contracts	Section 5.01(b)(xvi)
Ordinary Course of Business	Section 9.01(l)
Outside Date	Section 8.01(b)(i)
Owned Intellectual Property	Section 9.01(f)
Owned Real Property	Section 3.14(a)
Parent	Preamble
Parent Benefit Plans	Section 6.05(b)
Parent Disclosure Letter	Section 9.01(m)
Parent Material Adverse Effect	Section 9.01(n)
Parent Related Parties	Section 8.03(f)

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Term	Section
Parent Termination Fee	Section 9.01(o)
Party	Preamble
Parties	Preamble
Paying Agent	Section 2.03(a)
Payoff Letters	Section 6.09
Permitted Liens	Section 9.01(p)
person	Section 9.01(q)
Personal Information	Section 3.15(f)
Principal Supplier	Section 3.24(a)
Products	Section 3.18
Proposed Changed Terms	Section 5.02(h)(ii)
Proxy Statement	Section 3.05
Recommendation	Section 3.04(b)
Regulatory Restriction	Section 6.03(b)
Release	Section 3.16(b)
Representative	Section 9.01(r)
Restraints	Section 7.01(b)
Sanctioned Country	Section 9.01(s)
Sanctioned Person	Section 9.01(t)
Sanctions Laws	Section 9.01(u)
SEC	Article III
SEC Documents	Section 3.06(a)
Securities Act	Section 3.06(a)
Shareholder Approval	Section 3.04(a)
Shareholders’ Meeting	Section 6.01(a)
Specified Contract	Section 3.09(a)
Subsidiary	Section 9.01(v)
Superior Proposal	Section 5.02(b)(iii)
Surviving Corporation	Section 1.01
Takeover Proposal	Section 5.02(b)(i)
Takeover Statute	Section 9.01(w)
Tax Return	Section 3.13(j)
Tax Sharing Agreements	Section 3.13(j)
Tax or Taxes	Section 3.13(j)
Terminated Plan	Section 6.05(d)
Third Party	Section 9.01(x)
Transaction Litigation	Section 6.03(d)
Voting Company Debt	Section 3.03(b)

Section 9.03  Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Annex or Exhibit, such reference shall be to an Article or a Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated.

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(b) The table of contents, headings and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “will” shall be construed to have the same meaning and effect of the word “shall.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “or” when used in this Agreement is not exclusive.

(d) The phrase “made available,” when used in reference to anything made available to Parent, Merger Sub or their Representatives shall be deemed to mean that such item has been provided in writing (including in person, via email or by posting to the electronic datasite for the transaction), to Parent, Merger Sub or their Representatives at least one Business Day prior to the execution and delivery of this Agreement.

(e) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(f) References to a person are also to its permitted successors and assigns. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(g) All capitalized terms not defined in the Company Disclosure Letter or the Parent Disclosure Letter shall have the meanings ascribed to them in this Agreement. Any information relating to a representation and warranty set forth in one section or subsection of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, shall be deemed to apply to and qualify the representation and warranty within the Section or subsection of this Agreement to which it corresponds in number and each other representation and warranty in this Agreement to the extent that it is reasonably apparent on its face that such information is relevant to such other Section or subsection. No disclosure in the Company Disclosure Letter or Parent Disclosure Letter, as applicable, relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

(h) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(i) Any Contract or Law defined or referred to herein or in any Contract that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

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(j) Whenever this Agreement requires a Subsidiary or Representative of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action.

Article X

General Provisions

Section 10.01  Nonsurvival of Representations and Warranties, Covenants and Agreements. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, that this Section 10.01 shall not limit any obligation of any Party which by its terms contemplates performance after the Effective Time.

Section 10.02  Expenses. All fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Merger or any of the other transactions contemplated by this Agreement are consummated.

Section 10.03  Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing through electronic mail followed (if receipt is not sooner confirmed by return email) within one Business Day by transmission by facsimile (with written confirmation of transmission) or hand delivery by courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Parent or Merger Sub, to:

Polaris Industries Inc.

2100 Highway 55

Medina, MN 55340

Attention: Senior Vice President, Corporate Development & Strategy

Facsimile No.: (763) 542-0595

with a copy to:

Polaris Industries Inc.

2100 Highway 55

Medina, MN 55340

Attention: General Counsel

Facsimile Number: (763) 542-0592

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with a copy (which shall not constitute notice) to:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Attention:	W. Morgan Burns
Brandon C. Mason
Email:	morgan.burns@FaegreBD.com
brandon.mason@FaegreBD.com
Facsimile:	+1 (612) 766-1600
Telephone:	+1 (612) 766-7000

if to the Company, to:

WSI Industries, Inc.

213 Chelsea Road

Monticello, MN 55362

with a copy (which shall not constitute notice) to:

Ballard Spahr LLP

80 South 8th Street, Suite 2000

Minneapolis, Minnesota 55402

Attention:	April Hamlin
Michael R. Kuhn
Email:	hamlina@ballardspahr.com
kuhnm@ballardspahr.com
Facsimile:	(612) 371-3207
Telephone:	(612) 371-3211

Section 10.04  Entire Agreement. This Agreement, together with the Confidentiality Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and the Confidentiality Agreement.

Section 10.05  No Third-Party Beneficiaries. Except for (a) the provisions of Section 6.06, and Section 10.06, (b) the rights, at and after the Effective Time, of the former holders of shares of Company Common Stock to receive the Merger Consideration in accordance with the terms and conditions of this Agreement and (c) the rights, at and after the Effective Time, of the holders of the Company Equity Awards to receive the payments contemplated by Section 2.04, neither this Agreement nor any other agreement contemplated hereby are intended to or shall confer upon any person other than the Parties hereto and thereto any legal or equitable rights or remedies. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.05 without notice or liability to any other person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters.

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Section 10.06  Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided, however, that, prior to the Closing, Parent or Merger Sub may assign all or any part of this Agreement to Parent or any of its Affiliates. No assignment by any Party shall relieve such Party of any of its obligations hereunder or require any other Party hereunder to resort to any such assignee or transferee prior to seeking any remedies against the assigning or transferring Party under or pursuant to this Agreement. Subject to the immediately preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 10.07  Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Minnesota, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 10.08  Jurisdiction; Service of Process.

(a) Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of Minnesota and to the jurisdiction of the United States District Court sitting in the State of Minnesota for the purpose of any Litigation directly or indirectly based upon, relating to arising out of this Agreement or any transaction contemplated hereby or the negotiation, execution or performance hereof or thereof, and each of the Parties hereby irrevocably agrees that all claims in respect to such action or proceeding shall be brought in, and may be heard and determined, exclusively in such state or federal courts. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue in, and any defense of inconvenient forum to the maintenance of, any action or proceeding so brought. Each of the Parties agrees that a final Judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by Law.

(b) Each of the Parties irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such Party at the addresses set forth in Section 10.03. Nothing in this Section 10.08 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 10.09  Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in any Litigation directly or indirectly based upon, relating to arising out of this Agreement or any transaction or agreement contemplated hereby or the negotiation, execution or performance hereof or thereof. Each Party certifies and acknowledges that (i) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of Litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implication of this waiver, (iii) each Party makes this waiver voluntarily and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

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Section 10.10  Specific Performance.

(a) The Parties acknowledge and agree that, subject to the provisions of this Section 10.10, irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor and therefore fully intend for specific performance to be an available remedy for breaches of this Agreement. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 8.01, each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 10.08, without proof of actual damages, this being in addition to any other remedy to which they are entitled at Law or in equity; provided, that the Company shall only be entitled to enforce or seek to enforce specifically Parent’s obligation to cause Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby (including the obligation to pay the aggregate Merger Consideration) if: (i) the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing but which are then capable of being satisfied at the Closing), (ii) the Closing has not occurred by the date the Merger is required to have occurred pursuant to Section 1.02, (iii) the Company has irrevocably confirmed to Parent in writing that it is ready, willing and able to close the Merger and that, if specific performance is granted, then the Closing will occur, and (iv) Parent and Merger Sub have failed to consummate the Merger within three Business Days of receipt of such written confirmation.

(b) The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to object to a remedy of specific performance on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each Party further acknowledges and agrees that the agreements contained in this Section 10.10 are an integral part of the Merger and the other transactions contemplated hereby and that, without these agreements, neither the Company nor Parent would have entered into this Agreement. Each Party further agrees that no other Party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.10, and each Party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) Notwithstanding anything in this Agreement to the contrary, while the Company may seek (i) specific performance, subject in all respects to this Section 10.10, and (ii) payment of the Parent Termination Fee, if, as and when payable pursuant to Section 8.03(e), under no circumstances shall the Company, directly or indirectly, be permitted or entitled to receive (A) both a grant of specific performance to cause Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby (including the obligation to pay the Merger Consideration) or other equitable relief, on the one hand, and payment of any monetary damages whatsoever or the payment of all or a portion of the Parent Termination Fee, on the other hand, or (B) both payment of any monetary damages, on the one hand, and payment of all or any portion of the Parent Termination Fee, on the other hand.

(d) Notwithstanding anything in this Agreement to the contrary, the maximum aggregate liability of Parent and Merger Sub for monetary damages or other monetary remedies in connection with this Agreement (including, for the avoidance of doubt, under Section 8.02, Section 8.03 or Section 10.10(c)) and/or the transactions contemplated hereby and thereby shall be limited to an amount equal to the sum of (x) Parent Termination Fee and (y) Company’s Expenses, and in no event shall any Company Related Party seek or obtain, nor shall it permit any of its Representatives or any other person on its or their behalf to seek or obtain, any monetary recovery or monetary award or any monetary damages of any kind against Parent and Merger Sub in excess of the sum of (x) Parent Termination Fee and (y) Company’s Expenses.

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Section 10.11  Non-Recourse. Each Party agrees, on behalf of itself and its Affiliates and Representatives, that all proceedings, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate to: (A) this Agreement or any other agreement referenced herein or the transactions contemplated hereunder, (B) the negotiation, execution or performance of this Agreement or any other agreement referenced herein (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or such other agreement), (C) any breach or violation of this Agreement or any other agreement referenced herein and (D) any failure of the transactions contemplated hereunder or any other agreement referenced herein to be consummated, in each case, may be made only against (and are those solely of) the persons that are expressly identified herein as a Party to this Agreement and, in accordance with, and subject to the terms and conditions of this Agreement. In furtherance and not in limitation of the foregoing, and notwithstanding anything contained in this Agreement or any other agreement referenced herein or otherwise to the contrary, each Party covenants, agrees and acknowledges, on behalf of itself and the Company Related Parties or the Parent Related Parties, as applicable, that no recourse under this Agreement or any other agreement referenced herein or in connection with any transactions contemplated hereby shall be sought or had against any person not a Party and no other person shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related to the items in the immediately preceding clauses (A) through (D), it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related to the items in the immediately preceding clauses (A) through (D), in each case, except for claims that any Party may assert against another Party solely in accordance with, and pursuant to the terms and conditions of, this Agreement. Notwithstanding the foregoing or anything else to the contrary, nothing in this Agreement shall limit any rights, remedies or recourse that any Party may have with respect to fraud, intentional or willful misconduct or criminal activity by any person.

Section 10.12  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner.

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Section 10.13  Counterparts; Facsimile and Electronic Signatures. This Agreement and each other agreement or instrument referenced herein or delivered in connection with the transactions may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed (whether signed manually, electronically or by any other valid method) by each of the Parties and delivered to the other Parties. Receipt of a Party’s executed signature page to any such agreement or instrument by facsimile, email or other electronic transmission with permission to release such signature page shall constitute effective execution and delivery thereof by such Party.

Section 10.14  Exclusivity of Representations and Warranties. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY PARTY HERETO OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EACH PARTY EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED (INCLUDING AS TO THE CONDITION, VALUE OR QUALITY OF THE BUSINESSES OR ASSETS OF THE COMPANY), AND EACH PARTY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY OF ITS ASSETS, ANY PART THEREOF, THE WORKMANSHIP THEREOF, AND THE ABSENCE OF DEFECTS THEREIN, (WHETHER LATENT OR PATENT) AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY REPRESENTATION AND WARRANTY, IN EACH CASE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE PARTIES SET FORTH IN THIS AGREEMENT AND AS QUALIFIED BY THE COMPANY DISCLOSURE LETTER (IF APPLICABLE).

Section 10.15  Legal Representation. In any Litigation arising under or in connection with this Agreement, each member of the Company Board shall have the right, at his election, to retain the firm of Ballard Spahr LLP to represent the Company Board or any of its members in such matter so long as such Litigation does not, and would not reasonably be expected to, involve any direct adversity with the Company and such representation can be conducted in a manner that in no way compromises the privileges of the Company and otherwise complies with the Minnesota Rules of Professional Conduct and other applicable professional responsibility rules, and each Party hereto, for itself, its Affiliates and its and their respective successors and assigns, hereby irrevocably waives and consents to any such representation in any such matter.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

WSI INDUSTRIES, INC.

By:	/s/ Michael J. Pudil
Name:	Michael J. Pudil
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

POLARIS INDUSTRIES INC.

By:	/s/ Michael T. Speetzen
Name:	Michael T. Speetzen
Title:	Vice President-Finance, CFO and Treasurer

ICEMAN MERGER SUB, INC.

By:	/s/ Ken Pucel
Name:	Ken Pucel
Title:	President and CEO

[Signature Page to Merger Agreement]

Appendix B

Voting Agreement

VOTING AND SUPPORT AGREEMENT

by and among

Polaris Industries Inc.

and

the Subject Shareholders

dated as of

September 5, 2018

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TABLE OF CONTENTS

Article 1	Subject Shares	1
1.1	Voting Agreement	1
1.2	Adjustments; Additional Shares	2
1.3	Waiver of Appraisal Rights	2
Article 2	Other Obligations	3
2.1	Transfers	3
2.2	Takeover Proposals	3
2.3	Changes	3
Article 3	Representations and Warranties	3
Article 4	Termination	4
Article 5	Fiduciary Duties	4
Article 6	Miscellaneous	4
6.1	Fees and Expenses	4
6.2	Amendments and Modification	4
6.3	Notices	4
6.4	Entire Agreement	5
6.5	Severability	5
6.6	Governing Law	5
6.7	Enforcement	5
6.8	Assignment	6
6.9	Legal Counsel	6
6.10	Several Liability Only	6
6.11	Counterparts, Facsimile and Electronic Signatures	6

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VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of September 5, 2018 (this “Agreement”), is entered into by and among Polaris Industries Inc., a Delaware corporation (“Parent”), and the parties listed on Schedule A attached hereto (each, a “Subject Shareholder” and, collectively, the “Subject Shareholders”).

RECITALS

A. Concurrently with the execution of this Agreement, Iceman Merger Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Parent, and WSI Industries, Inc., a Minnesota corporation (the “Company”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the Surviving Corporation, on the terms and subject to the conditions of the Merger Agreement (the “Merger”). Unless otherwise indicated, capitalized terms not defined herein have the meanings given to them in the Merger Agreement.

B. Each Subject Shareholder is the beneficial owner of the number of shares of Company Common Stock, $0.10 par value per share, set forth opposite such Subject Shareholder’s name on Schedule A hereto (together, with any additional securities of the Company described in Section 1.2, for so long as such shares or additional securities are beneficially owned by a Subject Shareholder, being referred to herein as the “Subject Shares”).

C. As a material inducement to enter into the Merger Agreement and to consummate the Merger, Parent has required that each of the Subject Shareholders enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

Article 1
Subject Shares

1.1 Voting Agreement.

(a) During the term of this Agreement, at every meeting of the shareholders of the Company, and at every adjournment or postponement thereof, on every action or approval without a meeting by written action of the shareholders of the Company, and in any other circumstances upon which any Vote, consent or other approval of shareholders is sought, each Subject Shareholder shall appear and Vote or cause to appear and be Voted (whether in person or by proxy consistent with this Agreement) such Subject Shareholder’s Subject Shares:

(i) in favor of adoption and approval of the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement;

(ii) against the approval of any Takeover Proposal or the adoption of any agreement relating to any Takeover Proposal; and

(iii) against any amendment of the Company Articles of Incorporation or the Company Bylaws or any other action, agreement, proposal or transaction involving the Company or any of its Subsidiaries which amendment or other action, agreement, proposal or transaction would, or would reasonably be expected to, result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Subject Shareholders contained in this Agreement or would, or would reasonably be expected to interfere with, impede, frustrate, prevent, burden, or delay the timely consummation of the Merger or the satisfaction of Parent’s, Merger Sub’s, or the Company’s conditions under the Merger Agreement.

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Any such Vote shall be cast, or consent shall be given, for purposes of this Section 1, in accordance with such procedures relating thereto as shall ensure that such Vote is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such Vote or consent. For purposes of this Agreement, “Vote” shall mean voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action or taking other action in favor of or against any action.

(b) Furthermore, each Subject Shareholder agrees that during the term of this Agreement, such Subject Shareholder shall not enter into any agreement, arrangement or understanding with any person to Vote, give instructions, or commit or agree to take any action inconsistent with this Section 1.1, including any granting of proxies, options, rights of first offer or refusal, or any voting agreement, voting trust or arrangement with respect to such Subject Shareholder’s Subject Shares.

(c) Each Subject Shareholder shall, if requested by Parent, duly appoint Parent or its designees as such Subject Shareholder’s proxy and attorneys-in-fact (with full power substitution), for and in the name, place and stead of such Subject Shareholder, to Vote all of such Subject Shareholder’s Subject Shares in accordance with Sections 1.1(a) and 1.1(b). Any such proxy and power of attorney will expire automatically and without further action by the parties upon termination of this Agreement.

(d) Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the respective Subject Shareholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Subject Shareholder in the voting of any of the Subject Shares, except as otherwise provided herein.

1.2 Adjustments; Additional Shares. In the event (a) of any stock dividend, stock split, recapitalization, reclassification, subdivision, combination or exchange of shares on, of or affecting the Subject Shares, or (b) that any of the Subject Shareholders shall have become the beneficial owners of any additional shares of Company Common Stock or other securities of the Company, then all shares of Company Common Stock or other securities of the Company held by any Subject Shareholder immediately following the effectiveness of any event described in clause (a) or any of the Subject Shareholders becoming the beneficial owners of the shares or other securities as described in clause (b), shall, in each case, automatically and without any further action become Subject Shares hereunder.

1.3 Waiver of Appraisal Rights. Each of the Subject Shareholders hereby irrevocably and unconditionally waives any rights of appraisal, dissenters’ rights or similar rights under the MBCA that such Subject Shareholder may have in connection with the Merger by virtue of ownership of the Subject Shares.

B-4

Article 2
Other Obligations

2.1 Transfers. Each of the Subject Shareholders shall not, directly or indirectly, sell, transfer, pledge, encumber, assign, or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment, other disposition, or voting of any Subject Shares, except for transfers that satisfy all of the following conditions (a) such transfer is made for bona fide estate planning or charitable giving purposes, (b) no Form 4 is required to be filed with the SEC prior to the Shareholders’ Meeting with respect to such transfer, (c) the transferee expressly agrees to comply with, and be directly bound to Parent by, all of the terms and conditions of this Agreement, and (d) such transfer does not in any way prevent the voting of the Subject Shares as contemplated hereby or otherwise impair any of Parent’s rights or benefits under this Agreement. No transfer of any Subject Shares shall release the Subject Shareholder of such Subject Shareholder’s obligations hereunder.

2.2 Takeover Proposals. Subject to Article V and Section 5.02(c) of the Merger Agreement, each Subject Shareholder agrees not to, and shall use reasonable best efforts to cause such Subject Shareholder’s respective Representatives not to, directly or indirectly, (a) solicit, initiate, knowingly facilitate or knowingly encourage the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to any Takeover Proposal, (b) engage in any discussions or negotiations with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to a Takeover Proposal, (c) otherwise knowingly cooperate with or assist or participate in, or knowingly facilitate, any such inquiries, proposals, offers, discussions or negotiations, or (d) resolve or agree to do any of the foregoing.

2.3 Changes. Each of the Subject Shareholders shall (a) not take any action which makes, or would reasonably be expected to make, any representation or warranty of such Subject Shareholder herein untrue or incorrect and (b) notify Parent of any development occurring after the date of this Agreement that causes, or that would reasonably be expected to cause, any material breach of any of the representations, warranties, covenants or other obligations of the Subject Shareholders in this Agreement.

Article 3
Representations and Warranties

Each of the Subject Shareholders, severally and not jointly, hereby represents and warrants to Parent that:

(a) Such Subject Shareholder is the beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Exchange Act) of, and has good and valid and marketable title to, such Subject Shareholder’s Subject Shares, free and clear of all Liens (other than those created by this Agreement), and has the power to vote or direct the voting of such Subject Shares.

(b) Except as disclosed on Schedule A and for any such interests acquired after the date hereof in accordance with this Agreement, such Subject Shareholder is not the record or beneficial owner of, or otherwise control or have the right to acquire, any shares, options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other equity interests of the Company.

B-5

(c) This Agreement has been duly and validly executed and delivered by such Subject Shareholder, and assuming the due authorization, execution and delivery by Parent, constitutes a valid and binding agreement of such Subject Shareholder enforceable against such Subject Shareholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether such enforcement is considered in a proceeding at law or in equity).

Except where expressly stated to be given as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the termination of this Agreement.

Article 4
Termination

This Agreement shall automatically terminate upon and shall have no further force or effect after the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the entry without the prior written consent of the Subject Shareholders into any amendment or modification of the Merger Agreement or any waiver of any of the Company’s rights under the Merger Agreement, in each case, that results in a decrease in the Merger Consideration, that results in the Merger Consideration being paid or payable in any form other than solely in cash, or that relates to Section 4.08 of the Merger Agreement, (d) an Adverse Recommendation Change, or (e) the termination of this Agreement by the mutual written agreement of Parent and the Subject Shareholders; provided, that any termination shall not relieve a Subject Shareholder from any liability for such Subject Shareholder’s willful and material breach of this Agreement prior to such termination.

Article 5
Fiduciary Duties

No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such person’s capacity as a director or officer. Each of the Subject Shareholders is entering into this Agreement solely in such Subject Shareholder’s capacity as the record holder or beneficial owner of such Subject Shareholder’s Subject Shares and nothing herein shall limit or restrict such Subject Shareholder from taking any action in such Subject Shareholder’s capacity as a director or officer of the Company or otherwise affect any action or decision by such Subject Shareholder in such Subject Shareholder’s capacity as a director or officer of the Company.

Article 6
Miscellaneous

6.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

6.2 Amendments and Modification. This Agreement may not be amended, modified, or supplemented except in writing executed by each of (a) Parent and (b) each Subject Shareholder directly affected thereby.

6.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing through electronic mail followed (if receipt is not sooner confirmed by return email) within one business day by transmission by facsimile (with written confirmation of transmission) or hand delivery by courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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if to Parent, to:

Polaris Industries Inc.

2100 Highway 55

Medina, MN 55340

Attention: General Counsel

Facsimile Number: +1 (763) 542-0592

with a copy (which shall not constitute notice) to:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Attention:	W. Morgan Burns
Brandon C. Mason
Email:	morgan.burns@FaegreBD.com
brandon.mason@FaegreBD.com
Facsimile:	+1 (612) 766-1600
Telephone:	+1 (612) 766-7000

and if to any of the Subject Shareholders, to the address specified by such Subject Shareholder for this purpose by like notice.

6.4 Entire Agreement. This Agreement and the documents and the instruments referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof. The parties acknowledge and agree that there were no prior agreements, arrangements or understandings, either written or oral, among the parties with respect to the subject matter hereof.

6.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable in any applicable jurisdiction, (a) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Minnesota, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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6.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of Minnesota or the United States District Court sitting in the State of Minnesota, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any court of the State of Minnesota or the United States District Court sitting in the State of Minnesota in the event any dispute arises out of this Agreement and (b) agrees that he or it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each party hereto agrees that he or it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief. Parent and the Subject Shareholders each irrevocably and unconditionally waive any right they may have to trial by jury in connection with this Agreement or the transactions contemplated hereby.

6.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred, assigned or delegated, in whole or in part, by operation of law or otherwise by the Subject Shareholders without the prior written approval of Parent, and any such attempted transfer, assignment or delegation shall be null and void; provided that this Agreement shall be binding upon any person to whom any Subject Shares are transferred prior to its termination (whether or not such transfer is permitted under this Agreement). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. No assignment by any party hereto shall relieve such party of its obligations under this Agreement.

6.9 Legal Counsel. The Subject Shareholders acknowledge that they have been advised to, and have had the opportunity to, consult with their attorneys prior to entering into this Agreement. The Subject Shareholders acknowledge that attorneys for the Company represent the Company and do not represent any of the Subject Shareholders of the Company in connection with the Merger Agreement, this Agreement or any of the transactions contemplated hereby or thereby.

6.10 Several Liability Only. The obligations of the Subject Shareholders under this Agreement are several and not joint, and no Subject Shareholder shall be liable for the performance by any other Subject Shareholder of such other Subject Shareholder’s obligations hereunder.

6.11 Counterparts, Facsimile and Electronic Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to a Subject Shareholder when one or more counterparts have been signed (whether signed manually, electronically or by any other valid method) by such Subject Shareholder and by Parent. Receipt of a party’s executed signature page to this Agreement by facsimile, email or other electronic transmission with permission to release such signature page shall constitute effective execution and delivery thereof by such party.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

POLARIS INDUSTRIES INC.

By:	/s/ Michael T. Speetzen
Name:	Michael T. Speetzen
Title:	Vice President-Finance, CFO and Treasurer

[Signature Page to Voting and Support Agreement]

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SHAREHOLDERS:

/s/ James D. Hartman
James D. Hartman

/s/ Burton F. Myers II
Burton F. Myers II

/s/ Michael J. Pudil
Michael J. Pudil

/s/ Paul D. Sheely
Paul D. Sheely

/s/ Jack R. Veach
Jack R. Veach

[Signature Page to Voting and Support Agreement]

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Schedule A

Name of Subject Shareholder	Number of Outstanding Shares of Common Stock Owned of Record (Subject Shares)	Number of Shares Subject to Options
James D. Hartman	1,000	10,000

Burton F. Myers II	0	10,000

Michael J. Pudil	106,253	108,000

Paul D. Sheely	17,167	91,750

Jack R. Veach	0	10,000

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Appendix C

Opinion of Lake Street Capital Markets, LLC

**CONFIDENTIAL**

September 5, 2018

Board of Directors of WSI Industries, Inc.

213 Chelsea Road

Monticello, MN 55362

Members of the WSI Industries, Inc. Board of Directors:

We understand that WSI Industries, Inc. (“WSI” or the “Company”) and Polaris Industries, Inc. (the “Acquiror”) propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) in which Iceman Merger Sub, Inc., a wholly-owned subsidiary of the Acquiror (“Merger Sub”) will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Acquiror upon completion of such merger (the “Merger”). In the Merger, among other things, each share of common stock of the Company will be converted into the right to receive $7.00 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to holders of the Company’s common stock. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision to proceed with or effect the Merger.

We, as a customary part of our investment banking business, engage in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and other valuations for estate, corporate and other purposes. We will receive a fee from the Company for providing this opinion. This opinion fee is not contingent upon the consummation of the Merger. Further, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities that may arise in relation to our engagement. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company or affiliates of the Acquiror for our own account or the account of our customers and, accordingly, we may at any time hold a long or short position in such securities. We have not performed financial advisory or investment banking services for the Company in the past. In the future, we may provide other financial advisory and investment banking services to the Company, the Acquiror and their respective affiliates for which we would expect to receive compensation. We are not acting as a financial advisor to any party in the Merger. In the ordinary course of our business, we currently provide research with respect to an affiliate of the Acquiror, but do not receive any compensation from such affiliate or the Acquiror for such coverage.

In connection with our review of the transactions described in the draft Agreement (the “Merger”), and in arriving at our opinion, we have among other things:

i.	Reviewed the Merger Agreement dated September 5, 2018;
ii.	Reviewed the letter of intent between the Company and the Acquiror dated July 5, 2018;
iii.	Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including the Company’s Annual Report on Form 10-K for each of the fiscal years ended August 28, 2016 and August 27, 2017 and the Company’s Quarterly Reports on Form 10-Q for each of the quarterly periods ended November 26, 2017, February 25, 2018, and May 27, 2018, as well as certain business, financial and other information and data with respect to the Company made available to us from internal records of the Company;

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**CONFIDENTIAL**

iv.	Reviewed financial projections for the Company for its fiscal years ended August 26, 2018 through August 28, 2022 on a stand-alone basis prepared and furnished to us by the management of the Company;
v.	Toured the Company’s manufacturing facility in Monticello, Minnesota on July 30, 2018;
vi.	Reviewed the memoranda of understanding between the Company and the Acquiror (or an affiliate of the Acquiror) dated March 2, 2017, February 14, 2018 and March 9, 2018, respectively, and the amendments thereto, all relating to the terms of the Company’s manufacture and supply of products to the Acquiror (or an affiliate of the Acquiror);
vii.	Reviewed existing and historical market prices of the Company’s common stock;
viii.	Performed a discounted cash flow analysis based on financial projections prepared and furnished to us by the Company’s management;
ix.	Analyzed public information with respect to certain other companies in lines of business that we believe to be comparable to the Company’s, in whole or in part, which included an examination of current public market prices and resulting valuation statistics;
x.	Reviewed the financial terms, to the extent publicly available, of certain other transactions involving the acquisition of companies we believe to be comparable to the Company, in whole or in part;
xi.	Reviewed the premiums paid, to the extent publicly available, of selected merger and acquisition transactions; and
xii.	Performed other research and analysis and considered such other factors as we deemed appropriate.

In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary and appropriate in arriving at our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by or for us. We have further assumed that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that management of the Company is not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.

In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting issues.

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**CONFIDENTIAL**

In arriving at our opinion, we have assumed that the executed Merger Agreement will be in all material respects identical to the last draft of the Merger Agreement reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Merger Agreement and all related documents and instruments that are referred to therein are true and correct, (ii) each party to the Merger Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Merger Agreement without amendment of any term or condition thereof the effect of which would be in any way meaningful to our analysis, and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder the effect of which would be in any way meaningful to our analysis. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We were not requested to opine, and no opinion is hereby rendered, as to whether any analyses of the Company, other than as a going concern, is appropriate in the circumstances and, accordingly, we have performed no such analyses. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of the Company’s common stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

Consistent with applicable legal and regulatory requirements, Lake Street Capital Markets, LLC has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company and the Merger that differ from the views of our investment banking personnel.

This opinion is furnished pursuant to our engagement letter dated July 16, 2018. This opinion is directed to the Board of Directors of the Company for its use in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to the Company or any shareholder of the Company. This opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval, except that this opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission in connection with the Merger. We also hereby consent to the inclusion of a description or summary of this opinion in a proxy statement and other proxy soliciting materials to be sent to the shareholders of the Company, and to the reference to our firm name therein. This opinion has been approved for issuance by the Lake Street Capital Markets, LLC Fairness Opinion Committee.

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**CONFIDENTIAL**

This opinion addresses only the fairness, from a financial point of view, to the holders of the Company’s common stock of the Merger Consideration. Our opinion does not constitute a recommendation as to how any shareholder of the Company should vote or act on any matter relevant to the Merger Agreement. We have not been requested to opine as to, and our opinion does not in any manner address the relative merits of the Merger or any alternatives to the Merger, the Company’s underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. Other than with respect to the holders of the Company’s common stock, this opinion does not address the fairness of the Merger to the holders of any class of securities, creditors or other constituencies of the Company. We do not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees, of the Company, whether or not relative to the Merger. In addition, we were not retained to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspect of the Merger, or alternatives available to the Merger.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion as of the date hereof that the Merger Consideration is fair, from a financial point of view, to the holders of common stock of the Company.

Sincerely,

/s/ Lake Street Capital Markets, LLC

Lake Street Capital Markets, LLC

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Appendix D

Dissenters’ Rights Provisions

Minnesota Statutes	Section 302A.471	Rights of dissenting shareholders

Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

(1) alters or abolishes a preferential right of the shares;

(2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

(4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or

(5) eliminates the right to obtain payment under this subdivision;

(b) a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

(c) a plan of merger, whether under this chapter or under chapter 322B or 322C, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;

(d) a plan of exchange, whether under this chapter or under chapter 322B or 322C, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring organization, except as provided in subdivision 3;

(e) a plan of conversion is adopted by the corporation and becomes effective;

(f) an amendment of the articles in connection with a combination of a class or series under section 302A.402 that reduces the number of shares of the class or series owned by the shareholder to a fraction of a share if the corporation exercises its right to repurchase the fractional share so created under section 302A.423; or

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(g) any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

Subdivision 2. Beneficial owners. (a) A shareholder shall not assert dissenters’ rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

(b) A beneficial owner of shares who is not the shareholder may assert dissenters’ rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

Subdivision 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

(b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters’ rights.

(c) Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.613, subdivision 4, or 302A.621, is limited in accordance with the following provisions:

(1) The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange, NYSE MKT LLC, the Nasdaq Global Market, the NASDAQ Global Select Market, the Nasdaq Capital Market, or any successor to any such market.

(2) The applicability of clause (1) is determined as of:

(i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subdivision 1; or

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(ii) the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.

(3) Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of a domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.

Subdivision 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set forth in paragraph (c) of subdivision 3, do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

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Minnesota Statutes	Section 302A.473	Procedures for asserting dissenters’ rights

Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

(b) “Corporation” means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

(c) “Fair value of the shares” means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

(d) “Interest” means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09, subdivision 1, paragraph (c), clause (1).

Subdivision 2. Notice of action. (a) If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

(b) In connection with a qualified offer as described in section 302A.613, subdivision 4, the constituent corporation subject to the offer may, but is not required to, send to all shareholders a written notice informing each shareholder of the right to dissent and must include a copy of this section and section 302A.471 and a brief description of the procedure to be followed under these sections. To be effective, the notice must be sent as promptly as practicable at or following the commencement of the offer, but in any event at least ten days before the consummation of the offer.

Subdivision 3. Notice of dissent. If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters’ rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action. If the proposed action is to be effected pursuant to section 302A.613, subdivision 4, and the corporation has elected to send a notice of action in accordance with subdivision 2, paragraph (b), a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters’ rights must not tender the shares owned by the shareholder in response to the offer and must file with the corporation a written notice of intent to demand the fair value of the shares owned by the shareholder. Written notice must be filed with the corporation before the consummation of the offer.

Subdivision 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send (i) in any case where subdivision 3 is applicable, to all shareholders who have complied with subdivision 3, (ii) in any case where a written action of shareholders gave effect to the action creating the right to obtain payment under section 302A.471, to all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) in any other case, to all shareholders entitled to dissent, a notice that contains:

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(1) the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

(2) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

(3) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

(4) a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

(b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

Subdivision 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

(1) the corporation’s closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

(2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

(3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

(b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

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(c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

Subdivision 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter’s own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

Subdivision 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the Rules of Civil Procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the Rules of Civil Procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

Subdivision 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

(b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

(c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

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WSI INDUSTRIES

WSI INDUSTRIES, INC.
213 CHELSEA ROAD
MONTCELLO, MN 55362

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The Board of Directors Recommends a Vote FOR Each Proposal Below.

NOTE: THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL. PLEASE SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000389270_1 R1.0.1.17

WSI INDUSTRIES, INC.
SPECIAL MEETING OF SHAREHOLDERS

Wednesday, November 7, 2018
10:00 a.m. Central Time

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders:
The Notice and Proxy Statement are available at www.wsiindustries.com under "Investor Relations" and then "Special Meeting Materials.

WSI INDUSTRIES, INC.
Special Meeting of Shareholders
November 7, 2018 10:00 AM CT
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Michael J. Pudil or Paul D. Sheely, or any of them, as proxy (with full power to act alone and with the power of substitution and revocation) to represent the undersigned at the WSI Industries, Inc. Special Meeting of Shareholders to be held at 10:00 a.m. Central Time at the offices of Ballard Spahr LLP at 2000 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402 on Wednesday, November 7, 2018, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of common stock of WSI Industries, Inc. of record in the name of the undersigned at the close of business on September 28, 2018, hereby revoking all former proxies.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000389270_2 R1.0.1.17